                                                                  EXHIBIT 10.27
================================================================================


                             PARTICIPATION AGREEMENT

                          (LSI LOGIC TRUST NO. 2001-A)

                           Dated as of April 20, 2001

                                      Among

                             LSI LOGIC CORPORATION,
                                   as Lessee,

              FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its
           individual capacity except as expressly stated herein, but solely as Certificate Trustee,

                     FIRST SECURITY TRUST COMPANY OF NEVADA,
               not in its individual capacity except as expressly
                       stated herein, but solely as Agent,


                       THE PERSONS NAMED ON SCHEDULE I-A,
                           as Certificate Purchasers,

                                       and

                       THE PERSONS NAMED ON SCHEDULE I-B,
                                   as Lenders

================================================================================

                     BANK OF AMERICA , NATIONAL ASSOCIATION,
                                as Lead Arranger

                              FLEET NATIONAL BANK,
                             as Documentation Agent

                         KEYBANK, NATIONAL ASSOCIATION,
                              as Syndication Agent

                                TABLE OF CONTENTS


SECTION                                     HEADING                                         PAGE
ARTICLE I             DEFINITIONS............................................................1

      Section 1.1.    Use of Defined Terms...................................................1
      Section 1.2.    Accounting Terms.......................................................2
      Section 1.3.    Exhibits and Schedules.................................................2
      Section 1.4.    Miscellaneous Terms....................................................2

ARTICLE II            EFFECTIVENESS; GENERAL PROVISION.......................................2

      Section 2.1.    Effectiveness of Agreement.............................................2
      Section 2.2.    [Reserved].............................................................5
      Section 2.3.    Fundings Generally.....................................................5
      Section 2.4.    Application of Funds...................................................7
      Section 2.5.    Advance Dates..........................................................7
      Section 2.6.    Participants' Instructions to Certificate Trustee and
                          Payments to Participants...........................................8
      Section 2.7.    Nature of Transaction..................................................9
      Section 2.8.    Amounts Due............................................................9
      Section 2.9.    Computations..........................................................10
      Section 2.10.   Determination of Interest Rate, Yield Rate and Payment
                          Periods...........................................................10
      Section 2.11.   Obligations Several; Joint Creditors..................................12
      Section 2.12.   [Reserved]............................................................12
      Section 2.13.   [Reserved]............................................................12
      Section 2.14.   Fees..................................................................12
      Section 2.15.   [Reserved]............................................................13
      Section 2.16.   Replacement of Unqualified Participants...............................13
      Section 2.17.   Distribution..........................................................14
      Section 2.18.   Extension of Lease Expiration Date and Final Maturity Date............14

ARTICLE III           CONDITIONS TO ADVANCES................................................15

      Section 3.1.    Conditions to Each Advance............................................15

ARTICLE IV            REPRESENTATIONS AND WARRANTIES........................................18

      Section 4.1.    Representations and Warranties of Lessee..............................18
      Section 4.2.    Representations and Warranties of each Participant....................24
      Section 4.3.    Representations and Warranties of Certificate Trustee.................26
      Section 4.4.    Representations and Warranties of Agent...............................28

ARTICLE V             COVENANTS OF LESSEE...................................................29

      Section 5.1.    Affirmative Covenants.................................................29
      Section 5.2.    Negative Covenants....................................................34

      Section 5.3.    Financial Covenants...................................................37
      Section 5.4.    General Covenants.....................................................38

ARTICLE VI            OTHER COVENANTS AND AGREEMENTS........................................38

      Section 6.1.    Cooperation with Lessee...............................................38
      Section 6.2.    Covenants of Certificate Trustee, Agent and the
                          Participants......................................................39
      Section 6.3.    Assignments...........................................................41
      Section 6.4.    Participations........................................................44

ARTICLE VII           INDEMNIFICATION AND ADDITIONAL PAYMENTS...............................44

      Section 7.1.    General Indemnification...............................................44
      Section 7.2.    General Tax Indemnity.................................................47
      Section 7.3.    Withholding Taxes.....................................................52
      Section 7.4.    Increased Costs.......................................................53
      Section 7.5.    Funding Losses........................................................55
      Section 7.6.    Gross Up..............................................................55
      Section 7.7.    Nonconformance Indemnity..............................................56
      Section 7.8.    Payment of Indemnities................................................56

ARTICLE VIII          AGENT.................................................................56

      Section 8.1.    Appointment of Agent; Powers and Authorization to Take
                          Certain Actions...................................................56
      Section 8.2.    Reliance..............................................................57
      Section 8.3.    Action Upon Instructions Generally....................................58
      Section 8.4.    Indemnification.......................................................58
      Section 8.5.    Independent Credit Investigation......................................59
      Section 8.6.    Refusal to Act........................................................59
      Section 8.7.    Resignation or Removal of Agent; Appointment of Successor.............59
      Section 8.8.    Separate Agent........................................................60
      Section 8.9.    Termination of Agency.................................................60
      Section 8.10.   Compensation of Agent.................................................61
      Section 8.11.   Limitations...........................................................61

ARTICLE IX            MISCELLANEOUS.........................................................61

      Section 9.1.    Survival of Indemnities...............................................61
      Section 9.2.    No Broker, etc........................................................61
      Section 9.3.    Notices...............................................................62
      Section 9.4.    Counterparts..........................................................62
      Section 9.5.    Amendments............................................................62
      Section 9.6.    Headings, etc.........................................................63
      Section 9.7.    Parties in Interest...................................................63
      Section 9.8.    Governing Law.........................................................63
      Section 9.9.    Payment of Transaction Costs and Other Costs..........................63
      Section 9.10.   Severability..........................................................64

      Section 9.11.   Limited Liability of Certificate Trustee..............................64
      Section 9.12.   Liabilities of the Participants.......................................64
      Section 9.13.   Submission to Jurisdiction; Waivers...................................65
      Section 9.14.   Reproduction of Documents.............................................65
      Section 9.15.   Role of Arranger......................................................65
      Section 9.16.   Substitution of Participant...........................................66
      Section 9.17.   Payments in Dollars...................................................66
      Section 9.18.   Confidentiality.......................................................66
      Section 9.19.   Quarterly Lease Supplements...........................................67
      Section 9.20.   Amortization..........................................................67
      Section 9.21.   Savings Clause........................................................67

Signatures..................................................................................68

APPENDIX 1        Definitions
SCHEDULE I-A      Certificate Purchaser Commitments
SCHEDULE I-B      Lender Commitments
SCHEDULE II       Addresses For Notice; Wire Instructions
SCHEDULE III      General Description of Equipment
SCHEDULE 4.1(d)   Governmental Consents
SCHEDULE 4.1(g)   Litigation
SCHEDULE 4.1(l)   Significant Subsidiaries
SCHEDULE 5.2(c)   Existing Encumbrances

EXHIBIT A         Form of Advance Request
EXHIBIT B         Form of Assignment Agreement
EXHIBIT C         Form of Equipment Bill of Sale
EXHIBIT D         Form of Lease Intended as Security
EXHIBIT E         Form of Trust Agreement
EXHIBIT F         Form of Loan Agreement
EXHIBIT G         Form of Assignment of Lease and Rent
EXHIBIT H         Form of Opinion of Counsel to Certificate Trustee
EXHIBIT I         Form of Opinion of In-House Counsel to Lessee
EXHIBIT J         Form of Opinion of Special Counsel to Lessee
EXHIBIT K         Form of Subordination Provisions

                             PARTICIPATION AGREEMENT

        This PARTICIPATION AGREEMENT, dated as of April 20, 2001 (this "Agreement"), is among LSI LOGIC CORPORATION, a Delaware corporation, as Lessee; FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as expressly stated herein, but solely as Certificate Trustee and Lessor; FIRST SECURITY TRUST COMPANY OF NEVADA, not in its individual capacity except as expressly stated herein, but solely as Agent; the Persons named on Schedule I-A hereto (together with their respective permitted successors, assigns and transferees), as Certificate Purchasers; the Persons listed on Schedule I-B hereto (together with their respective permitted successors, assigns and transferees), as Lenders (the "Lenders").

                              PRELIMINARY STATEMENT

        A. The Lessee, the Certificate Trustee, the Certificate Purchasers, the Lenders and the Agent have entered into this Participation Agreement for the purpose of providing financing for the acquisition of the Items of Equipment from each Seller (including the reimbursement to Lessee or an Affiliate if the Items of Equipment were previously acquired thereby) and the leasing of such Items of Equipment thereof to the Lessee.

        B. The Certificate Purchasers are willing to provide to Lessor a portion of the funding of the Purchase Price of the Items of Equipment.

        C. The Lessor wishes to obtain, and the Lenders are willing to provide, financing for the remaining portion of the funding of the Purchase Price of the Items of Equipment.

        D. The Lessee contemplates leasing the Items of Equipment from the Lessor pursuant to the Lease.

        E. To secure such financing, the Participants will have the benefit of a Lien in the Items of Equipment and the other Lessee Collateral.

        NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        Section 1.1. Use of Defined Terms. Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix I hereto for all purposes hereof; and the rules of interpretation set forth in Appendix I hereto shall apply to this Agreement.

LSI Trust No. 2001-A                                     Participation Agreement

        Section 1.2. Accounting Terms. All accounting terms not specifically defined in Appendix I hereto shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, except as otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles change during the term of this Agreement such that the covenants contained in Sections 5.2 and 5.3 would then be calculated in a different manner or with different components, the parties hereto agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Lessee's consolidated financial condition to substantially the same criteria as were effective prior to such change in Generally Accepted Accounting Principles; provided, however, that until the parties hereto so amend this Agreement, all such covenants shall be calculated in accordance with Generally Accepted Accounting Principles as in effect immediately prior to such change.

        Section 1.3. Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

        Section 1.4. Miscellaneous Terms. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.


                                   ARTICLE II

                        EFFECTIVENESS; GENERAL PROVISION

        Section 2.1. Effectiveness of Agreement. This Agreement shall be effective as of the Document Closing Date upon the satisfaction of each of the following conditions:

               (a) Authorization, Execution and Delivery of Documents; No Default. The Operative Documents shall have been duly authorized, executed and delivered by each of the parties thereto, shall be in form and substance reasonably satisfactory to Lessee and each Participant and an executed counterpart of each thereof (except for the Certificates and the Notes, originals of which shall only be delivered to the applicable Participant) shall have been received by each of the Participants, Agent, Certificate Trustee and Lessee. Each Participant shall have received an original, duly executed Note and/or Certificate, as applicable, registered in such Participant's name. Each of the documents referred to above shall be in full force and effect as to all parties and no Lease Default or Lease Event of Default shall have occurred or be continuing.

               (b) Legal Opinions. Each Participant, Agent and Certificate Trustee shall have received favorable opinions, in each case, dated the Document Closing Date of (i) [Ray, Quinney & Nebeker], special counsel to Certificate Trustee, substantially in the

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LSI Trust No. 2001-A                                     Participation Agreement


        form attached hereto as Exhibit H and (ii) counsel or Assistant General Counsel of Lessee, substantially in the form attached hereto as Exhibit I and (iii) Latham & Watkins, special counsel to Lessee, substantially in the form attached hereto as Exhibit J, or in each case, in form and substance reasonably satisfactory to such recipient.

               (c) Governmental and Third Party Approvals. All necessary or advisable Governmental Actions, and all consents, approvals and authorizations of Persons other than Governmental Agencies, required as of the Document Closing Date in connection with the Overall Transaction, shall have been obtained or made and be in full force and effect and not be subject to any pending procedures or appeals, whether administrative, judicial or otherwise, except for any Governmental Action, consent, approval or authorization the failure to obtain which, or the appeal of or further procedures with respect to which, would not reasonably be expected to have a Material Adverse Effect.

               (d) Corporate Status and Proceedings. Each of the Participants, Agent and Certificate Trustee shall have received:

                       (i) a copy of the certificates of good standing with
               respect to Lessee from the appropriate Governmental Agency of the jurisdiction of its formation, dated no earlier than the 10th day prior to the Document Closing Date (unless otherwise agreed to by Agent); and

                       (ii) certificates of the Secretary or Assistant Secretary
               of Lessee, in form and substance reasonably satisfactory to Agent and the Participants, and attaching and certifying as to (A) the directors' resolutions in respect of the execution, delivery and performance by Lessee of each Operative Document to which it is or will be a party, (B) its articles of incorporation and by-laws, and (C) the incumbency and signatures of persons authorized to execute and deliver the Operative Documents on behalf of Lessee.

               (e) Certificate Trustee Secretary's Certificate. Each Participant, Agent and Lessee shall have received (x) a certificate of the Secretary or Assistant Secretary of Certificate Trustee attaching and certifying as to: (i) the corporate authority for the execution, delivery and performance by Certificate Trustee of each Operative Document to which it is or will be a party, (ii) its organizational documents, (iii) its by-laws, and (iv) the incumbency and signature of persons authorized to execute and deliver such documents on behalf of Certificate Trustee, and (y) a good standing certificate from the appropriate Governmental Agency as to Certificate Trustee's good standing in its jurisdiction of formation.

               (f) Representations and Warranties. Each representation and warranty of Lessee, the Participants and Certificate Trustee contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of the Document Closing Date, except that any such representation or warranty which is expressly made only as of an earlier date need be true and correct in all material respects only as of such date.

LSI Trust No. 2001-A                                     Participation Agreement


               (g) Appraisal. Each Participant, Agent, Certificate Trustee and Lessee shall have received a copy of an appraisal (the "Appraisal") on or before the Document Closing Date of the Items of Equipment to be financed during the Lease Term from the Appraiser in form and substance satisfactory to the Participants, which shall establish (by the use of appraisal methods satisfactory to such Participants) the remaining useful life of such Items of Equipment as of such Document Closing Date and the Fair Market Value of such Items of Equipment as of the Document Closing Date, the Base Term Commencement Date and the last day of the Base Term.

               (h) Lessee Certificate. Each Participant, Agent and Certificate Trustee shall have received a certificate from Lessee, dated the Document Closing Date, certifying to the effect that:

                       (i) all representations and warranties of Lessee
               contained in the Operative Documents are true and correct in all material respects as though made on and as of the Document Closing Date, except that any such representation or warranty which is expressly made only as of an earlier date need be true and correct in all material respects only as of such date;

                       (ii) no Lease Event of Default or, to the knowledge of
               the officer signatory thereto, Lease Default, has occurred and is continuing; and

                       (iii) as to the truth and correctness of the matters set
               forth in clause (c) of this Section 2.1.

               (i) Certificate Trustee Certificate. Each Participant, Lessee and Agent shall have received a certificate from Certificate Trustee, dated the Document Closing Date, certifying to the effect that:

                       (i) all representations and warranties of Bank and
               Certificate Trustee contained in the Operative Documents are true and correct in all material respects; and

                       (ii) Bank and Certificate Trustee have performed and
               complied with all agreements and conditions contained in the Operative Documents required to be performed or complied with by Bank and Certificate Trustee on or prior to the date hereof.

               (j) No Material Adverse Change. No material adverse change shall have occurred with respect to the condition, financial or otherwise, of Lessee since December 31, 2000.

               (k) Fees and Transaction Costs. The Arranger, Agent and each Participant shall have received payment of all Fees and Transaction Costs due and payable to them on or prior to the Document Closing Date.

LSI Trust No. 2001-A                                     Participation Agreement


        All documents and instruments required to be delivered on the Document Closing Date to any party shall be delivered at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, or at such other location as the Agent and Lessee may agree. The release by any party of its counterparts to this Agreement shall constitute conclusive evidence of its satisfaction with the form and substance of each of the items so delivered under this Section 2.1.

        Section 2.2. [Reserved].

        Section 2.3. Fundings Generally. (a) Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, upon receipt of an Advance Request in accordance with Section 2.5, on each Advance Date, Certificate Trustee shall make an Advance to Lessee for the payment of the Purchase Price of the Items of Equipment being acquired on such Advance Date. On each Advance Date, each Certificate Purchaser shall acquire its interest in the Items of Equipment being acquired and each Lender making a Loan pursuant to the Loan Agreement will assist in funding Certificate Trustee's Advance, in each case, by making available to Certificate Trustee by wire transfer in accordance with the instructions set forth in the Advance Request an amount in immediately available funds on such Advance Date equal to such Participant's Commitment Percentage of the aggregate amount of the requested Advance.

        (b) Notes and Certificates. Each Lender's Loans shall be evidenced by a separate Note issued by the Certificate Trustee to such Lender and repayable in accordance with, and with Interest accruing pursuant to, the terms of the Loan Agreement. The amounts made available by each Certificate Purchaser shall be evidenced by a separate Certificate issued by Certificate Trustee to each Certificate Purchaser. Each Certificate shall accrue Yield at the Yield Rate on the Certificate Amount thereof, payable as more fully set forth in the Trust Agreement.

        (c) Advances to Lessee. Any Advance required to be made by Certificate Trustee pursuant to any Operative Document shall be made by the Participants making funds available to Agent in the amount of such Advance to be disbursed by Agent on behalf of Certificate Trustee to the applicable Seller (including the reimbursement to Lessee or an Affiliate of Lessee if the Items of Equipment were previously acquired thereby) or, with respect to Transaction Costs, the Persons entitled thereto. Such funding by the Participants shall be deemed to constitute
(i) the required funding from the Participants to Certificate Trustee, and (ii) the corresponding Advance by Certificate Trustee to Lessee.

        (d) Advances; Limitations and Limits. In addition to any other provision hereof, Certificate Trustee shall not be obligated to make an Advance to Lessee, and no Lender shall be obligated to fund any Loan, and no Certificate Purchaser shall be required to fund any Certificate Amount on any Advance Date if, after giving effect to such Advance, (i) the aggregate outstanding amount of Loans and Certificate Amounts would exceed the Commitment Amount or (ii) the aggregated amount of funds so provided by such Participant would exceed the amount of its Commitment.

LSI Trust No. 2001-A                                     Participation Agreement


        There shall be no more than one Advance made during any calendar month, which shall be made on the Advance Date occurring in such calendar month, and no more than 12 Advances in the aggregate. Each Advance shall be in a minimum amount not less than the lesser of $2,000,000 or the combined available Commitment of all of the Participants or such other amount as Lessee and Agent shall agree. All remittances made by Certificate Purchasers and Lenders for the funding of any Advance shall be made in immediately available federal funds by wire transfer to Agent for deposit not later than 9:00 a.m. California time, on the applicable Advance Date. The funding by each Certificate Purchaser and each Lender to Agent of its respective portion of an Advance shall constitute authorization and direction by such party to Agent to make an Advance on behalf of Certificate Trustee pursuant to the Operative Documents.

        (e) Termination of Commitments. Notwithstanding anything in this Agreement to the contrary, the Commitments shall terminate and Certificate Trustee shall not be obligated to make any Advance, and no Participant shall be obligated to make any fundings in respect of any Advance, and no Advance Date may thereafter occur upon the occurrence of the earliest of (A) 2:00 p.m. California time on the last day of the Commitment Period, and (B) a termination of the Lenders' Commitments pursuant to Section 6.2 of the Loan Agreement.

        (f) Commitment Reduction. At the option of the Lessee, one time during the Commitment Period, exercisable by written notice to the Agent, the Lessee may request the Agent to reduce the aggregate unused portion of the Available Commitments and the Agent shall notify the Participants of such request and the Participants shall each reduce the unused portion of their respective Commitments, subject to the following provisions:

               (i) such notice from the Lessee shall specify the aggregate amount of such reduction for all Participants, which amount shall be either (x) $1,000,000 or an integral multiple thereof, or (y) the remaining unfunded amount of the Available Commitments;

               (ii) such notice shall specify the effective date of such reduction, such effective date to be a date not earlier than fifteen
        (15) days after the date of such notice; and

               (iii) any reduction of the Available Commitments with respect to the Lenders and the Certificate Holders shall be made pro rata among the Participants based upon their respective amounts of the Commitments.

        (g) Advances; Exceptions to Pro Rata Funding. To the extent any portion of an Advance consists of any Noneligible Accrued Amounts payable on any Advance Date to any applicable Participant (whether a Lender or a Certificate Purchaser) which is, or whose Affiliate is, a Certificate Purchaser, then (i) the Certificate Holders shall make available on a pro rata basis in accordance with their respective Percentage Shares the portion of such Advance equal to the aggregate amount of such Noneligible Accrued Amounts payable to such Participants on such Advance Date, and (ii) all Participants shall make available funds equal to their pro rata share (calculated in accordance with this Section 2.3) of the portion of such Advance not consisting of such Noneligible Accrued Amounts.

LSI Trust No. 2001-A                                     Participation Agreement


        For purposes of this Section 2.3(g) the following terms shall have the meanings set forth below:

               "Noneligible Accrued Amounts" means the (i) Yield and (ii) Fees and Transaction Costs which are payable directly to any Participant if such Participant or an Affiliate of such Participant is also a Certificate Purchaser; provided, however, that in no event shall "Noneligible Accrued Amounts" include (x) Transaction Costs payable to any agent, representative or outside counsel of any Participant if such Person is not considered an Affiliate of a Certificate Purchaser or (y) premiums or proceeds from residual value insurance.

               "Percentage Shares" shall mean the percentage under the heading Noneligible Accrued Amount Commitment Percentage set forth on Schedule I-A to the Participation Agreement.

        Section 2.4. Application of Funds. On each Advance Date, to the extent that the Participants have Funded the amounts in the related Advance Request, upon the satisfaction of the terms and conditions of this Agreement, Certificate Trustee (or Agent on its behalf) shall make an Advance from funds made available by the Participants pursuant to Section 2.3 and Section 2.5 in the amount specified in the applicable Advance Request directly to the applicable Seller (which may be Lessee or an Affiliate thereof if so requested in the Advance Request) or, with respect to Transaction Costs, the Persons entitled thereto, in each case, to pay for the Purchase Price of the Items of Equipment to be acquired on such Advance Date.

        Section 2.5. Advance Dates. (a) Notice and Closing. At least three Business Days prior to each proposed Advance Date, which shall be, in the case of the initial Advance Date, the Document Closing Date and, in the case of each other Advance Date, a Payment Date, Lessee shall deliver to Agent and Certificate Trustee an irrevocable written notice substantially in the form of Exhibit A (an "Advance Request"), (and upon receipt thereof, Agent shall promptly forward such Advance Request to each Participant) setting forth:

               (i) the proposed Advance Date;

               (ii) a description of the Items of Equipment to be acquired and the Purchase Price (include a detailed description of the Transaction Costs to be funded by such Advance) applicable to each such Item of Equipment;

               (iii) a statement of the amount of the requested Advance;

               (iv) a certification by Lessee that (A) such Advance complies with the limitations and conditions set forth in Section 2.3(d), and (B) all conditions to the making of such Advance under Section 3.1 have been satisfied except to the extent previously waived; and

LSI Trust No. 2001-A                                     Participation Agreement


               (v) wire transfer instructions for the disbursement of the appropriate amount of funds to the applicable Seller (which may be Lessee or an Affiliate) and, with respect to Transaction Costs, the Persons entitled thereto.

        All documents and instruments required to be delivered on any Advance Date pursuant to the Operative Documents shall be delivered to the Agent, or at such other location as the Agent and Lessee may agree. On the scheduled Advance Date, and subject to the satisfaction of the conditions set forth in this
Section 2.5(a) and in Section 3.1, Participants shall fund the amount of the Advance by wire transfer to Agent for disbursement by the Agent (on behalf of Certificate Trustee) in the manner described in Section 2.4.

        (b) Commitment. Subject to compliance by Lessee with the terms of this Agreement and the satisfaction or waiver of the conditions set forth in this
Article II and in Article III, the Participants shall disburse the respective amounts of their Commitments in accordance with the requirements of this Agreement and the other Operative Documents.

        (c) Notes, Certificates; Notations. Each Participant is hereby authorized to record the date and amount of each funding made in respect of an Advance, each payment or repayment of principal or Certificate Amount (as the case may be) and the length of each Payment Period with respect thereto on the grid annexed to and constituting a part of each Note and/or Certificate issued to such Participant, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, that the failure to make any such recordation or any errors in such recordation shall not affect the obligation of Certificate Trustee under such instrument or the corresponding obligation of Lessee to pay Rent (including any Lease Balance).

        Section 2.6. Participants' Instructions to Certificate Trustee and Payments to Participants. (a) Each Participant agrees that the making of its monies available pursuant to Sections 2.3 and 2.5 shall constitute, without further act, an authorization and a direction by such Participant to Certificate Trustee to take the actions specified in Section 1.1 of the Trust Agreement.

        (b) The parties to this Agreement hereby agree that any payment required to be made to the Participants by Certificate Trustee pursuant to any Operative Document may be made directly by Lessee to Agent for the benefit of the Participants, in lieu of the corresponding payment required to be made by Lessee to Certificate Trustee pursuant to any Operative Document. Such payment by Lessee to Agent for the benefit of the Participants, shall be deemed to constitute (i) the required payment from Lessee to Certificate Trustee, and (ii) the corresponding payment by Certificate Trustee to the Participants.

        (c) Article III of the Loan Agreement is for the benefit of the Certificate Purchasers and they are entitled to enforce the provisions thereof.


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LSI Trust No. 2001-A                                     Participation Agreement


        Section 2.7. Nature of Transaction. It is the intention of the parties that:

               (a) the Overall Transaction constitutes an operating lease from Lessor to Lessee for purposes of Lessee's financial reporting purposes under Generally Accepted Accounting Principles;

               (b) for other purposes, including federal, state and local income tax, property tax, transfer tax, bankruptcy (including the substantive law upon which bankruptcy proceedings are based) and commercial law and UCC purposes:

                       (i) the Overall Transaction constitutes a financing by
               the Participants to Lessee, the Overall Transaction preserves beneficial ownership in the Items of Equipment in Lessee, and the obligations of Lessee to pay Interim Rent and, other than any principal component thereof, Basic Rent, shall be treated as payments of interest to the Participants, and the payment by Lessee of any amounts in respect of the Lease Balance shall be treated as payments of principal to the Participants; and

                       (ii) Lessor holds title in the Items of Equipment as
               security for Lessee's obligations under the Operative Documents, and the Lease grants a Lien and security interest in the Items of Equipment and the other Lessee Collateral in favor of the Lessor and for the benefit of the Participants; and

                       (iii) the Assignment of Lease and Rent creates Liens and
               security interests in the Lessor Collateral for the benefit of Agent for all of the Participants, to secure Lessor's payment and performance of its obligations under the Operative Documents.

Nevertheless, Lessee acknowledges and agrees that none of the Arranger, Certificate Trustee, Agent or any Participant has made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Documents or any aspect of the Overall Transaction and that Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents and the Overall Transaction as it deems appropriate.

        Section 2.8. Amounts Due. (a) Anything else herein or elsewhere to the contrary notwithstanding, it is the intention of Lessee, Certificate Trustee and Participants that (i) the amount and timing of installments of Interim Rent and Basic Rent due and payable from time to time from Lessee under the Lease shall be equal to the aggregate payments due and payable in respect of Interest accrued on the Notes, Yield accrued on the Certificates and principal, if any, due with respect to the Notes, on each Payment Date; (ii) if Lessee elects the Purchase Option, the principal of the Notes, the Certificate Amounts, all Interest and Yield thereon, all Fees and Transaction Costs and all other obligations of Lessee owing to the Participants, Agent and Certificate Trustee shall be paid in full by Lessee in accordance with Article 12.1(b) of the Lease;
(iii) if Lessee properly elects the Sale Option and sells or returns the Items of Equipment in accordance with Article 12 of the Lease, Lessee shall only be required to pay the Sale Proceeds, if any, of the sale of the Items of Equipment and, if the Sale Proceeds are less than the

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LSI Trust No. 2001-A                                     Participation Agreement


Lease Balance, the lesser of (x) the amount of such difference and (y) the Applicable Percentage Amount, all in accordance with Article 12 of the Lease, and any amounts due pursuant to Section 7.7 hereof (which aggregate amounts may be less than the Lease Balance); and (iv) upon a Lease Event of Default resulting in an acceleration of Lessee's obligation to purchase all but not less than all of the Items of Equipment under the Lease, the amounts then due and payable by Lessee under the Lease shall include all amounts necessary to pay in full the outstanding principal under the Notes, the Certificate Amounts and all accrued Interest and Yield thereon, plus all other amounts then payable by Lessee to Participants, Agent and Certificate Trustee under the Operative Documents.

        (b) Lessee shall pay or repay the Advances at such times and in such amounts as the Lease Balance becomes due and payable, which payment obligations shall be satisfied by and to the extent of any payment made by or on behalf of the Lessee pursuant to the Operative Documents of Rent, the Lease Balance, the Purchase Amount, the Sale Proceeds or the Applicable Percentage Amount, as the case may be.

        Section 2.9. Computations. For all purposes under the Operative Documents, all computations of Interest, Yield and other accrued amounts (including, without limitation, the Overdue Rate) shall be made on the basis of a 360-day year and the actual days elapsed, subject to Section 2.10(c).

        Section 2.10. Determination of Interest Rate, Yield Rate and Payment Periods. (a) The amount of principal outstanding on the Notes shall accrue Interest at the rate per annum equal to the applicable Interest Rate. The amount of Certificate Amounts outstanding from time to time shall accrue Yield at the rate per annum equal to the Yield Rate. Agent shall as soon as practicable, but in no event later than 10:00 a.m., California time, two Business Days prior to the effectiveness of each LIBO Rate, notify Lessee, Certificate Trustee, Certificate Purchasers and Lenders of such LIBO Rate and the corresponding Interest Rate and Yield Rate, as applicable, but failure to so notify shall not affect the obligations of the parties hereunder or under the other Operative Documents. Accrued Interest and Yield shall be due and payable on each applicable Payment Date and on the Lease Expiration Date. If all or any portion of the principal under the Notes, the Certificate Amounts, any accrued Interest or Yield payable thereon or any other amount payable hereunder shall not be paid when due (whether at stated maturity, acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate and shall be payable from time to time on demand as Supplemental Rent.

        (b)(i) If:

               (A) any Certificate Purchaser or Lender shall determine in good faith (which determination shall, upon written notice (in reasonable detail) thereof to Lessee, be conclusive and binding on Lessee) that

                       (1) a Change in Law after the date hereof makes it
               unlawful, or the applicable central bank or other applicable Governmental Agency asserts that it is unlawful, for such Participant or its principal bank Affiliate to make, continue or

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LSI Trust No. 2001-A                                     Participation Agreement


               maintain any amount of such Participant's investment in the Notes or Certificates on a LIBO Rate basis, or

                       (2) deposits in Dollars (in the applicable amounts) are
               not being offered to such Participant or its principal bank Affiliate in the relevant market for the applicable Payment Period, or that, by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate, or

               (B) Any Certificate Purchaser or Lender determines in good faith (which determination shall, upon written notice thereof to Lessee, be conclusive and binding upon Lessee) that the LIBO Rate, as determined by such Certificate Purchaser or Lender, will not adequately and fairly reflect the cost to any Certificate Purchaser or Lender or its principal bank Affiliate of maintaining or funding its investments for the applicable Payment Period, or that the making or funding of such Certificate Purchaser's or Lender's investment hereunder on a LIBO Rate basis has become impracticable as a result of an event occurring after the date hereof which in the opinion of such Certificate Purchaser or Lender materially changes such investment, or

               (C) a Lease Event of Default shall have occurred and be continuing,

then, subject to Section 9.16, the obligations of such Participant to make, continue or maintain any such investment on a LIBO Rate basis shall, upon such determination, forthwith be suspended until such Participant shall notify Lessee that such circumstances no longer exist, and all Interest or Yield allocable to the fundings made or to be made by such Participant shall automatically be determined on an Alternate Base Rate basis beginning on the Advance Date or the next immediately succeeding Payment Date with respect thereto or sooner, if required by such law, assertion or determination; provided, however, that, with respect to clauses (A) and (B) above, such Participant is also not making, continuing or maintaining similar investments to similarly situated customers on a LIBO Rate basis. Each Participant affected by any Change in Law which makes it unlawful or impossible for such Participant to make, continue or maintain any investment in the Notes or Certificates on a LIBO Rate basis shall use reasonable commercial efforts (including changing the jurisdiction of its applicable lending offices) to avoid the effect of such Change in Law if, in the reasonable opinion of such Participant, such efforts would not be disadvantageous to such Participant or contrary to such Participant's normal banking practices. Subject to the rights of the Participants following a Lease Event of Default, the provisions of this clause (b)(i) shall not limit the right of Lessee to receive Advances funded by Certificate Purchasers and Lenders that bear interest at the Alternate Base Rate.

        (ii) [Reserved]

        (c) During such time as the LIBO Rate applies to any of the Notes or Certificates, Interest in respect of such Notes and Yield in respect of such Certificates shall be calculated on the basis of a 360-day year and the actual days elapsed. During such time as the Alternate Base Rate determined by reference to the Reference Rate applies to any of the Notes or Certificates, Interest in respect of such Notes and Yield in respect of such Certificates shall be calculated on

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LSI Trust No. 2001-A                                     Participation Agreement


the basis of a 365 (or 366, as applicable) day year and the actual days elapsed. During such time as the Alternate Base Rate determined by reference to the Federal Funds Effective Rate applies to any of the Notes or Certificates, Interest in respect of such Notes and Yield in respect of such Certificates shall be calculated on the basis of a 360-day year and the actual days elapsed.

        (d) Each determination of an Interest Rate or Yield Rate pursuant to any provision of this Agreement or any other Operative Document shall be conclusive and binding on Certificate Trustee, Lessee and the Participants in the absence of manifest error.

        Section 2.11. Obligations Several. The obligations of the Participants hereunder or elsewhere in the Operative Documents shall be several and not joint; and no Participant shall be liable or responsible for the acts or defaults of any other party hereunder or under any other Operative Document.

        Section 2.12. [Reserved].

        Section 2.13. [Reserved].

        Section 2.14. Fees. Lessee shall pay during the Lease Term any and all fees described in the succeeding provisions of this Section 2.14 (collectively, "Fees"):

               (a) (i) Lessee shall pay to each Lender through the Agent, on each Payment Date occurring in each calendar month during the Commitment Period, and on the last day of the Commitment Period, a commitment fee at a rate per annum equal to the Applicable Lender Commitment Fee Margin on the unused Commitment of such Lender hereunder, during the preceding one-month period (or other period commencing on the Document Closing Date or ending on the last day of the Commitment Period). Such fee shall commence to accrue on the Document Closing Date and shall cease to accrue on the day prior to the last day of the Commitment Period;

               (ii) Lessee shall pay to each Certificate Purchaser, on each Payment Date occurring in each calendar month during the Commitment Period, and on the last day of the Commitment Period, an unused commitment fee at a rate per annum equal to .30% on the unused Commitment of such Certificate Purchaser hereunder during the preceding one-month period (or other period commencing on the Document Closing Date or ending on the last day of the Commitment Period). Such fee shall commence to accrue on the Document Closing Date and shall cease to accrue on the day prior to the last day of the Commitment Period;

               (iii) Lessee shall pay to Agent for the benefit of each Participant on the Document Closing Date for its own account an upfront fee equal to the Participant's Commitment multiplied by the applicable percentage set forth opposite the respective Commitment below:

LSI Trust No. 2001-A                                     Participation Agreement


             COMMITMENT                                         UPFRONT FEE
             $50,000,000 or more                                 0.50%

             $40,000,000                                         0.45%

             $30,000,000                                         0.35%

             $20,000,000                                         0.25%


               (b) Lessee shall pay the Fees of Bank, for its own account, specified in the Trustee Fee Letter, and the Fees of the Agent, for its own account, specified in the Agent Fee Letter, in each case, in the amounts and on the dates set forth therein; and

               (c) Lessee shall pay the Fees of the Arranger, for its own account, designated in the Engagement Letter as the "Arrangement Fee" in the amount and on the date set forth therein.

        The Agent shall provide to Lessee from time to time not less than ten
(10) Business Days prior to the due date(s) for each Fee described in clause (a)
(i) through (iii) above a written statement of the amount of such Fees then due, the due date therefor and the calculation thereof; provided that failure to give such notice shall not relieve Lessee of its obligation in respect of such Fees.

        Section 2.15. [Reserved].

        Section 2.16. Replacement of Unqualified Participants. Upon the failure of any Participant to provide funds to Agent in respect of any Advance in breach of the terms of the Operative Documents (any such Participant being referred to herein as an "Unqualified Participant"), Lessee may at any time thereafter replace any such Unqualified Participant with a replacement bank or other financial institution (a "Replacement Participant"); provided that, prior to the effectiveness of any such replacement of an Unqualified Participant, (i) such replacement does not conflict with any Applicable Laws and Regulations, (ii) such replacement shall be made in accordance with the provisions of Section 6.3 hereof, and (iii) the Replacement Participant shall have agreed to be subject to all of the terms and conditions of the relevant Operative Documents. Upon replacement of an Unqualified Participant in accordance with this Section 2.16, the Replacement Participant shall be a party hereto and the other Operative Documents to which the Unqualified Participant was a party and shall have the rights and obligations of a Participant hereunder and under such other Operative Documents to the same extent as the Unqualified Participant that it replaced, and the Unqualified Participant shall relinquish its rights and be released from its obligations hereunder and under such other Operative Documents; provided, that an Unqualified Participant's rights under the indemnification provisions of the Operative Documents shall survive any sale of its Loans and/or Certificate Amounts to a Replacement Participant. Any Unqualified Participant agrees to cooperate with Lessee, the remaining Participants and the Replacement Participant in connection

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LSI Trust No. 2001-A                                     Participation Agreement


with the transfer of such Unqualified Participant's interest as set forth herein. Any replacement of an Unqualified Participant in accordance with the terms of this paragraph shall not release such Unqualified Participant from any claims that Lessee or any other party may have against such Unqualified Participant.

        Section 2.17. Distribution. The provisions of Article III of the Trust Agreement and Article III of the Loan Agreement are incorporated herein by reference and are for the benefit of the Lessee.

        Section 2.18. Extension of Lease Expiration Date and Final Maturity Date. (a) Lessee may request in writing (the "Renewal Option Request") to the Agent, Certificate Trustee and each of the Participants that each of the Participants agrees that Lessee be granted the right (the "Renewal Option") pursuant to the Lease to extend the Lease Term (the "Lease Renewal") for up to two (2) additional one-year periods commencing on the last day of the then current Lease Term as applicable (each, a "Renewal Term") and that the Final Maturity Date be correspondingly extended to the extended Lease Expiration Date. Such Renewal Option Request must be delivered in writing to Certificate Trustee and Agent not earlier than 150 day nor later than 120 days prior to the expiration of the Lease Term. Agent and Certificate Trustee shall promptly forward such notice to the Certificate Purchasers and the Lenders, respectively. Each Participant will notify the Certificate Trustee in writing of whether or not it has consented to such Extension Option Request not later than 45 days after receipt of the Renewal Option Request (the "Renewal Option Response Date"). Any Participant who does not so notify Certificate Trustee by the Extension Option Response Date will be deemed to be, and any Participant that has notified the Certificate Trustee that it has not consented to a Renewal Option Request will be, a "Non-Consenting Participant". Each Participant's determination with respect to a Renewal Option Request shall be a new credit determination and within such Participant's sole and absolute discretion and may be conditioned upon such terms and conditions as deemed appropriate by the consenting Participants, including the modification of the Applicable Percentage Amount, receipt of such financial information, documentation or other information or conditions as may be reasonably requested by such Participant and the receipt of an appraisal of the Items of Equipment (in form and substance satisfactory to the Participants).

        The Renewal Option shall become effective as of the first date (the "Renewal Effective Date") on or after the Renewal Option Response Date on which all of the Participants (other than Non-Consenting Participants who have been replaced by Replacement Consenting Participants in accordance with Section 2.18(b)) and Replacement Consenting Participants shall have consented to such Lease Extension;

               provided that on both the date of the Renewal Option Request and the Renewal Effective Date: (w) each of the representations and warranties made by the Certificate Trustee and Lessee in or pursuant to the Operative Documents shall be true and correct as if made on and as of each such date (except to the extent any such representation or warranty specifically relates to an earlier date or except as otherwise disclosed by Lessee to the Participants), (x) Lessee shall not have elected the Purchase Option or Sale Option, (y) no Lease Event of Default exists, and (z) on each of such dates, the Certificate Trustee

LSI Trust No. 2001-A                                     Participation Agreement


        shall have received a certificate of Lessee as to the matters set forth in clauses (x) and (y) above; and

               provided further that in no event shall the Renewal Effective Date occur unless each of the Participants (other than Non-Consenting Participants who have been replaced in accordance with Section 2.18(b)) and the Replacement Consenting Participants shall have consented to the Renewal Option Request on or before the expiration of the Lease Term.

        (b) At any time after the Renewal Option Response Date, Lessee shall be permitted to replace any Non-Consenting Participant with a replacement bank or other financial institution (a "Replacement Consenting Participant"), and such Non-Consenting Participant shall sell (without recourse) to the Replacement Consenting Participant all Notes and/or Certificates of such Non-Consenting Participant for an amount equal to the aggregate outstanding principal amount of such Notes and/or Certificates plus accrued Interest and Yield thereon to (but not including) the date of sale, provided that: (i) such replacement does not conflict with any Applicable Laws and Regulations, (ii) the Lessee shall pay to such Non-Consenting Participant any amounts arising under Section 7.5 if any Notes and/or Certificates of such Non-Consenting Participant shall be purchased other than on the last day of the Payment Period relating thereto, (iii) such replacement shall be made in accordance with the provisions of Section 6.3 (provided that the relevant Replacement Consenting Participant or Lessee shall be obligated to pay the transaction costs arising in connection therewith), (iv) the Replacement Consenting Participant shall have agreed to be subject to all of the terms and conditions of the Operative Documents, and (v) such replacement must be consummated no later than thirty (30) days prior to the expiration of the Lease Term. A Non-Consenting Participant's rights under the indemnification provisions of the Operative Documents shall survive any sale of its Notes and/or Certificates to a Replacement Consenting Participant.

                                   ARTICLE III

                             CONDITIONS TO ADVANCES

        Section 3.1. Conditions to Each Advance. The obligation of each Participant to perform its obligations on any Advance Date shall be subject to the fulfillment to the satisfaction of, or the waiver in writing by, the Agent (at the direction of the Required Participants) of the conditions precedent set forth in this Section 3.1 on or prior to the Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

               (a) Advance Request. Lessee shall have delivered an Advance Request conforming with the requirements of Section 2.5 in respect of the proposed Advance Date.

               (b) [Reserved]

LSI Trust No. 2001-A                                     Participation Agreement


               (c) Consents and Approvals. All Governmental Actions and other approvals and consents required to be taken, given or obtained, as the case may be, by or from any Governmental Agency or other Person, that are necessary at such time for the performance of the Operative Documents shall have been taken, given or obtained, as the case may be, shall be in full force and effect and shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise), except for any Governmental Action, consent, approval or authorization the failure to obtain which, or the appeal of or further procedures with respect to which, would not reasonably be expected to have a Material Adverse Effect.

               (d) Representations and Warranties True; Absence of Defaults. Each representation and warranty of Lessee contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of the Advance Date, except that any such representation or warranty which is expressly made only as of an earlier date need be true in all material respects only as of such date. No Lease Event of Default or Lease Default shall have occurred and be continuing.

               (e) Certificate. Agent shall have received a certificate (one original for each Participant) from authorized representatives of Lessee certifying to the effect that (i) all representations and warranties of Lessee contained in the Operative Documents are true and correct in all material respects on such Advance Date, except that any such representation or warranty expressly made only as of an earlier date is true in all material respects as of such date, and (ii) as of such date, no Lease Event of Default or, to the knowledge of the officer signatory thereto, no Lease Default, has occurred and is continuing. The foregoing certifications may be included in the Advance Request referred to in subsection (a) above.

               (f) Liens. The Certificate Trustee shall have a perfected security interest in all Lessee Collateral then in existence, subject only to Permitted Liens and the Agent shall have a perfected security interest in all Lessor Collateral then in existence, subject only to Permitted Liens. The Items of Equipment shall be free and clear of all Liens other than Permitted Liens.

               (g) No Casualty. No Casualty or other event or circumstance that, with the giving of notice or lapse of time or both, would constitute a Casualty with respect to the applicable Items of Equipment, shall have occurred and be continuing.

               (h) Bill(s) of Sale. The Certificate Trustee shall have received a Bill of Sale duly executed by the Seller or vendor of the Equipment, conveying title to the Certificate Trustee in all Equipment listed on the applicable Lease Supplement schedules.

               (i) Consents. The Certificate Trustee shall have received the written consent from each owner of real property substantially in the form attached as Exhibit B to the Lease, with such changes thereto agreed to by Agent.

LSI Trust No. 2001-A                                     Participation Agreement


               (j) Lease Supplement and Assignment of Lease and Rent Supplement. Lessee and Certificate Trustee shall have executed and delivered a Lease Supplement and an Assignment of Lease and Rent Supplement with respect to the Items of Equipment being acquired on such Advance Date.

               (k) Insurance. Lessee shall have delivered the insurance certificates required by Section 7.3 of the Lease to Agent.

               (l) Absence of Material Adverse Effect. Since December 31, 1999, no Material Adverse Effect shall have occurred.

               (m) Filings and Recordings. On such Advance Date, the Lease Supplement and Assignment of Lease and Rent Supplement (and UCC financing statements with respect thereto) in respect of the Items of Equipment being acquired on such Advance Date (and in the case of the first Advance Date, the Lease and the Assignment of Lease and Rent and UCC financing statements (including fixture filings) with respect thereto) shall have been recorded or filed in such places or offices as may be necessary or advisable in the reasonable opinion of Chapman and Cutler, special counsel to the Arranger, to perfect the rights, title and interest of Certificate Trustee, the Participants and the Agent intended to be created by the Operative Documents. The Agent shall have received the reports of lien searches conducted against Lessee and the Items of Equipment in such states and with Governmental Agencies as the Agent (at the direction of the Required Participants) may reasonably request.

               (n) Opinions of Counsel. On such Advance Date on which a Quarterly Lease Supplement is executed and delivered or deemed to be delivered, Agent shall have received favorable opinions (one original for each Participant) dated such Advance Date of (i) Ray, Quinney & Nebeker, special counsel to Certificate Trustee, substantially in the form attached hereto as Exhibit H, (ii) counsel to Lessee (which may be in-house counsel), substantially in the form attached hereto as Exhibits I and J, in each case, in form and substance reasonably satisfactory to the Agent (at the direction of the Required Participants), in each case, covering such Quarterly Lease Supplement and each prior Monthly Lease Supplements incorporated therein.

               (o) Payment of Transaction Costs. All Transaction Costs due and payable on or prior to such Advance Date shall have been paid or caused to have been paid in full by Lessee, provided Lessee shall have received written detailed invoices at least 3 Business Days prior to such Advance Date.

               (p) Confirmation by Appraiser. On such Advance Date, each Participant, Agent and Certificate Trustee shall have received confirmation in writing from the Appraiser that the Fair Market Value as of the last day of the Base Term of the Items of Equipment delivered on such Advance Date is the same as such Fair Market Value set forth for such Items of Equipment in the Appraisal delivered on the Document Closing Date.

LSI Trust No. 2001-A                                     Participation Agreement


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

        Section 4.1. Representations and Warranties of Lessee. As of the Document Closing Date and each Advance Date, Lessee makes the representations and warranties set forth in this Section 4.1 to each of the other parties hereto:

               (a) Organization and Powers. Each of Lessee and its Significant Subsidiaries is a corporation or partnership duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, is qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would result in a Material Adverse Effect and has all requisite power and authority to own its assets and carry on its business and, with respect to Lessee, to execute, deliver and perform its obligations under the Operative Documents to which it is a party.

               (b) Authorization: No Conflict. The execution, delivery and performance by Lessee of the Operative Documents to which it is a party have been duly authorized by all necessary corporate action of Lessee and do not and will not (i) contravene the terms of the certificate of incorporation and the bylaws of Lessee or result in a breach of or constitute a material default under any material Contractual Obligation to which Lessee is a party or by which it or its properties may be bound or affected; or (ii) violate in any material respect any provision of any Governmental Rule binding on or affecting Lessee.

               (c) Binding Obligation. The Operative Documents to which Lessee is a party constitute, or when delivered will constitute, legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with their respective terms, except to the extent the enforceability thereof would be subject to bankruptcy, insolvency, receivership or similar laws providing relief from creditors, or principles of equity generally.

               (d) Governmental Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by Lessee of any of the Operative Documents, except those set forth on Schedule 4.1(d) which have been obtained or made and are in full force and effect.

               (e) No Defaults. Neither Lessee nor any of its Significant Subsidiaries is in default under any material Contractual Obligation or Governmental Rule to which it is a party or by which it or its properties may be bound which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

               (f) Title to Properties. Lessee and each Significant Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except

LSI Trust No. 2001-A                                     Participation Agreement


        for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. The property of Lessee and its Significant Subsidiaries is subject to no Encumbrances, other than Encumbrances permitted under Section 5.2(a).

               (g) Litigation. Except as set forth in Schedule 4.1(g), there are no actions, suits or proceedings pending or, to the best of Lessee's knowledge, threatened against or affecting Lessee or any of its Significant Subsidiaries or the properties of Lessee or any of its Significant Subsidiaries before any Governmental Authority or arbitrator which is likely to be determined adversely to Lessee or any such Significant Subsidiary and would be reasonably likely to result in a Material Adverse Effect.

               (h) Compliance with Consents and Licenses. Every consent required by Lessee or any Significant Subsidiary (including those required under or pursuant to any Environmental Law) in connection with the conduct of its business and the ownership, use, exploitation or occupation of its property and assets has been obtained and is in full force and effect and there has not been any default in the observance of the conditions and restrictions (if any) imposed in, or in connection with, any of the same, except where the failure to obtain any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

               (i) Compliance with Environmental Law. To the best of Lessee's knowledge after due investigation, (i) the properties of Lessee and its Subsidiaries do not contain and have not previously contained (at, under, or about any such property) any Hazardous Substances or other contamination (A) in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, any Environmental Laws, in either case where such violation or liability could reasonably be expected to result in a Material Adverse Effect, (B) which could interfere with the continued operation of such property, or
        (C) which could materially impair the fair market value thereof; and
        (ii) there has been no transportation or disposal of Hazardous Substances from, nor any release or threatened release of Hazardous Substances at or from, any property of Lessee or any of its Subsidiaries in violation of or in any manner could give rise to liability under any Environmental Laws, where such violation or liability, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

               (j) Governmental Regulation. Neither Lessee nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act, any state public utilities code or any other Governmental Rule limiting its ability to incur Indebtedness.

               (k) ERISA. (i) Except as specifically disclosed to the Participants in writing prior to the date of this Agreement: (A) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Governmental Rules; (B) there are no pending, or to the best knowledge of Lessee, threatened, claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect;


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LSI Trust No. 2001-A                                     Participation Agreement


        (C) there has been no prohibited transaction or other violation of the fiduciary responsibility rule with respect to any Plan which could reasonably result in a Material Adverse Effect; (D) no ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan; (E) no Pension Plan has any Unfunded Pension Liability; (F) Lessee has not incurred, nor does it reasonably expect to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (G) no trade or business (whether or not incorporated under common control with Lessee within the meaning of Section 414(b), (c), (m) or (a) of the
        Code) maintains or contributes to any Pension Plan or other Plan subject to Section 412 of the Code; and (H) neither Lessee nor any entity under common control with Lessee in the preceding sentence has ever contributed to any Multiemployer Plan.

               (ii) All employer and employee contributions required by any applicable Governmental Rule in connection with all Foreign Plans have been made, or, if applicable, accrued, in accordance with the country-specific accounting practices. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan, which actuarial assumptions are commercially reasonable. Each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable Governmental Authorities. Each Foreign Plan reasonably complies in all material respects with all applicable Governmental Rules.

               (l) Significant Subsidiaries. The name and ownership of each Significant Subsidiary of Lessee on the date of this Agreement is as set forth in Schedule 4.1(l). All of the outstanding capital stock of, or any other interest in, each such Significant Subsidiary has been validly issued, and is fully paid and nonassessable.

               (m) Margin Regulations. Lessee is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulation U of the F.R.S. Board). No part of the proceeds of the Advances will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

               (n) Taxes. Lessee and its Significant Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other Governmental Charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Lessee or any Significant Subsidiary except those for which adequate reserves have been provided in accordance with GAAP.


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LSI Trust No. 2001-A                                     Participation Agreement


               (o) Patents and Other Rights. Each of Lessee and its Significant Subsidiaries possesses all permits, franchises, licenses, patents, trademarks, trade names, service marks, copyrights and all rights with respect thereto, free from maintenance and operation of its business, except where the failure to obtain any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

               (p) Insurance. The properties of Lessee and its Significant Subsidiaries are insured against losses and damages of the kinds and in amounts which are deemed prudent by Lessee in its reasonable business judgment and within the general parameters customary among similarly situated businesses in the industry, and such insurance is maintained with financially sound and reputable insurance companies or pursuant to a plan or plans or self-insurance to such extent as is usual for companies of similar size engaged in the same or similar businesses and owning similar properties.

               (q) Financial Statements. The audited Financial Statements of Lessee and its Subsidiaries for the fiscal year ended in December 31, 1999, are complete and correct and fairly present the financial condition of Lessee and its Subsidiaries as at such date and the results of operations of Lessee and its Subsidiaries for the period covered by such statements, in each case in accordance with GAAP consistently applied. Since the last day of the fiscal year ended December 31, 1999, there has been no Material Adverse Effect.

               (r) Liabilities. Neither Lessee nor any of its Significant Subsidiaries has any material liabilities, fixed or contingent, that are not reflected in the Financial Statements referred to in Subparagraph 4.01(q), in the notes thereto or otherwise disclosed in writing to the Participants, other than liabilities arising in the ordinary course of business since December 31, 1999.

               (s) Labor Disputes. Etc. There are no strikes, lockouts or other labor disputes against Lessee or any of its Significant Subsidiaries, or, to the best of Lessee's knowledge, threatened against or affecting Lessee or any of its Significant Subsidiaries, which may result in a Material Adverse Effect.

               (t) Solvency. Lessee and its Subsidiaries on a consolidated basis are Solvent.

               (u) The Property. (i) Prior to or as of the date of each Advance, Lessee (A) selected the Sellers from which the Items of Equipment are to be acquired with such Advance, (B) selected the Items of Equipment to be acquired with such Advance from such Sellers (including the determination of Lessee's needs and the fitness of the Items of Equipment for such needs), (C) negotiated and executed purchase agreements for the purchase of such Items of Equipment, (D) either purchased such Items of Equipment or assigned the purchase agreement for such Items of Equipment to Lessor by an assignment agreement in form and substance satisfactory to Agent, (E) arranged for the delivery and installation of such Items of Equipment at a property site, (F) received delivery of all of such Items of Equipment at such property site, and
        (G) paid the purchase price indicated for each Items of Equipment as set forth in the Advance Request for such Advance. The


                                      -21-


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LSI Trust No. 2001-A                                     Participation Agreement


        unpaid purchase price for each Item of Equipment to be purchased with an Advance shall be set forth in the applicable Advance Request.

               (ii) At the time any Item of Equipment is acquired by Lessor on an Advance Date, Seller will have (A) good and valid title to such Item of Equipment, free and clear of all Liens and all other interests of other Persons other than Lessor Liens, and (B) full right and power, without the consent or approval of any other Person, to (1) use the Item of Equipment itself and (2) sell or lease the Item of Equipment to any other Person.

               (iii) At the time any Item of Equipment is acquired by Lessor on an Advance Date from Seller, Lessor will acquire good and valid title to such Item of Equipment, free and clear of all Liens and all other interests of other Persons, except for Lessor Liens).

               (iv) Prior to or as of the date of any Advance, (A) all of the Items of Equipment to be purchased with such Advance will have been delivered to Lessee at the property site specified in the Advance Request for such Advance and will not have been removed by Lessee from such property site, (B) none of such Items of Equipment will have been attached to such property site or any other real property in a manner that would cause such Items of Equipment to constitute real property, and (C) no Person having any interest in such property site has any Lien or ownership or other interest in such Items of Equipment.

               (v) All of the Items of Equipment constitute personal property and not fixtures for purposes of perfection under the Uniform Commercial Code.

               (vi) All of the Items of Equipment comply in all material respects with all applicable Governmental Rules and Insurance Requirements.

               (v) Chief Executive Office. Lessee's chief executive office is located at 1551 McCarthy Boulevard, Milpitas, California 95035, or such other location provided for in a written notice to the Participants.

               (w) Disclosure. None of the representations or warranties made by Lessee in the Operative Documents as of the date of such representations and warranties, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Lessee or any of its Significant Subsidiaries to any of the Participants in connection with the Operative Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect as of the time when made or delivered.

               (x) No Default; Loss. No event has occurred and is continuing that is a Lease Default and no Lease Event of Default exists and, to the knowledge of Lessee, no Casualty has occurred.


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LSI Trust No. 2001-A                                     Participation Agreement


               (y) Private Offering. Excluding the effect of any failure of the representations and warranties set forth in Sections 4.2(d) and 4.3(h) to be true and correct, the issuance, sale and delivery of the Certificates, the Notes and the interests in the Operative Documents under the circumstances contemplated hereby do not require the registration or qualification of such Certificates, Notes or interests under the Securities Act, any state securities laws or the Trust Indenture Act of 1939. Neither Lessee nor anyone authorized to act on its behalf has, directly or indirectly, solicited any offers to acquire, offered or sold: (i) any interest in the Certificates, the Notes, the Items of Equipment, the Trust Estate, the Lease or the Operative Documents in violation of Section 5 of the Securities Act or any state securities laws, or (ii) any interest in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned interests. Neither Lessee nor anyone authorized to act on its behalf was involved in (y) offering or soliciting offers for the Certificates or Notes (or any similar securities) or (z) selling Certificates or Notes (or any similar securities) to any Person other than the Participants and not more than 75 other institutional investors.

               (z) Security Interest. (i) As of each Advance Date, Agent, as assignee of Certificate Trustee, has a valid and enforceable Lien in the Items of Equipment and the other Lessee Collateral free and clear of all Liens other than Permitted Liens and Agent, as assignee of Certificate Trustee has a perfected Lien of record in the Items of Equipment and in the other Lessee Collateral as against all Persons including Lessee and its creditors, free and clear of all Liens other than Permitted Liens.

               (aa) No Transfer Taxes. No sales, use, excise, transfer or other Tax, fee or imposition shall result from the sale, transfer or purchase of the Items of Equipment or any Certificate or Note pursuant to this Agreement, except such Taxes, fees or impositions that have been paid in full or for which adequate arrangements for payment shall have been made by Lessee.

               (bb) Appraisal Data. The written information provided by Lessee and its Affiliates to the Appraiser and forming the basis for the conclusions set forth in the Appraisal, taken as a whole, was true and correct in all material respects at such times and did not omit any information known and available to Lessee necessary to make the information provided not misleading at such times.

               (cc) No Prohibited Transaction. The execution and delivery of this Agreement and the other Operative Documents, including the issuance and sale of the Certificates and the consummation of the transactions contemplated hereby and thereby, will not involve any Prohibited Transactions. The representation by Lessee in the preceding sentence is made in reliance upon and subject to the correctness of the representation by each of the Certificate Purchasers in Section 4.2(c).

               (dd) Subject to Government Regulation. None of Certificate Trustee, Agent or any Participant will become, solely by reason of entering into the Operative Documents or consummation of the transaction contemplated thereby (other than Certificate Trustee


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
LSI Trust No. 2001-A                                     Participation Agreement


        or Agent upon the exercise by Certificate Trustee or Agent of remedies under the Operative Documents), subject to ongoing regulation of its operations by a Governmental Agency (except with respect to bank regulations).

               (ee) No Consent to Assignment. No consent by the Seller, Manufacturer or vendor of any Item of Equipment listed on the applicable Lease Supplement schedules is required in connection with the assignment of any purchase contracts (i) from Lessee to the Certificate Trustee pursuant to the Lease or (ii) from the Certificate Trustee to the Agent pursuant to the Assignment of Lease and Rent.

        Section 4.2. Representations and Warranties of Each Participant. As of the Document Closing Date and each Advance Date, each Participant represents and warrants severally and only as to itself to each of the other parties hereto as follows:

               (a) Due Organization, etc. It is duly organized and validly existing under the laws of the jurisdiction of its formation and has full corporate power and authority to enter into and perform its obligations as a Lender and/or a Certificate Purchaser (as the case may be) under each Operative Document to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it in connection with or as contemplated by each such Operative Document to which it is or is to be a party.

               (b) Lessor Liens. The Items of Equipment are free and clear of all Lessor Liens attributable to it and no act or omission by it has occurred which would cause a Lessor Lien attributable to it.

               (c) ERISA. It is purchasing its interest in the Certificate(s) and/or the Note(s) to be acquired by it with assets that are not assets of any Employee Benefit Plan (or its related trust) which is subject to Title I of ERISA or Section 4975 of the Code. No part of the funds used by it to acquire its Certificates and/or Notes constitutes assets of an "employee benefit plan" within the meaning of ERISA, a "plan" within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA, a "plan within the meaning of Section 4975 of the Code or an entity that is deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of any such employee benefit plan or plan; or the source of funds is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995), and there is no employee benefit plan (treating as a single plan all plans maintained by the same employer or employee organization) with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceed 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in such Certificate Purchaser's or Lender's most recent annual statement in the form required by the National Association of Insurance Commissioners as filed with such Certificate Purchaser's or Lender' state of domicile and the requirements of PTE 95-60 with respect to the purchase of its Certificates have been satisfied; or the source of funds is either (A) an insurance company pooled separate account, within the meaning of PTE 90-1


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
LSI Trust No. 2001-A                                     Participation Agreement


        (issued January 29, 1990), or (B) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or the source of funds constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM and the conditions of the QPAM Exemption are satisfied; or (v) the source of funds is a governmental plan; or the acquisition of its Certificates and/or Notes by such Certificate Purchaser and/or Lender will not result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or 4975 of the Code. Any transferee of a Certificate and/or Note shall by its acceptance of such Certificate and/or Note be deemed to make one of the above representations to each other Certificate Purchaser, Lender, Agent, Lessor and Lessee regarding the source of funds used to purchase such Certificate.

               (d) Investment in Notes and Certificates. It is acquiring its interest in the Note(s) and/or Certificate(s) to be acquired by it for its own account for investment and not with a view to any distribution (as such term is used in Section 2(11) of the Securities Act) thereof, and if in the future it should decide to dispose of its interest in such Notes and/or Certificates, it understands that it may do so only in compliance with the Securities Act and the rules and regulations of the SEC thereunder, any applicable state securities laws and the applicable securities laws of any other jurisdiction. It is aware that the Notes and Certificates have not been registered under the Securities Act or qualified or registered under any state or other jurisdiction's securities laws. Neither it nor anyone authorized to act on its behalf has taken or will take any action which would subject the issuance or sale of any Note or Certificate to the registration requirements of
        Section 5 of the Securities Act. No representation or warranty contained in this Section 4.2(d) shall include or cover any action or inaction of Lessee or any Affiliate thereof whether or not purportedly on behalf of any Participant, Agent, Certificate Trustee or any of their Affiliates. Notwithstanding the foregoing, but subject to the provisions of Article V of the Trust Agreement and of Article VI hereof, it is understood among the parties that the disposition of its property shall be at all times within its control. It and its respective Agent and representatives have such knowledge and experience in financial and business matters as to enable them to utilize the information made available to them in connection with the transactions contemplated hereby, to evaluate the merits and risk of an investment in Notes and/or Certificates and to make an informed decision with respect thereto and such an evaluation and informed decision have been made.

        It understands and agrees that the Certificates and Notes will bear a legend that shall read substantially as follows:

LSI Trust No. 2001-A                                     Participation Agreement


                "THIS [CERTIFICATE] [NOTE] HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR "BLUE SKY" LAW, AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT OR LAWS."

        Section 4.3. Representations and Warranties of Certificate Trustee. As of the Document Closing Date, First Security Bank, National Association ("Bank"), in its individual capacity and not as Certificate Trustee (with the exception of the last sentence of subsection (c), which representation and warranty is made by Bank solely in its capacity as Certificate Trustee), represents and warrants to each of the other parties hereto as follows:

               (a) Chief Executive Office. The Bank's chief executive office and principal place of business and the place where the documents, accounts and records relating to the Overall Transaction are kept is located at 79 South Main Street, Salt Lake City, Utah 84111.

               (b) Due Organization, etc. The Bank is a national banking association duly organized and validly existing in good standing under the laws of the United States and has full power and authority to execute, deliver and perform its obligations (i) in its individual capacity under the Trust Agreement and, to the extent it is a party hereto in its individual capacity, this Agreement, and (ii) acting as Certificate Trustee under the Trust Agreement, under this Agreement and each other Operative Document to which it is or will be a party as Certificate Trustee or Lessor.

               (c) Due Authorization; Enforceability, etc. This Agreement and each other Operative Document to which the Bank is or will be a party have been or will be (to the extent it is to be a party thereto in its individual capacity), duly authorized, executed and delivered by or on behalf of the Bank (in its individual capacity) and are, or upon execution and delivery will be, legal, valid and binding obligations of the Bank (in its individual capacity), enforceable against it in accordance with their respective terms, except as enforcement may be limited by Debtor Relief Laws or equitable principals relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion. The Operative Documents to which the Certificate Trustee is a party constitute the legal, valid and binding obligations of the Certificate Trustee (acting solely as Certificate Trustee under the Trust Agreement, and not in its individual capacity), enforceable against it in accordance with their respective terms, except as enforcement may be limited by Debtor Relief Laws or equitable principals relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

               (d) No Conflict. The execution and delivery by (a) the Bank, in its individual capacity, of the Trust Agreement and, to the extent it is a party hereto in its individual capacity, this Agreement and (b) the Bank, in its capacity as Certificate Trustee or Lessor, of each Operative Document to which Certificate Trustee or Lessor is or will be a party, are not and will not be, and the performance by the Bank, in its individual capacity or as Certificate Trustee or Lessor, as the case may be, of its obligations under each

LSI Trust No. 2001-A                                     Participation Agreement


        Operative Document are not and will not be, inconsistent with the organizational documents of the Bank, do not and will not contravene any Applicable Laws and Regulations of the United States of America or the State of Utah relating to the banking or trust powers of the Bank and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement or other agreement or instrument to which the Bank is a party or by which it or its properties may be bound or affected.

               (e) No Approvals, etc. Neither the execution and delivery by Bank in its individual capacity or as Certificate Trustee or Lessor, as the case may be, of any of the Operative Documents to which it is a party requires the consent or approval of, or the giving of notice to or registration with, or the taking of any other action in respect of, any Governmental Agency or other United States of America or Utah body governing its banking practices.

               (f) Litigation. There is no action, proceeding or investigation pending or, to its knowledge, threatened against the Bank (in its individual capacity or as Certificate Trustee or Lessor) which questions the validity of the Operative Documents, and there is no action, proceeding or investigation pending or, to its knowledge, threatened which is likely to result, either in any case or in the aggregate, in any material adverse change in the ability of the Bank (in its individual capacity or as Certificate Trustee or Lessor) to perform its obligations (in any capacity) under the Operative Documents to which it is a party.

               (g) Lessor Liens. The Items of Equipment are free and clear of all Lessor Liens attributable to the Bank (in its individual capacity) and no act or omission by it has occurred which would cause a Lessor Lien attributable to it.

               (h) Securities Act. Neither the Bank (in its individual capacity or as a Certificate Trustee or Lessor) nor anyone authorized to act on its behalf has, directly or indirectly, in violation of Section 5 of the Securities Act or any state securities laws, offered or sold any interest in the Certificates, the Notes, the Items of Equipment, the Lease, or the Operative Documents or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned securities or lease, or solicited any offer to acquire any of the aforementioned securities or lease.

               (i) Taxes. There are no taxes payable by the Bank imposed by the State of Utah or any political subdivision thereof in connection with the execution and delivery by the Bank of this Agreement or the other Operative Documents to be delivered on the Document Closing Date solely because the Bank is a national banking association with its principal place of business in the State of Utah and performs certain of its duties as the Certificate Trustee and Lessor in the State of Utah and there are no taxes payable by the Bank imposed by the State of Utah or any political subdivision thereof in connection with the acquisition of its interest in the Trust Estate, and its execution, delivery and performance of the Trust Agreement and any other Operative Document (other than

LSI Trust No. 2001-A                                     Participation Agreement


        franchise or other taxes based on or services rendered in connection with the transactions contemplated hereby), solely because the Bank is a national banking association with its principal place of business in the State of Utah and performs certain of its duties as Certificate Trustee and Lessor in the State of Utah.

        Section 4.4. Representations and Warranties of Agent. As of the Document Closing Date, Agent, in its individual capacity, hereby represents and warrants to the Participants as follows:

               (a) Due Organization, etc. Agent is a Nevada banking corporation duly organized and validly existing in good standing under the laws of the State of Nevada and has the full power and authority to execute, deliver and perform its obligations under the Operative Documents.

               (b) Due Authorization; Enforceability, etc. The Operative Documents to which Agent is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by Agent, and this Agreement is, and such other Operative Documents are, or, when so executed and delivered by Agent will be, valid, legal and binding obligations of Agent, enforceable against Agent in accordance with their respective terms, except as enforcement may be limited by Debtor Relief Laws or equitable principals relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

               (c) No Conflict. Neither the execution and delivery by Agent of the Operative Documents to which it is or will be a party, either in its individual capacity, as Agent, or both, nor compliance with the terms and provisions thereof, is inconsistent with the organizational documents of the Agent, contravenes any Applicable Laws and Regulations of the United States of America or the State of Nevada relating to the banking or trust powers of the Agent, contravenes any provision of, or constitutes a default under, any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit agreement or other agreement or instrument to which the Agent is a party or by which it or its properties may be bound or affected.

               (d) Litigation. There is no action, proceeding or investigation pending or, to its knowledge, threatened against the Agent which questions the validity of the Operative Documents, and there is no action, proceeding or investigation pending or, to its knowledge, threatened which is likely to result, either in any case or in the aggregate, in any material adverse change in the ability of the Agent to perform its obligations (in any capacity) under the Operative Documents to which it is a party.

               (e) No Approvals, etc. Neither the execution and delivery by the Agent of any of the Operative Documents to which it is a party requires the consent or approval of, or the giving of notice to or registration with, or the taking of any other action in respect of, any Governmental Agency or other United States of America or Nevada body governing its banking practices.


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LSI Trust No. 2001-A                                     Participation Agreement


               (f) Lessor Liens. The Items of Equipment are free and clear of all Lessor Liens attributable to Agent and no act or omission by it has occurred which would cause a Lessor Lien attributable to it.


                                    ARTICLE V

                               COVENANTS OF LESSEE

        Section 5.1. Affirmative Covenants. During the Lease Term, Lessee shall comply, and shall cause compliance, with the following affirmative covenants:

        (a) Financial Statements and Other Reports. Lessee shall deliver to the Agent (with sufficient copies for the Participants and Agent shall promptly thereafter distribute such copies to the Participants), at Lessee's sole expense:

               (i) As soon as available and in any event within fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year, the consolidated Financial Statements of Lessee and its Subsidiaries for such fiscal quarter, prepared in accordance with GAAP consistently applied, all in reasonable detail;

               (ii) As soon as available and in any event within one hundred
        (100) days after the end of each fiscal year, the consolidated Financial Statements of Lessee and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail, and accompanied by a report thereon of PricewaterhouseCoopers LLP or another firm of independent certified public accountants of recognized national standing, which report shall be unqualified as to scope of audit or the status of Lessee and its Subsidiaries as a going concern;

               (iii) Together with the Financial Statements required pursuant to clauses (i) and (ii) of this Section 5.1(a), a compliance certificate of a Responsible Officer of Lessee (a "Compliance Certificate") which (A) states that such Financial Statements fairly present the financial condition of Lessee and its Subsidiaries as at the last day of the fiscal quarter or fiscal year covered by such Financial Statements and the results of operations of Lessee and its Subsidiaries for such quarter or year and have been prepared in accordance with GAAP consistently applied, subject to normal, year-end audit adjustments in the case of the Financial Statements for any fiscal quarter; (B) states that no Lease Default has occurred and is continuing, or, if any such Lease Default has occurred and is continuing, a statement as to the nature thereof and what action Lessee proposes to take with respect thereto; and (C) sets forth, for the fiscal quarter or fiscal year covered by such Financial Statements or as of the last day of such quarter or year, the calculation of the financial ratios and tests provided in Section 5.3;

               (iv) As soon as available and in any event within fifty (50) days after the end of each fiscal quarter, a certificate of a Responsible Officer of Lessee (a "Pricing Ratio


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LSI Trust No. 2001-A                                     Participation Agreement


        Certificate") which sets forth the calculation of the Pricing Ratio as of the last day of such quarter;

               (v) Promptly after the giving, sending or filing thereof, copies of all reports, if any, which Lessee or any of its Subsidiaries sends generally to any class of holders of its respective capital stock or other securities and of all reports or filings, if any, by Lessee or any of its Subsidiaries with the SEC or any national securities exchange;

               (vi) Promptly after Lessee has knowledge or becomes aware thereof, notice of the occurrence or existence of any Lease Default or Lease Event of Default;

               (vii) Prompt written notice of any action, event or occurrence that could reasonably be expected to result in a Material Adverse Effect due to environmental liability under Environmental Laws;

               (viii) Prompt written notice of all actions, suit and proceedings before any Governmental Authority or arbitrator pending, or to the best of Lessee's knowledge, threatened against or affecting Lessee or any of its Subsidiaries which (A) if adversely determined would involve an aggregate liability of $25,000,000 or more in excess of amounts covered by third-party insurance, or (B) otherwise may have a Material Adverse Effect;

               (ix) Promptly after Lessee has knowledge or becomes aware thereof, (A) notice of the occurrence of any ERISA Event, together with a copy of any notice of such ERISA Event to the PBGC, and (B) the details concerning any action taken or proposed to be taken by the IRS, PBGC, Department of Labor or other Person with respect thereto;

               (x) Promptly upon the commencement or increase of contributions to, the adoption of, or an amendment to, a Plan by Lessee or an ERISA Affiliate, if such commencement or increase of contributions, adoption, or amendment could reasonably be expected to result in a net increase in unfunded liability to Lessee or an ERISA Affiliate in excess of $10,000,000, a calculation of the net increase in unfunded liability;

               (xi) Promptly after filing or receipt thereof by Lessee or any ERISA Affiliate, copies of the following:

                       (A) Any notice received from the PBGC of intent to
               terminate or have a trustee appointed to administer any Pension Plan;

                       (B) Any notice received from the sponsor of a
               Multiemployer Plan concerning the imposition, delinquent payment, or amount of withdrawal liability;

                       (C) Any demand by the PBGC under Subtitle D of Title IV
               of ERISA; and


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LSI Trust No. 2001-A                                     Participation Agreement


                       (D) Any notice received from the IRS regarding the
               disqualification of a Plan intended to qualify under Section 401(a) of the Code;

               (xii) Within forty-five (45) days of the date thereof, or, if earlier, on the date of delivery of any Financial Statements pursuant to clause (i) or (ii) of this Section 5.1(a), notice of any change in accounting policies or financial reporting practices by Lessee or any of the Significant Subsidiaries that is expected to affect (or has affected) materially under GAAP the consolidated financial condition of Lessee and its Subsidiaries;

               (xiii) Promptly after the occurrence thereof, notice of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving Lessee or any of its Subsidiaries which could result in an Material Adverse Effect;

               (xiv) Upon request from time to time of Agent or any Participant (through Agent), the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Rate Contracts to which Lessee or any of its Subsidiaries is a party;

               (xv) Prompt written notice of any change in Lessee's fiscal year;

               (xvi) Prompt written notice of any Person or Subsidiary not identified on Schedule 4.1(l) that becomes a Significant Subsidiary after the Document Closing Date;

               (xvii) Prompt written notice of any other condition or event which has resulted, or that could reasonably be expected to result, in a Material Adverse Effect; and

               (xviii) Such other information respecting the operations, properties, business or condition (financial or otherwise) of Lessee or the Significant Subsidiaries as Agent or any Participant (through Agent) may from time to time reasonably request.

        Each notice pursuant to clauses (vi)--(xviii) of this Section 5.1(a) shall be accompanied by a written statement by a Responsible Officer of Lessee setting forth details of the occurrence referred to therein, and stating what action Lessee proposes to take with respect thereto.

        (b) Preservation of Corporate Existence, Etc. Lessee shall and shall cause each of its Significant Subsidiaries to:

               (i) Preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation or formation, except (A) in connection with transactions permitted by Section 5.2 and (B) in the case of any Significant Subsidiary, to the extent that failure to obtain or maintain the foregoing would not reasonably be expected to have a Material Adverse Effect;

               (ii) Preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the


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
LSI Trust No. 2001-A                                     Participation Agreement


        normal conduct of its business, except to the extent that the failure to obtain or maintain the foregoing would not reasonably be expected to have a Material Adverse Effect;

               (iii) Use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill, except in the case of any Significant Subsidiary to the extent that the failure to obtain or maintain the foregoing would not reasonably be expected to have a Material Adverse Effect; and

               (iv) Preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

        (c) Payment of Taxes, Etc. Lessee will, and will cause each of its Significant Subsidiaries to, pay and discharge all material taxes, fees, assessments, levies and other Governmental Charges imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful and material claims for labor, materials and supplies which, if unpaid, might become an Encumbrance (other than a Permitted Encumbrance) upon any properties or assets of Lessee or any of its Significant Subsidiaries, except to the extent such taxes, fees, assessments, levies or other Governmental Charges, or such claims, are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP.

        (d) Licenses. Lessee will, and will cause each of its Significant Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other governmental approvals necessary in connection with the execution, delivery and performance of the Operative Documents, the consummation of the transactions therein contemplated or the operation and conduct of its business and ownership of its properties, except to the extent that the failure to obtain or maintain the foregoing would not reasonably be expected to have a Material Adverse Effect.

        (e) Maintenance of Property. Except as otherwise permitted under Section 5.2(c) or 5.2(d), Lessee shall, and shall cause each of its Subsidiaries to, maintain and preserve all its property which is used in its business in good working order and condition in all material respects, ordinary wear and tear excepted.

        (f) Insurance. In addition to the insurance requirements set forth in the Lease with respect to the Equipment, Lessee shall maintain, and shall cause each of its Significant Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against losses and damages of the kinds and in amounts which are deemed prudent by Lessee in its reasonable business judgment and within the general parameters customary among similarly situated businesses in the industry.

        (g) Compliance with Laws. Lessee shall comply, and shall cause each of its Significant Subsidiaries to comply, in all material respects with the requirements of all Environmental Laws and all other Governmental Rules applicable to it or its business.


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
LSI Trust No. 2001-A                                     Participation Agreement


        (h) Compliance with ERISA. (i) Lessee shall, and shall cause each of its ERISA Affiliates to: (A) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (B) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (C) make all required contributions to any Plan subject to Section 412 of the Code.

        (ii) Neither Lessee nor any of its Significant Subsidiaries shall (A) engage in any transaction prohibited by any Governmental Rule applicable to any Foreign Plan, (B) fail to make full payment when due of all amounts due as contributions to any Foreign Plan or (C) otherwise fail to comply with the requirements of any Governmental Rule applicable to any Foreign Plan, where singly or cumulatively, the above would be reasonably likely to have a Material Adverse Effect.

        (i) Inspection of Property and Books and Records. Lessee shall maintain and shall cause each of its Significant Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Lessee or such Significant Subsidiary. Lessee shall permit, and shall cause each of its Significant Subsidiaries to permit, representatives and independent contractors of Agent or any Participant to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants all at the expense of Lessee and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Lessee; provided, however, that (i) unless a Lease Event of Default shall have occurred and be continuing or following exercise of the Sale Option, (A) Lessee shall be responsible under this Section 5.1(i) for the costs and expenses of Agent only, and (B) all inspections, visits, examinations and other actions permitted or authorized hereunder shall be coordinated only through Lessee, and (ii) when a Lease Event of Default exists or following exercise of the Sale Option Agent or any Participant may make any visit, inspection or examination or take any other action authorized hereunder at the expense of Lessee at any time during normal business hours, without advance notice and without being subject to any of the other restrictions described in clause (i).

        (j) Use of Proceeds. Lessee shall, and shall cause each of its Subsidiaries to, unless the Agent (with the written approval of the Required Participants) otherwise consents, use the proceeds of Advances to pay the Purchase Price of the Items of Equipment.

        (k) Further Assurances and Additional Acts. Lessee will execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as Agent or Required Participants shall deem necessary or appropriate to effectuate the purposes of the Operative Documents, and promptly provide Agent with evidence of the foregoing satisfactory in form and substance to Agent and the Required Participants.


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
LSI Trust No. 2001-A                                     Participation Agreement


        Section 5.2. Negative Covenants. During the Lease Term, Lessee shall comply, and shall cause compliance, with the following negative covenants:

        (a) Encumbrances. Lessee will not, and will not permit any of its Significant Subsidiaries to, create, incur, assume or suffer to exist any Encumbrances upon or with respect to any of their properties, revenues or assets (other than the Equipment which the Lessee is obligated to keep free of Liens in accordance with Section 6.6 of the Lease), whether now owned or hereafter acquired, other than (i) Permitted Encumbrances and (ii) other Encumbrances that, in the aggregate at any time, secure obligations in an amount not in excess of ten percent (10%) of Consolidated Total Assets determined as of the last day of the immediately preceding fiscal quarter (or fiscal year, as the case may be).

        (b) Change in Nature of Business. Lessee will not, and will not permit any of its Significant Subsidiaries to, engage in any material line of business other than the electronics business and other businesses incidental or reasonably related thereto.

        (c) Restrictions on Fundamental Changes. Lessee will not, and will not permit any of its Significant Subsidiaries to, merge with or consolidate into, or acquire all or substantially all of the assets of, any Person, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, except that:

               (i) Any of Lessee's Significant Subsidiaries may merge with, consolidate into or transfer all or substantially all of its assets to another of Lessee's Significant Subsidiaries or to Lessee and in connection therewith such Significant Subsidiary (other than Lessee) may be liquidated or dissolved, provided that (A) if the transaction involves Lessee, Lessee shall be the surviving Person, and (B) if any transaction shall be between a non-wholly owned Significant Subsidiary and a wholly owned Significant Subsidiary, the wholly owned Significant Subsidiary shall be the continuing or surviving Person, and provided further that no Material Adverse Effect or Lease Default or Lease Event of Default shall result therefrom;

               (ii) Lessee or any of its Significant Subsidiaries may sell or dispose of assets in accordance with the provisions of Section 5.2(d);

               (iii) Lessee or any of its Significant Subsidiaries may make any investment or Acquisition permitted by Section 5.2(e); and

               (iv) Lessee may merge with or consolidate into any other Person, provided that (A) Lessee is the surviving Person, and (B) no such merger or consolidation shall be made while there exists a Lease Default or Lease Event of Default or if a Lease Default or Lease Event of Default or Material Adverse Effect would occur as a result thereof.

        (d) Sales of Assets. Lessee will not, and will not permit any of its Significant Subsidiaries to, convey, sell, lease, transfer, or otherwise dispose of, or part with control of (whether in one transaction or a series of transactions) any assets (including any shares of stock in any Subsidiary or other Person), except:


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
LSI Trust No. 2001-A                                     Participation Agreement


               (i) Sales or other dispositions of inventory in the ordinary course of business;

               (ii) Sales or other dispositions of assets in the ordinary course of business which have become worn out or obsolete or which are promptly being replaced;

               (iii) Sales of accounts receivable to financial institutions not affiliated with Lessee; provided that (A) the discount rate shall not at any time exceed ten percent (10%), (B) the amount of all accounts receivable permitted to be sold in any fiscal quarter shall not exceed twenty percent (20%) of the consolidated accounts receivable of Lessee and its Subsidiaries, determined as of the last day of the immediately preceding fiscal quarter (or fiscal year, as the case may be), and (C) the sole consideration received for such sales shall be cash;

               (iv) Sales or other dispositions of assets outside the ordinary course of business which do not constitute Substantial Assets (as defined below); and

               (v) Sales or other dispositions of Lessee Permitted Investments.

        Provided, however, that the foregoing exceptions shall not be construed to permit any sales, leases, transfers or other disposals of any of the Equipment, except as expressly permitted by the Lease. For purposes of clause
(v) above, a sale, lease, transfer or other disposition of assets shall be deemed to be of "Substantial Assets" if such assets, when added to all other assets conveyed, sold, leased, transferred or otherwise disposed of by Lessee and its Subsidiaries in any period of four consecutive fiscal quarters (other than assets sold in the ordinary course of business or pursuant to clause (iii) above), shall exceed ten percent (10%) of Consolidated Total Assets as determined as of the last day of the fiscal quarter of Lessee immediately preceding the date of determination.

        (e) Loans and Investments. Lessee will not, and will not permit any of its Significant Subsidiaries to, extend any credit to, guarantee the obligations of or make any additional investments in or acquire any interest in, any Person, other than in connection with:

               (i) Extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the ordinary course of business;

               (ii) Lessee Permitted Investments;

               (iii) Additional purchases of or investments in the stock of, or guarantees of the obligations of, Subsidiaries;

               (iv) Employee loans and guarantees in accordance with Lessee's usual and customary practices with respect thereto;

               (v) Any Acquisition; or

LSI Trust No. 2001-A                                     Participation Agreement


               (vi) Additional investments not exceeding, in the aggregate with all such investments, $300,000,000 during the period from the Document Closing Date through the Final Maturity Date;

provided that in the case of an Acquisition referred to in clause (v) above or an investment referred to in clause (vi) above, no such Acquisition or investment shall be made while there exists a Lease Default or Lease Event of Default or if a Lease Default, Lease Event of Default or Material Adverse Effect would occur as a result thereof.

        (f) Distributions. Lessee will not declare or pay any dividends in respect of its capital stock, or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such, or permit any of its Subsidiaries to purchase, redeem, retire, or otherwise acquire for value any stock of Lessee, except that Lessee may:

               (i) Declare and deliver dividends and distributions payable only in common stock of Lessee;

               (ii) Purchase shares of its capital stock from time to time in connection with the issuance of shares under Lessee's employee stock option plans;

               (iii) Purchase, redeem, retire, or otherwise acquire shares of its capital stock with the proceeds received from a substantially concurrent issue of new shares of its capital stock; and

               (iv) In addition to the dividends, purchases, redemptions, retirements and other acquisitions permitted by the foregoing clauses
        (i) through (iii) above, declare and deliver dividends and distributions, and purchase, redeem, retire, or otherwise acquire shares of its capital stock, in an aggregate amount not exceeding $100,000,000 in any period of four consecutive fiscal quarters.

        (g) Transactions with Related Parties. Lessee will not, and will not permit any of its Significant Subsidiaries to, enter into any transaction, including the purchase, sale or exchange of property or the rendering of any services, with any Affiliate, any officer or director thereof or any Person which beneficially owns or holds twenty percent (20%) or more of the equity securities, or twenty percent (20%) or more of the equity interest, thereof (a "Related Party"), or enter into, assume or suffer to exist, or permit any Significant Subsidiary to enter into, assume or suffer to exist, any employment or consulting contract with any Related Party, except (i) a transaction or contract which is in the ordinary course of Lessee's or such Significant Subsidiary's business, including a transaction in the ordinary course of business between or among Lessee and one or more of its Subsidiaries, and (ii) any other transaction which is upon fair and reasonable terms not less favorable to Lessee or such Significant Subsidiary than it would obtain in a comparable arm's length transaction with a Person not a Related Party. For purposes of this
Section 5.2(g), the sale, transfer or disposition of more than thirty percent (30%) of its assets (in any transaction or a series of related transactions) by Lessee or any of its Significant Subsidiaries shall be deemed to be outside the ordinary course of business.

LSI Trust No. 2001-A                                     Participation Agreement


        (h) Accounting Changes. Lessee will not, and will not permit any of its Significant Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP (or, in the case of any such Significant Subsidiary domiciled in a jurisdiction other than the United States, in accordance with generally accepted accounting principles and practices in such jurisdiction).

        Section 5.3. Financial Covenants. During the Lease Term, Lessee shall comply, and shall cause compliance, with the following financial covenants:

        (a) Consolidated Total Debt to Total Capital. Lessee will maintain a ratio of Consolidated Total Debt to Total Capital of not more than 0.50 to 1.0 as of the last day of each fiscal quarter.

        (b) Quick Ratio. Lessee will maintain a ratio of Consolidated Quick Assets to Consolidated Current Liabilities of not less than 1.25 to 1.00 as of the last day of each fiscal quarter.

        (c) Minimum Consolidated Tangible Net Worth. Lessee will maintain Consolidated Tangible Net Worth (exclusive of the cumulative translation adjustment account as reported in the consolidated balance sheet of Lessee and its Subsidiaries as of such date) as of the end of each fiscal quarter of not less than (i) $1,198,926,000 plus (ii) one hundred percent (100%) of the Net Proceeds received by Lessee or any of its Subsidiaries from the sale or issuance of equity securities (including equity securities issued upon the conversion of Subordinated Debt) to any Person other than Lessee or any of its Subsidiaries after December 31, 1999, plus (iii) eighty percent (80%) of the sum of Consolidated Net Income, if such sum is positive, for each fiscal quarter elapsed after December 31, 1999, minus (iv) the net value of Lessee stock not exceeding $250,000,000 in aggregate amount repurchased by Lessee pursuant to employee stock ownership and purchase plans (provided that Lessee shall not so repurchase stock in an aggregate amount which exceeds five percent (5%) of its stock outstanding as of the last day of such fiscal quarter).

        (d) Debt Service Coverage Ratio. Lessee will maintain a ratio of (i) Consolidated EBITDA to (ii) the sum of Consolidated CMLTD, plus Consolidated Interest Expense, plus Capitalized Interest, that is not less than 2.00 to 1.00 for any period of four consecutive fiscal quarters, calculated as of the end of such period.

        (e) Subordinated Debt. Lessee will not, and will not permit any of its Subsidiaries to, make any voluntary or optional payment or repayment on, redemption, exchange or acquisition for value of (other than any such payment, repayment, redemption, exchange or acquisition which would not constitute a payment for purposes of Section 13.10 of the subordination provisions attached hereto as Exhibit K), or any sinking fund or similar payment with respect to, any Subordinated Debt (a "restricted payment") if a Lease Default or Lease Event of Default shall then exist or would occur as a result thereof. In no event shall any restricted payment be made if the ratio of Consolidated Quick Assets to Consolidated Current Liabilities is less than 1.50 to 1.00 as of the last day of the fiscal quarter immediately preceding such restricted payment and after giving effect to such restricted payment. At or prior to the time notice of such restricted payment is given to the holders of Subordinated Debt (or if no such notice is required,

LSI Trust No. 2001-A                                     Participation Agreement


prior to the time of such restricted payment), Lessee shall give written notice to Agent of the maximum amount of such restricted payment and of the satisfaction of the foregoing condition.

        Section 5.4. General Covenants. Lessee covenants and agrees with Certificate Trustee, Agent and each of the Participants that, during the Lease Term, Lessee shall comply with the following provisions of this Section 5.4:

               (a) Further Assurances. Lessee will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as Agent reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Agreement and the other Operative Documents and the Overall Transaction. Lessee, at its own expense, will cause all financing statements (including precautionary financing statements), security agreements, mortgages and other documents, to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or as may be reasonably requested by Agent in order to establish, preserve, protect and perfect the title of Certificate Trustee in the Items of Equipment, the Lien of Certificate Trustee in the Lessee Collateral, the Lien of the Agent in the Lessor Collateral and Certificate Trustee's, Agent's and any Participant's rights under this Agreement and the other Operative Documents.

               (b) [Reserved]

               (c) Securities. Lessee shall not, nor shall they permit anyone (other than the Arranger and the Participants) authorized to act on their behalf to, take any action which would subject the issuance or sale of the Notes or Certificates, the Items of Equipment, the Trust Estate or the Operative Documents, or any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned items, to the registration requirements of Section 5 of the Securities Act or any state securities laws.

               (d) Rates. With respect to each determination of Interest and Yield pursuant to this Agreement, the Loan Agreement, the Trust Agreement and Interim Rent and Basic Rent under the Lease, Lessee, agrees to be bound by Sections 2.6 and 2.7 of the Loan Agreement, Sections 2.4 and 2.5 of the Trust Agreement, and Sections 2.9 and 2.10 hereof and the applicable definitions in Appendix I hereto.

                                   ARTICLE VI

                         OTHER COVENANTS AND AGREEMENTS

        Section 6.1. Cooperation with Lessee. Certificate Trustee, Agent and each Participant shall, to the extent reasonably requested by Lessee (but without assuming additional liability on account thereof), at Lessee's expense, cooperate to allow Lessee to (a) perform its covenants contained in Section 5.4(a) including, without limitation, at any time and from time to time, upon


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LSI Trust No. 2001-A                                     Participation Agreement


the reasonable request of Lessee, to promptly and duly execute and deliver any and all such further instruments, documents and financing statements (and continuation statements related thereto) as Lessee may reasonably request in order to perform such covenants and (b) further Lessee's requirements as lessee of the Items of Equipment, including, without limitation, to file any statement with respect to any tax abatements or other requirements.

        Section 6.2. Covenants of Certificate Trustee, Agent and the
Participants.

        (a) Discharge of Liens. Each of the Participants covenants as to itself, and not jointly with any other Participant, that it will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary or reasonable duly to discharge, or to cause to be discharged, all Lessor Liens attributable to it and will cause restitution to be made to the Trust Estate in the amount of any diminution of the value thereof as a result of its failure to comply with its obligations under this Section 6.2(a). Certificate Trustee, will not create or permit to exist at any time, and will promptly take such action as may be necessary or reasonable duly to discharge, or to cause to be discharged, all Lessor Liens attributable to it and will cause restitution to be made to the Trust Estate in the amount of any diminution of the value thereof as a result of its failure to comply with its obligations under this Section 6.2(a). The Bank will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary or reasonable duly to discharge, or to cause to be discharged, all Lessor Liens attributable to it and will cause restitution to be made to the Trust Estate in the amount of any diminution of the value thereof as a result of its failure to comply with its obligations under this Section 6.2(a). Agent, in its individual capacity, will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens attributable to it and will cause restitution to be made to the Trust Estate in the amount of any diminution of the value thereof as a result of its failure to comply with its obligations under this Section 6.2(a). Notwithstanding the foregoing, none of the Participants, Certificate Trustee, Bank and Agent as the case may be, shall be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any meaningful danger of the sale, forfeiture, loss or diminution in value of, and shall not interfere with the use, operation or disposition of, any part of the Items of Equipment, the Lease or the Trust Estate or title thereto or any interest therein or the payment of Rent; provided, however, that each Participant, Agent, and Certificate Trustee and the Bank shall discharge any such Lessor Lien attributable to it, whether or not subject to contest as provided above, upon the purchase of the Items of Equipment by Lessee pursuant to the Lease or a sale of the Items of Equipment pursuant to the Sale Option or foreclosure.

        (b) Trust Agreement; Preservation of Trust. Without prejudice to any right under the Trust Agreement of Certificate Trustee to resign, or the Certificate Purchasers' right under the Trust Agreement to remove Certificate Trustee, each of the Certificate Purchasers and Certificate Trustee hereby agrees with Lessee (i) except as permitted by the Trust Agreement, not to terminate or revoke the Trust created by the Trust Agreement prior to the Lease Expiration Date, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement prior to the Lease Expiration Date without Lessee's consent, except provisions regarding the administrative obligations of the Certificate Trustee where such amendment,


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LSI Trust No. 2001-A                                     Participation Agreement


supplement, termination or revocation would not materially and adversely affect the rights of Lessee, (iii) except as otherwise expressly authorized under the Operative Documents, not to withdraw from the Trust Estate any funds other than amounts payable to it by Certificate Trustee as distributions of Interim Rent, Basic Rent and Supplemental Rent without the prior written consent of Lessee, and (iv) to comply with all of the terms of the Trust Agreement applicable to it the nonperformance of which would adversely affect Lessee.

        (c) Successor Certificate Trustee. Certificate Trustee or any successor may resign or be removed by the Certificate Purchasers as Certificate Trustee, a successor Certificate Trustee may be appointed, and a corporation may become Certificate Trustee under the Trust Agreement, only (and, so long as no Lease Event of Default has occurred and is continuing, with the written consent of Lessee) in accordance with the provisions of Article IV of the Trust Agreement.

        (d) Indebtedness; Other Business of Certificate Trustee. Certificate Trustee on behalf of the Trust shall not contract for, create, incur or assume any indebtedness, or enter into any business or other activity, other than pursuant to or under the Operative Documents and, for the benefit of Lessee and the Certificate Purchasers, agrees to be bound by Section 1.2(b) of the Trust Agreement.

        (e) Change of Principal Place of Business. Certificate Trustee shall give prompt (but in no event later than 30 days after the change of location, name and identity) notice to the Participants and Lessee if Certificate Trustee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Items of Equipment or the Overall Transaction are kept, shall cease to be located at its address in the State of Utah set forth on Schedule II or if it shall change its name or identity. Certificate Trustee agrees to execute any and all financing statements and other documents and do any and all acts necessary to maintain the continued perfection and priority of all Lessor Liens.

        (f) Tax Treatment of Transaction. Notwithstanding any other provision of this Participation Agreement to the contrary, the parties hereto agree and declare that each party will, for Tax purposes, report the transaction consistently with the Tax treatment set forth in Section 2.7 hereof. In particular, for Tax purposes, the obligations of the Lessee to pay Interim Rent and, other than any principal components thereof, Basic Rent, shall be treated as payments of interest to the Participants, and the payment by the Lessee of any amounts in respect of the Lease Balance shall be treated as the payments of principal to the Participants.

        (g) Depreciation. Prior to the Lease Expiration Date, neither Certificate Trustee nor any Participant shall claim any United States federal or state tax attributes or benefits (including depreciation) relating to the Items of Equipment unless required to do so by an appropriate taxing authority or after a clearly applicable change in Applicable Laws and Regulations or as a protective response to a proposed adjustment by an Governmental Agency; provided, however, that if an appropriate taxing authority shall require Certificate Trustee, or any Participant to claim any such United States federal or state tax attributes or benefits, such Person shall promptly notify Lessee thereof and shall permit Lessee to contest such requirement in a manner similar to the contest rights provided in, and subject to any applicable limitation to a context contained in, Section 7.2(b) hereof.


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LSI Trust No. 2001-A                                     Participation Agreement


        (h) Quiet Possession. If and so long as no Lease Event of Default shall have occurred and be continuing, none of Certificate Trustee, Agent or any Participant, or any Person acting through or under any such Person will interfere with the Lessee's right to the use, possession and quiet enjoyment of the Items of Equipment according to the terms hereof and of the other Operative Documents.

        (i) Assignment of Warranties and Other Rights and Appointment of Lessee as Agent. (i) Certificate Trustee hereby assigns to the Lessee all of its rights, if any (including indemnification rights and rights to receive payments), under any and all warranties of, and other claims against, dealers, manufacturers, vendors, suppliers, installers, contractors or subcontractors relating to the Items of Equipment. If Certificate Trustee is contractually or legally prohibited from assigning any such warranty, indemnity or claim, Certificate Trustee hereby assigns to the Lessee, to the extent permitted by Applicable Laws and Regulations its beneficial interest in such warranty, indemnity or claim. Certificate Trustee hereby irrevocably appoints the Lessee as its attorney-in-fact and agent with full authority in its place and stead to assert and enforce (including compromise, waiver or settlement thereof) whatever claims and rights Certificate Trustee may have against suppliers, dealers, manufacturers, vendors, contractors and subcontractors relating to the Items of Equipment or any component thereof, whether under warranty, product liability claim or otherwise.

        (ii) Upon the occurrence of and during the continuation of a Lease Event of Default, the power of attorney granted pursuant to Section 6.2(h)(i) shall terminate and the Lessee shall, without further act on its part, be deemed to have reassigned to Certificate Trustee all of the rights and claims held by the Lessee under this subsection relating to the Items of Equipment; provided that such power of attorney shall automatically be reassigned back to Lessee once the Lease Event of Default has been cured.

        (iii) Except during the continuance of a Lease Event of Default, Certificate Trustee agrees to remit to the Lessee any rebates, refunds or like payments received from dealers, manufacturers, vendors or suppliers of the Items of Equipment as and when received from such Persons. Any such rebates, refunds or like payments shall not affect in any manner the amounts owing or the payments to be made by the Lessee hereunder.

        Section 6.3. Assignments.

        (a) Lender Assignments. (i) From time to time following the Document Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Note, Loans, Commitment, and its rights, obligations and interest in, to or under this Agreement, the other Operative Documents and the Items of Equipment and without the written consent of Lessee; provided that (i) such assignment shall be evidenced by an Assignment Agreement, a copy of which shall be furnished to the Agent and Lessee, (ii) except in the case of an assignment to an Affiliate of the assigning Lender, to another Lender or of the entire remaining Commitment of the assigning Lender, the assignment shall not assign Loans and, Commitments the aggregate amount of which is less than $5,000,000, (iii) the effective date of any such assignment shall be as specified in the Assignment Agreement, but not prior to the expiration of the sixty (60) day period referred to in clause (v) below if Lessee objects to such assignment and not earlier than


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LSI Trust No. 2001-A                                     Participation Agreement


the date which is five Business Days after the date the Agent has received a fully executed copy of the Assignment Agreement, (iv) if the assignment occurs prior to the end of the Commitment Period, the assignor shall concurrently assign to the assignee that percentage of its Commitment set forth in Schedule I-B hereto equal to the percentage of its Loans being assigned and (v) if such Assignment is to an Eligible Assignee described in clause (c) or (d) of the definition thereof, the assigning Lender shall provide Lessee (with a copy to Agent) with written notice of its intention to assign its Notes, Loans and Commitment and the name of the assignee, and if Lessee objects in writing to such assignee within five (5) Business Days of receipt of such written notice, Lessee shall have sixty (60) days from the date of receipt by Lessee of such notice to find a replacement assignee which is an Eligible Assignee and if no such replacement assignee is found within such sixty (60) day period, the assigning Lender may assign its Notes, Loans and Commitment to such assignee identified in the notice delivered to the Lessee. Notwithstanding anything to the contrary contained herein or in any other Operative Document, any Lender may pledge or assign its rights under the Operative Documents in accordance with
Section 6.3(f) without regard to the limitations contained in this Section
6.3(a).

(ii) By executing and delivering an Assignment Agreement, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Loans and Commitments being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the other Operative Documents or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Operative Document; (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of the Lessee or its Subsidiaries or the performance by the Lessee or its Subsidiaries of their obligations under the Operative Documents; (iii) it has received a copy of this Agreement and the other Operative Documents, together with copies of the most recent financial statements delivered pursuant to Section 5.1(a) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (iv) it will, independently and without reliance upon any other Participant and based on such documents and information as it shall deem appropriate at this time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Operative Documents; (v) it appoints and authorizes the Agent to take such action and to exercise such powers under this Agreement and the other Operative Documents as are delegated to the Agent by this Agreement and the other Operative Documents; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Operative Documents are required to be performed by it as a Lender.

        (b) [Reserved]

        (c) Certificate Purchaser Assignments. Any Certificate Purchaser may, without the written consent of Lessee, assign or transfer all or any part of its Commitment or its rights, obligations and interest in, to and under its Certificate, this Agreement, the other Operative Documents, the Trust Estate and the Items of Equipment at any time to an Eligible Assignee or an Affiliate of such Certificate Purchaser, provided, however, that (i) such assignment shall


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LSI Trust No. 2001-A                                     Participation Agreement

comply with the applicable provisions of Section 6.3(a), (ii) such assignment shall be evidenced by an Assignment Agreement, a copy of which shall be furnished to the Agent, the Certificate Trustee and Lessee, (iii) each assignment or transfer shall comply with all applicable securities laws, (iv) in no circumstances shall any Certificate Purchaser hold a Certificate with a face value of less than $1,000,000, unless such Certificate with a face value of less than $1,000,000 is the entire remaining Commitment of such Certificate Purchaser, and (v) the assigning Certificate Purchaser shall give notice of such assignment and the name of the assignee to Lessee, the Certificate Trustee and Agent and, if such assignee is an Eligible Assignee described in clause (c) or
(d) of the definition thereof and Lessee objects in writing to such assignee within five (5) Business Days of receipt of such written notice, Lessee shall have sixty (60) days from the date of receipt by Lessee of such notice to find a replacement assignee which is an Eligible Assignee and if no such replacement assignee is found within such sixty (60) day period, the assigning Certificate Purchaser may assign its Certificates and Commitments to such assignee identified in the notice delivered to Lessee.

        (d) Required Deliveries. Lessee, Certificate Trustee and Agent may continue to deal solely and directly with the assignor Lender or Certificate Purchaser, as the case may be, in connection with any interest so assigned until
(A) notice of such assignment shall have been given to Lessee and Agent by such Participant or its assignee; (B) the assignor and assignee shall have executed and delivered to Agent and Lessee an instrument of assignment in the form attached hereto as Exhibit B, together with any Certificate and/or Note then held by the assignor; and (C) the assignor or its assignee shall have paid to the Agent a processing fee in the amount of $3,500. When Agent and Lessee have received the items listed in clauses (A) and (B) of the preceding sentence and the Agent has received payment of the fee described in clause (C) of the preceding sentence, subject to subsection (a) or (c) above, as applicable, the assignee shall be a party hereto and the other Operative Documents to which the assignor was (or, in the case of a partial assignment, is) a party and, to the extent of the rights and obligations so assigned to it, shall have the rights and obligations of a Lender or Certificate Purchaser, as the case may be, hereunder and under such other Operative Documents, and the assignor shall, to the extent that rights and obligations hereunder and under such other Operative Documents have been assigned by it, relinquish its rights and be released from its obligations hereunder and under such other Operative Documents. The Commitment allocated to an assignee shall reduce the Commitment of the assignor pro tanto. The Agent shall maintain a copy of each instrument of assignment delivered to it.

        (e) Replacement Certificates and Notes. Agent, the assignor and the assignee shall each record in its records the amount of the Loans or Certificate Amount so assigned and then held by the assignee. Certificate Trustee shall promptly upon receipt of notice of such assignment execute and deliver to Agent new appropriate Notes and Certificates evidencing such assignee's assigned Loans and Certificate Amount, and, if the assignor has retained a portion of its Loans or Certificate Amount, replacement Notes or Certificates in the principal amount of the Loans or Certificate Amount retained by the assignor. Any Notes or Certificate issued pursuant to this Section 6.3(e) shall be dated the effective date of the applicable assignment.

        (f) Pledges to Federal Reserve Banks. Notwithstanding any provision to the contrary contained herein or in any of the other Operative Documents, any Lender may at any time pledge


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LSI Trust No. 2001-A                                     Participation Agreement


or assign all or a portion of its rights under the Operative Documents to a Federal Reserve Bank organized under the Federal Reserve Act, 12 U.S.C. Section 341, or any successor statute thereto. No such assignment shall release the assigning Lender from any of its obligations under this Agreement or any of the other Operative Documents.

        Section 6.4. Participations. Each Participant may from time to time grant participations ("Participations") in all or a portion of the interests represented by its Notes and/or the interests represented by its Certificates or any right to payment thereunder, in each case to one or more banks or other financial institutions (including another Participant); provided, however, that
(i) such Participant's obligations under the Operative Documents shall remain unchanged, (ii) such Participant shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Participant hereunder for any purpose except, if the participation agreement so provides, for the purposes of Sections 7.1 and 7.4, but only to the extent that the cost of such benefits to Lessee does not exceed the cost which Lessee would have incurred in respect of such Participant absent the participation, (iv) Lessee and the other Participants shall continue to deal solely and directly with such Participant in connection with such Participant's rights and obligations under this Agreement,
(v) the participation interest shall not restrict an increase in the Commitment, or in the granting Participant's Commitment Percentage or Commitment, so long as the amount of the participation interest is not affected thereby, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Operative Documents other than those which (A) extend the Final Maturity Date or any other date upon which any payment of money is due to the Participant granting the participation, (B) reduce the rate of interest on the Notes or Certificates of such Participant, any fee or any other monetary amount payable to that Participant, or (C) reduce the amount of any installment of principal due under the Notes or Certificates of that Participant.


                                   ARTICLE VII

                     INDEMNIFICATION AND ADDITIONAL PAYMENTS

        Section 7.1. General Indemnification. (a) Subject to clause (b) below, Lessee agrees to indemnify, defend and hold each Indemnitee harmless, on a Grossed-Up Basis, from and against any and all Claims (which may include the outstanding Lease Balance or any portion thereof) that directly or indirectly relate to, result from or arise out of or are alleged to relate to, result from or arise out of any of the following (whether or not any such Indemnitee is indemnified as to such matter by any other Person and whether or not such Claim arises or accrues prior to the Document Closing Date or after the Lease Expiration Date):

               (i) the Items of Equipment, the Lessee Collateral, the Lessor Collateral, or any part thereof;

               (ii) any of the Operative Documents or any of the transactions contemplated thereby, or any investigation, litigation, enforcement or proceeding in connection therewith, and any amendment, modification or waiver in respect thereof;


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LSI Trust No. 2001-A                                     Participation Agreement


               (iii) the regulation of the ownership, construction, leasing, use or operation of the Items of Equipment or any part thereof, but only to the extent that the Indemnitee is subjected to such regulation as a result of its being a party to or beneficiary of the Operative Documents or its involvement in the transactions contemplated in the Operative Documents;

               (iv) the offer, financing, refinancing, inspection, mortgaging, granting of a security interest in, design, manufacture, construction, purchase, ownership, acquisition, acceptance, rejection, delivery, nondelivery, redelivery, possession, transportation, lease, sublease, installation, condition, transfer of title, rental, use, operation, storage, maintenance, modification, alteration, repair, assembly, sale, return, abandonment or other application or disposition of all or any part of the Items of Equipment or any interest therein or improvements, additions or modifications thereto or the imposition of any Lien thereon, or the failure to perform or accomplish any of the foregoing in accordance with the requirements of the Operative Documents, other agreements governing such matters or Applicable Laws and Regulations including, without limitation: Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), latent or other defects, whether or not discoverable, any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Items of Equipment, the making of any alterations or modifications in violation of any standards imposed by any insurance polices required to be maintained by the Lessee pursuant to the Lease which policies are in effect at any time with respect to the Items of Equipment or any part thereof, and any Claim for patent, trademark or copyright infringement and any violations of any environmental noise or pollution control laws;

               (v) a breach by Lessee of any of its covenants under any Operative Document, or a misrepresentation by the Lessee (including any omission by Lessee that makes any representation made by Lessee materially misleading) in any Operative Document or in any certificate or other document delivered by the Lessee to the Certificate Trustee, Agent or any Participant pursuant to any Operative Document, or the material inaccuracy of any information provided by Lessee to any third party in connection with the preparation by such third party of a report or other document required to be delivered pursuant to any Operative Document;

               (vi) the existence of any Lien on or with respect to the Items of Equipment, title thereto, any interest therein or any Interim Rent, Basic Rent or Supplemental Rent, including any Liens which arise out of the possession, use, operation, construction, repair or rebuilding of the Items of Equipment or by reason of labor or materials furnished or claimed to have been furnished to Lessee, or any of its contractors or agents or by reason of the financing of any personality or equipment purchased or leased by the Lessee or alterations or modifications made by the Lessee, except Liens in favor of the Agent or the Lessor;

               (vii) any Claims related to the Release from any Item of Equipment of any substance into the environment, including (without limitation) Claims arising out of the


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LSI Trust No. 2001-A                                     Participation Agreement


        use of any Item of Equipment for the transportation or storage of any Hazardous Material; and

               (viii) the offer, issuance, sale, transfer, conversion or delivery of the Notes and the Certificates.

        (b) Exclusions. The provisions of Section 7.1(a) shall not apply to any
Claim:

               (i) with respect to any Indemnitee, to the extent attributable to the willful misconduct or gross negligence of, or negligence in the handling of funds by, such Indemnitee, its officers, agents, employees and Affiliates or the breach in any material respect of any representation or covenant made by such Indemnitee under the Operative Documents;

               (ii) to the extent attributable to acts or events that occur after the payment in full of the entire Lease Balance and all other amounts due from Lessee to the Agent, the Certificate Trustee and the Participants pursuant to the Operative Documents or repossession of the Items of Equipment by Lessor following a Lease Event of Default (except to the extent fairly attributable to circumstances existing or acts, events, liabilities or damages occurring or accruing prior to such payment in full or repossession, or to the extent relating to the acts or omissions of the Lessee in relation to, or liabilities arising out of, their operation, repair, servicing, maintenance or replacement of the Items of Equipment); or

               (iii) in respect of Taxes, which are governed by Section 7.2, other than a payment necessary to make payments under this Section 7.1 on a Grossed-Up Basis.

        (c) Contests. In respect of the indemnification provided under Section 7.1(a), promptly after receipt by an Indemnitee of notice of any pending or threatened Claim, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against Lessee give written notice thereof to Lessee. So long as no Lease Event of Default is continuing, Lessee at its own expense, may elect to assume the defense of any such Claim through its own counsel, which shall be subject to the reasonable approval of the Indemnitee, on behalf of the Indemnitee (with full right of subrogation to the Indemnitee's rights and defenses). Lessee must indicate its election to assume such defense by written notice to the Indemnitee within 30 days following receipt of Indemnitee's notice of the Claim, or in the case of a third party claim which requires a shorter time for response then within such shorter period as specified in the Indemnitee's notice of Claim; provided that such Indemnitee has given Lessee notice thereof. If Lessee denies liability or fails to respond to the notice within the time period set forth above, the Indemnitee may defend or compromise the Claim as it deems appropriate without prejudice to any of Indemnitee's rights hereunder and with no further obligation to inform Lessee of the status of the Claim and no right of Lessee to approve or disapprove any actions taken in connection therewith by the Indemnitee. If Lessee shall have elected to assume the defense of any such Claim, then upon the request of Lessee, the Indemnitee requesting payment of indemnity under Section 7.1(a) shall promptly furnish Lessee with copies of any records or documents pertaining to the matter to be indemnified and, to the extent known by such Indemnitee, a reasonably


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LSI Trust No. 2001-A                                     Participation Agreement


detailed explanation of the circumstances giving rise to the claim of indemnification and the determination of the amount of the requested indemnity payment. Upon payment in full to Indemnitee of any indemnity pursuant to Section 7.1(a), Lessee shall be subrogated to any right of Indemnitee in respect of the matter against which such indemnity has been paid. If Lessee shall have elected to assume the defense of any such Claim, upon the written request at any time and from time to time of Lessee, Indemnitee shall, at the expense of Lessee, take such reasonable actions and execute such documents as are necessary or reasonably appropriate to assist Lessee in the preservation and enforcement against third parties of Lessee's right of subrogation hereunder. The Indemnitee may employ separate counsel in any such Claim and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless the Indemnitee shall have been advised by its counsel that a conflict of interest exists in Lessee's counsel's representations of the Indemnitee and Lessee, in which case the fees and expenses of such Indemnitee's counsel shall be for the account of Lessee. All fees and expenses shall be paid periodically as incurred. So long as no Lease Event of Default shall have occurred and be continuing, Lessee shall not be liable for any settlement of any such Claim effected without its consent unless Lessee shall fail to, or elect in writing not to, assume the defense thereof in which case the Indemnitee, without waiving any rights to indemnification hereunder, may defend such Claim and enter into any good faith settlement thereof without the prior written consent of Lessee. Lessee shall not, without the prior written consent (not to be unreasonably withheld) of the Indemnitee, effect any settlement of any such Claim unless such settlement includes an unconditional release of the Indemnitee from all liabilities that are the subject of such Claim. The parties agree to cooperate in any defense or settlement of any such Claim and to give each other reasonable access to all information relevant thereto subject to appropriate confidentiality agreements. The parties will similarly cooperate in the prosecution of any claim or lawsuit against any third party.

        (d) Subrogation. Upon the payment in full of any claim pursuant to this
Section 7.1, Lessee, without any further action, shall be subrogated to any claims the Indemnitee may have relating thereto. The Indemnitee agrees, at Lessee's expense, to give such further assurances or agreements and to cooperate with Lessee to permit the Lessee to pursue such claims, if any, to the extent reasonably requested by Lessee. If Lessee shall have paid an amount to or for an Indemnitee pursuant to this Section 7.1, and such Indemnitee subsequently shall be reimbursed in respect of such indemnified amount from any other Person, such Indemnitee shall promptly pay Lessee, but not before Lessee shall have made all payments then due to such Indemnitee pursuant to this Section 7.1 and any other payments then due hereunder and under any other Operative Document, the amount of such reimbursement, including interest actually received attributable thereto, net of Taxes required to be paid by such Indemnitee as a result of any refund received, after giving effect to such payment to Lessee.

        (e) Not Residual Guaranty. Nothing in this Section 7.1 shall be construed as a guaranty of residual value of the Items of Equipment.

        Section 7.2. General Tax Indemnity.

        (a) Indemnification. Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Equipment and all Indemnitees, and hold the Equipment and


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LSI Trust No. 2001-A                                     Participation Agreement


all Indemnitees harmless against, all Impositions on an Grossed-Up Basis. Each Indemnitee further agrees to make good faith efforts to implement the reasonable recommendations made by Lessee regarding techniques to minimize Taxes indemnifiable hereunder, provided that Lessee agrees to indemnify such Indemnitee on a Grossed-Up Basis and to hold each Indemnitee harmless against any cost or expense arising from instituting Lessee's recommendations. Notwithstanding anything to the contrary herein, any indemnification obligation of Lessee with respect to any withholding Taxes incurred by an Indemnitee shall be governed exclusively by Section 7.3.

        (b) Contests. If any claim shall be made against any Indemnitee or if any proceeding shall be commenced against any Indemnitee (including a written notice of such proceeding) for any Imposition as to which Lessee reasonably may have an indemnity obligation pursuant to this Section 7.2, or if any Indemnitee reasonably shall determine that any Imposition for which Lessee may have an indemnity obligation pursuant to this Section 7.2 may be payable, such Indemnitee shall promptly (and in any event, within 30 days) notify Lessee in writing (provided that failure to so notify Lessee within 30 days shall not alter such Indemnitee's rights under this Section 7.2, except to the extent such failure precludes or materially adversely affects the ability to conduct a contest of any indemnified Imposition, in which case Lessee shall have no indemnification obligation hereunder to the extent such failure precludes or materially affects their ability to conduct a contest) and shall not take any action with respect to such claim, proceeding or Imposition without the written consent of Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for 30 days after the receipt of such notice by Lessee; provided, however, that in the case of any such claim or proceeding, if such Indemnitee shall be required by law or regulation to take action prior to the end of such 30-day period, such Indemnitee shall in such notice to Lessee, so inform Lessee, and such Indemnitee shall not take any action with respect to such claim, proceeding or Imposition without the consent of Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for 10 days after the receipt of such notice by Lessee, unless the Indemnitee shall be required by law or regulation to take action prior to the end of such 10-day period.

        Lessee shall be entitled for a period of 30 days from receipt of such notice from the Indemnitee (or such shorter period as the Indemnitee has notified Lessee is required by law or regulation for the Indemnitee to commence such contest), to request in writing that such Indemnitee contest in good faith of such Imposition, at Lessee's expense. If (x) such contest can be pursued in the name of Lessee and independently from any other proceeding involving an Imposition for which Lessee has not agreed to indemnify such Indemnitee, (y) such contest must be pursued in the name of the Indemnitee, but can be pursued independently from any other proceeding involving an Imposition for which Lessee has not agreed to indemnify such Indemnitee or (z) the Indemnitee so requests, then Lessee shall be permitted to control the contest of such claim, provided that in the case of a contest described in any of clause (x), (y) or (z) if the Indemnitee determines in good faith that such contest by Lessee reasonably could have a material adverse impact on the business or operations of the Indemnitee and provides a written explanation to Lessee of such determination, the Indemnitee may elect to control or reassert control of the contest, and provided, that by taking control of the contest, Lessee acknowledges that it is responsible for the Imposition ultimately determined to be due by reason of such claim, and provided, further, that in determining the application of clauses (x) and (y), each Indemnitee


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LSI Trust No. 2001-A                                     Participation Agreement


shall take any and all reasonable steps to segregate claims for any Impositions for which Lessee indemnifies hereunder from Impositions for which Lessee is not obligated to indemnify hereunder, so that Lessee can control the contest of the former. In all other claims requested to be contested by Lessee, the Indemnitee shall control the contest of such claim, acting through counsel reasonably acceptable to Lessee. In any contest controlled by an Indemnitee, the Indemnitee shall conduct such contest in good faith. In no event shall Lessee be permitted to contest (or the Indemnitee required to contest) any claim (A) if such Indemnitee provides Lessee with a legal opinion of independent counsel that such action, suit or proceeding involves a material risk of imposition of criminal liability or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on any Item or Items of Equipment or any part thereof unless Lessee shall have posted and maintained a bond or other security reasonably satisfactory to the relevant Indemnitee in respect to such risk, (B) if a Lease Event of Default has occurred and is continuing, unless Lessee shall have posted and maintained a bond or other security reasonably satisfactory to the relevant Indemnitee in respect of the Impositions subject to such claim and any and all expenses for which Lessee is responsible hereunder reasonably foreseeable in connection with the contest of such claim, (C) unless Lessee shall have agreed to pay and shall pay to such Indemnitee on demand all reasonable out-of-pocket costs, losses and expenses that such Indemnitee may incur in connection with contesting such Imposition, including all reasonable legal, accounting and investigatory fees and disbursements, or (D) if such contest shall involve the payment of the Impositions prior to the contest, unless Lessee shall provide to the Indemnitee an interest-free advance in an amount equal to the Imposition that the Indemnitee is required to pay (with no additional net after-tax costs (including Taxes) to such Indemnitee). In addition, for Indemnitee-controlled contests and claims contested in the name of the Indemnitee in a public forum, no contest shall be required: (A) unless the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving such Indemnitee for which Lessee may be liable to pay an indemnity under this Section 7.2) exceeds $75,000 and (B) unless, if requested by the Indemnitee, the Lessee shall have provided to the Indemnitee an opinion of counsel selected by Lessee that a reasonable basis exists to contest such claim. In no event shall an Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court.

        The party conducting the contest shall consult in good faith with the other party and its counsel with respect to the contest of such claim for Impositions (or claim for refund) but the decisions regarding what actions to be taken shall be made by the controlling party in its sole judgement, provided, however, that if the Indemnitee is the controlling party, no settlement offer with respect to such claims shall be made or accepted by the Indemnitee without the prior consent of the Lessee (which consent shall not unreasonably be withheld), and provided further, that if the Indemnitee is the controlling party and Lessee recommends the acceptance of a settlement offer made by the relevant Governmental Agency and such Indemnitee rejects such settlement offer then the amount for which Lessee will be required to indemnify such Indemnitee with respect to the Taxes subject to such offer shall not exceed the amount which it would have owed if such settlement offer had been accepted. In addition, the controlling party shall keep the noncontrolling party reasonably informed as to the progress of the contest, and shall provide the noncontrolling party with a copy of (or appropriate excerpts from) any reports or claims issued


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LSI Trust No. 2001-A                                     Participation Agreement


by the relevant auditing agent or taxing authority to the controlling party thereof, in connection with such claim or the contest thereof.

        Each Indemnitee shall supply Lessee with such information and documents reasonably requested by Lessee as is necessary or advisable for Lessee to participate in any action, suit or proceeding to the extent permitted by this
Section 7.2(b), and Lessee shall promptly reimburse such Indemnitee for the reasonable out-of-pocket expenses of supplying such information and documents. No Indemnitee shall enter into any settlement or other compromise or fail to appeal an adverse ruling with respect to any claim which is entitled to be indemnified under this Section 7.2 (and with respect to which contest is required under this Section 7.2(b)) without the prior written consent of Lessee (such consent not to be unreasonably withheld), unless such Indemnitee waives its right to be indemnified under this Section 7.2 with respect to such claim.

        Notwithstanding anything contained herein to the contrary, an Indemnitee will not be required to contest (and Lessee shall not be permitted to contest) a claim with respect to any Imposition if (i) such Indemnitee shall waive its right to indemnification under this Section 7.2 with respect to such claim (and any claim with respect to such year or any other taxable year, the contest of which is materially adversely affected as a result of such waiver) or (ii) such Imposition is the sole result of a claim of a continuing and consistent nature, which claim has previously been resolved against the relevant Indemnitee (unless a change in law or facts has occurred since such prior adverse resolution and Lessee provides an opinion of independent tax counsel to the effect that it is more likely than not that such change in law or facts will result in a favorable resolution of the claim at issue).

        (c) Payments.

        (i) To or for the Account of an Indemnitee. (x) Any Imposition indemnifiable under this Section 7.2 shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to an Indemnitee pursuant to this Section
7.2 shall be paid within thirty (30) days after receipt of a written demand therefor from such Indemnitee (accompanied by a written statement describing in reasonable detail the amount so payable), but not before two Business Days prior to the date that the relevant Taxes are due. Any payments made to an Indemnitee pursuant to this Section 7.2 shall be made directly to the Indemnitee entitled thereto in immediately available funds at such bank or to such account as specified by the Indemnitee in written directions to Lessee, or, if no such direction shall have been given, by check of Lessee payable to the order of the Indemnitee by certified mail, postage prepaid at its address as set forth in this Participation Agreement. Upon the request of any Indemnitee with respect to an Imposition that Lessee is required to pay, Lessee shall furnish to such Indemnitee the original or a copy of a receipt for Lessee's payment of such Imposition or such other evidence of payment as is reasonably acceptable to such Indemnitee.

        (y) At the Lessee's request, the amount of any indemnification payment by Lessee pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Lessee and the Indemnitee. The fees and expenses of such independent public accounting firm shall be paid by the Lessee unless such verification shall


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LSI Trust No. 2001-A                                     Participation Agreement


result in an adjustment in the Lessee's favor of 5% or more of the payment as computed by the Indemnitee, in which case such fees and expenses shall be paid by the Indemnitee.

        (ii) To Lessee. (x) If any Indemnitee actually shall realize a Tax benefit (whether by way of deduction, credit, allocation or apportionment or otherwise) with respect to an Imposition not indemnifiable hereunder which would not have been realized but for any Imposition with respect to which Lessee has reimbursed or indemnified such Indemnitee pursuant to the Operative Documents, which benefit was not previously taken into account in determining the amount of Lessee's payment to such Indemnitee, such Indemnitee shall pay to Lessee an amount equal to the amount of such Tax benefit on a Grossed-Up Basis); provided, however, that no payment shall be made as long as Lease Event of Default is continuing provided further, however, that no Indemnitee shall be required to pay to Lessee any Tax benefit to the extent such payment would be greater than the amount of the Impositions in respect of which the reimbursement or indemnification was paid by Lessee, reduced by all prior payments by such Indemnitee under this Section 7.2(c)(ii)(x) in respect of such amount; any payment to Lessee which is so limited shall, to the extent of such unpaid excess, be carried over and shall be available to offset any future obligations of Lessee under this Section 7.2. If such repaid Tax benefit is thereafter lost, the additional Tax payable in respect of such lost Tax benefit shall be treated as an Imposition indemnifiable hereunder without regard to the exclusions set forth in clauses (i), (ii), (iv), (v), (vi), (vii), (viii), (ix), (x) of the definition of Impositions.

        (y) Upon receipt by an Indemnitee of a refund or credit of all or part of any Impositions paid or indemnified against by Lessee, which refund or credit was not previously taken into account in determining the amount of Lessee's payment to such Indemnitee, such Indemnitee shall pay to Lessee, on a Grossed-Up Basis, an amount equal to the amount of such refund or credit, plus any interest received by or credited to such Indemnitee with respect to such refund; provided, however, that no such payment shall be made as long as a Lease Event of Default is not continuing; provided, further, however, that no Indemnitee shall be required to pay to Lessee any refund or credit to the extent such refund or credit is greater than the amount of Impositions in respect of which payment or indemnification was made by Lessee, reduced by all prior payments by such Indemnitee under this Section 7.2(c)(ii)(y) in respect of such amount. If such repaid refund or credit is thereafter lost, the additional Tax payable shall be treated as Imposition indemnifiable hereunder without regard to the exclusions set forth in clauses (i), (ii), (iv), (v), (vi) (vii), (viii), (ix),
(x) of the definition of Impositions.

        (z) The Indemnitee will, at Lessee's expense, pursue refunds and tax benefits that would result in any such payments to Lessee, but only if the Indemnitee has been notified in writing by Lessee that such refunds or tax benefits are available.

        (d) Reports. In the case of any report, return or statement required to be filed with respect to any Impositions that are subject to indemnification under this Section 7.2 and of which Lessee or the Indemnitee has knowledge, the party having such knowledge shall promptly notify the other of such requirement and, at Lessee's expense (i) if Lessee is permitted (unless otherwise requested by the Indemnitee) by Applicable Laws and Regulations, timely file such report, return or statement in its own name or (ii) if such report, return or statement is required to be in the name of or filed by such Indemnitee or the Indemnitee otherwise requests that such


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LSI Trust No. 2001-A                                     Participation Agreement


report, return or statement be filed in the name of or by such Indemnitee, Lessee shall prepare such report, return or statement for filing by such Indemnitee in such manner as shall be reasonably satisfactory to such Indemnitee and send the same to the Indemnitee for filing no later than 15 days prior to the due date therefor. In any case in which the Indemnitee will file any such report, return or statement, Lessee shall, upon written request of such Indemnitee, provide such Indemnitee with such information as is reasonably necessary to allow the Indemnitee to file such report, return or statement. Notwithstanding the foregoing, Lessee shall not be required to prepare or file any income tax return or franchise tax return of any Indemnitee.

        Section 7.3. Withholding Taxes. (a) (x) Agent shall withhold any Taxes required by Applicable Laws and Regulations to be withheld on any payment to any Participant, except to the extent that the Participant has furnished to Agent the information set forth in Section 7.3(a)(y) entitling such Person to an exemption from withholding Taxes. Except to the extent set forth in Section 7.6, the amount payable to Agent or any Participant shall be reduced by the amount of any withholding Taxes required to be withheld by Agent pursuant to the preceding sentence and Lessee, and Agent shall have no liability or obligation to the Participants with respect to any such withholding Taxes, except to the extent that the Agent is required to withhold such withholding Taxes as the result of a change in Applicable Laws and Regulations (only if such change in Applicable Laws and Regulations occurs after the relevant Participant has become a party to this Agreement), in which case Lessee shall be responsible for, and shall indemnify and hold harmless Agent (without duplication of any indemnification required in Section 7.2(a)) on a Grossed-Up Basis against, any claims regarding such withholding taxes made against the Agent, to the extent, but only to the extent, Agent has actually paid funds to a taxing authority with respect to such withholding Taxes or receives a demand for such payments from any taxing authority. In accepting and carrying out its duties with respect to withholding Taxes pursuant to this Section 7.3, Agent shall act as the duly authorized agent of Lessee to act on behalf of Lessee under the withholding provisions of Chapter 3 of the Code. Lessee shall file notice of such appointment with the Director of Foreign Operations District of Internal Revenue Service in accordance with Treas. Reg. Section 1.1441-7(b). Such agency shall terminate in the event that Applicable Laws and Regulations are amended so as to release Lessee of the obligation to withhold Taxes with respect to payments made by Lessee to Agent under the Lease and in any event upon termination or expiration of the Lease.

        (y) Each Participant (whether now or hereafter a party to this Participation Agreement) that is not incorporated under the laws of the United States of America or a state thereof shall: (1) deliver to Lessee and Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9 or successor applicable form; (2) deliver to Lessee and Agent after written request therefor two (2) further copies of such forms or other appropriate certification of such forms on or before the date that such form expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form delivered to Lessee and Agent; and (3) obtain such extensions of time for filing and renew such forms and certifications thereof as may reasonably be requested in writing by Lessee, unless any Change in Law has occurred prior to the date on which any such delivery otherwise would be required which renders any such form inapplicable or which would prevent such Participant from


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LSI Trust No. 2001-A                                     Participation Agreement


duly completing and delivering any such forms and such Participant so advises the Lessee and the Agent.

        (b) If and to the extent (A) Agent has in good faith attempted to comply with its obligation to withhold Taxes in accordance with clause (a) and (B) each Participant to which Section 7.3(a)(y) applies has complied therewith, and a claim regarding withholding Taxes is made against Agent, as between Lessee and Agent, Lessee shall be responsible for, and Lessee shall indemnify and hold harmless Agent (without duplication of any indemnification required by Section 7.2(a)) on a Grossed-Up Basis against, such claim to the extent, but only to the extent, Agent has actually paid funds to a taxing authority with respect to such withholding taxes or receives a demand for such payment from any taxing authority.

        (c) Except with respect to withholding Taxes payable by Lessee pursuant to Section 7.4, each Participant agrees to reimburse Agent for any withholding Taxes for which Agent becomes liable and to reimburse Lessee for any Taxes or other amounts paid by Lessee pursuant to clause (b) hereof.

        (d) For purposes of determining whether withholding Taxes apply to payments under the Lease, it shall be assumed that the Lease constitutes a loan for United States Federal income tax purposes (as is the intention of the parties).

        Section 7.4. Increased Costs. (a) If on or after the date a Participant becomes a party hereto, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof (each such event being a "Change in Law") by any Governmental Agency, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Participant (or its applicable lending office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

        (i) shall subject any Participant (or its applicable lending office) to any tax, duty or other charge with respect to its Loans or Certificate Amount or its obligation to make Loans or provide additional Certificate Amounts, or shall change the basis of taxation of payments to any Participant (or its applicable lending office) of the principal of or Interest or Yield on its Loans or Certificate Amount or any other amounts due under the Operative Documents in respect of its Loans or Certificate Amount or its obligation to make Loans or provide additional Certificate Amounts (except for (A) franchise taxes, taxes or other charges related to the general authority of such Participant or its applicable lending office to do business or taxes on the overall income of such Participant or its applicable lending office, in each case imposed by the jurisdiction where such Participant is incorporated (or any political subdivision thereof) or where it is managed or controlled or where its applicable lending office is located, or (B) withholding taxes imposed under the laws of any jurisdiction); or

        (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any Loan or Certificate Amount the Interest or Yield on which is determined on a LIBO Rate basis, any such requirement with respect to which such Participant is


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LSI Trust No. 2001-A                                     Participation Agreement


entitled to compensation pursuant to clause (d) below), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Participant (or its applicable lending office) or shall impose on any Participant (or its applicable lending office) or on the London interbank market any other condition affecting its Loans, Certificate Amount or its obligation to make Loans or provide additional Certificate Amounts;

and the result of any of the foregoing is to increase the cost to such Participant (or its applicable lending office) of making or maintaining any Loan or Certificate Amount, or to reduce the amount of any sum received or receivable by such Participant (or its applicable lending office) under this Agreement, the Loan Agreement or the Trust Agreement, by an amount deemed by such Participant to be material, then, within 15 days after reasonably detailed written demand by such Participant (with a copy to Agent), Lessee shall pay to such Participant such additional amount or amounts as will compensate such Participant for such increased cost or reduction; provided, however, that Lessee shall have no obligation to make any payment to any demanding party under this Section on account of any such increased costs unless Lessee receives notice of such increased costs from the demanding party within twelve (12) months after they are incurred or realized.

        (b) IF ANY PARTICIPANT SHALL HAVE DETERMINED THAT ANY APPLICABLE LAW, RULE, GUIDELINE OR REGULATION REGARDING CAPITAL ADEQUACY, OR ANY CHANGE THEREIN, OR ANY CHANGE IN THE INTERPRETATION OR ADMINISTRATION THEREOF BY ANY GOVERNMENTAL AGENCY, CENTRAL BANK OR COMPARABLE AGENCY CHARGED WITH THE INTERPRETATION OR ADMINISTRATION THEREOF, OR ANY REQUEST OR DIRECTIVE REGARDING CAPITAL ADEQUACY (WHETHER OR NOT HAVING THE FORCE OF LAW) OF ANY SUCH AUTHORITY, CENTRAL BANK OR COMPARABLE AGENCY (A "REGULATORY REQUIREMENT"), HAS OR WOULD HAVE THE EFFECT OF REDUCING THE RATE OF RETURN ON CAPITAL OF SUCH PARTICIPANT (OR ITS PARENT) AS A CONSEQUENCE OF SUCH PARTICIPANT'S OBLIGATIONS UNDER THE OPERATIVE DOCUMENTS TO A LEVEL BELOW THAT WHICH SUCH PARTICIPANT (OR ITS PARENT) COULD HAVE ACHIEVED BUT FOR SUCH REGULATORY REQUIREMENT (TAKING INTO CONSIDERATION ITS POLICIES WITH RESPECT TO CAPITAL ADEQUACY) BY AN AMOUNT DEEMED BY SUCH PARTICIPANT TO BE MATERIAL, THEN FROM TIME TO TIME, WITHIN 15 DAYS AFTER REASONABLY DETAILED WRITTEN DEMAND BY SUCH PARTICIPANT (WITH A COPY TO AGENT) OR LESSEE SHALL PAY TO SUCH PARTICIPANT SUCH ADDITIONAL AMOUNT OR AMOUNTS AS WILL COMPENSATE SUCH PARTICIPANT (OR ITS PARENT) FOR THE PORTION OF ANY SUCH REDUCTION; PROVIDED, HOWEVER, THAT LESSEE SHALL HAVE NO OBLIGATION TO MAKE ANY PAYMENT TO ANY DEMANDING PARTY UNDER THIS SECTION ON ACCOUNT OF ANY SUCH INCREASED COSTS UNLESS LESSEE RECEIVES NOTICE OF SUCH INCREASED COSTS FROM THE DEMANDING PARTY WITHIN TWELVE (12) MONTHS AFTER THEY ARE INCURRED OR REALIZED.

        (c) Each Participant will promptly notify Lessee and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Participant to compensation pursuant to this Section 7.4 and will use reasonable commercial efforts (including changing the jurisdiction of its applicable lending offices) to avoid the need for, or reduce the amount of, such compensation if, in the reasonable judgment of such Participant, such efforts would not result in any economic or regulatory disadvantage to such Participant or be contrary to such Participant's


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LSI Trust No. 2001-A                                     Participation Agreement


normal banking procedures. A certificate of any Participant claiming compensation under this Section 7.4 and setting forth the additional amount or amounts to be paid to it hereunder, accompanied by a computation in reasonable detail of such amount or amounts, shall be conclusive if prepared in good faith and on a reasonable basis. In determining such amount, such Participant may use any reasonable averaging and attribution methods.

        (d) For so long as a Lender or Certificate Purchaser shall be required pursuant to the requirements of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the rate on Loans or Certificate Amount, the Interest or Yield on which is determined on a LIBO Rate basis, is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender or Certificate Purchaser to United States residents), then such Participant may require Lessee to pay, contemporaneously with each payment of Interest or Yield on such Loans or Certificate Amount, additional interest or yield on the related Loan or Certificate Amount of such Participant at a rate per annum determined by such Participant up to but not exceeding the excess of (a)(i) the applicable LIBO Rate divided by (ii) one minus the LIBOR Reserve Percentage over (b) the applicable LIBO Rate. Any Lender or Certificate Purchaser wishing to require payment of such additional interest or yield (x) shall so notify Lessee and Agent in a reasonably detailed, written notice, in which case such additional interest or yield on the Loans or Certificate Amount of such Participant shall be payable to such Participant at the place indicated in such notice with respect to each Payment Period commencing at least four Business Days after the giving of such notice and (y) shall notify Lessee at least four Business Days prior to each date on which interest or yield is payable on the Loans or Certificate Amount of the amount then due it under this clause.

        (e) See Section 9.16 for Lessee's ability to replace a Participant making a claim under this Section 7.4.

        Section 7.5. Funding Losses. Lessee shall pay to Certificate Trustee, as Supplemental Rent, such amounts as may be necessary to reimburse any Participant for any loss or expense incurred (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Participant to make, continue or maintain any portion of its investment in any Note or Certificate on a LIBO Rate basis) as a result of any (i) payment of all or any portion of the Lease Balance for any reason on a date other than a Payment Date, including, without limitation, by reason of acceleration, or (ii) any Funding not being made due to Lessee or Agent, as the case may be, canceling a request previously made by it for such Funding (the amount of such loss or expense, the "Break Funding Amount"). Any Participant shall promptly notify Lessee, Certificate Trustee and Agent in writing of the amount of any claim under this Section 7.5, the reason or reasons therefor and the additional amount required fully to compensate such Participant for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Lessee.

        Section 7.6. Gross Up. With respect to any payment to be received under any other provision of this Article VII, the amount of such payment shall be increased to an amount such


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LSI Trust No. 2001-A                                     Participation Agreement


that after deduction of the amount of all Taxes and impositions required to be paid by the recipient of such payment (including any Taxes otherwise excluded from the definition of Impositions hereunder) is equal to the payment otherwise required to be made hereunder (net of any Tax savings then actually realized by such Indemnitee with respect to any payment that is the subject of indemnification) ("Grossed-Up Basis").

        Section 7.7. Nonconformance Indemnity. Notwithstanding any provision to the contrary in this Article VII, in the event that (a) Lessee elects the Sale Option; and (b) after paying to Certificate Trustee, for the benefit of the Participants, any amounts due under Article XII of the Lease, the Lease Balance shall not have been reduced to zero, then Lessee shall promptly pay over to Certificate Trustee on the Lease Expiration Date the shortfall between the Fair Market Value of the Items of Equipment as of the Lease Expiration Date and the Fair Market Value anticipated for such date in the Appraisal delivered pursuant to Section 2.1(g), unless Lessor receives a report from an appraiser selected by it (at the direction of the Required Participants) and approved by the Lessee (such approval not to be unreasonably withheld), in form and substance satisfactory to the Required Participants and using approved methods satisfactory to the Required Participants, which establishes that the reasons for the actual Fair Market Value of the Items of Equipment as of the Lease Expiration Date being less than the Fair Market Value anticipated for such date in the Appraisal delivered pursuant to Section 2.1(g) was not due to any of the following events, circumstances or conditions, whether or not permitted under the Lease: (i) the failure to maintain the Items of Equipment as required by the Lease and the other Operative Documents, and in at least as good a condition as it was in on the applicable Advance Date, ordinary wear and tear excepted; (ii) the carrying out of or the failure to undertake any modifications, improvements or alterations; (iii) any adverse change in the environmental condition of any Item of Equipment; (iv) excessive use of any Item of Equipment; or (v) any defect, exception, restriction or other encumbrance on or title to the Items of Equipment.

        Section 7.8. Payment of Indemnities. Unless the Operative Documents provide otherwise, any payment of Supplemental Rent constituting indemnity payments shall be due and payable within ten days of demand and compliance by the applicable Participants and Agent with any notice or other requirements, if any, they are to satisfy in accordance with the provision that gives rise to the indemnity obligation.

                                  ARTICLE VIII

                                      AGENT

        Section 8.1. Appointment of Agent; Powers and Authorization to Take Certain Actions. (a) Each Participant irrevocably appoints and authorizes First Security Trust Company of Nevada to act as its agent hereunder and under the other Operative Documents, with such powers as are specifically delegated to Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Each Participant authorizes and directs Agent to, and Agent agrees for the benefit of the Participants, that, on the Document Closing Date and each Advance Date it will accept the documents described or referred to in Section 2.1 and Article III of this Agreement. Agent accepts the agency hereby created applicable to it and agrees to receive all


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payments and proceeds pursuant to the Operative Documents and disburse such payments or proceeds in accordance with the Operative Documents. Agent shall have no duties or responsibilities except those expressly set forth in the Operative Documents. Agent shall not be responsible to any Participant (or to any other Person): (i) for any recitals, statements, representations or warranties of any party contained in any Operative Document or in any certificate or other document referred to or provided for in, or received by it under, the Operative Documents, other than the representations and warranties made by Agent in Section 4.4, or (ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Items of Equipment or the Lessor Collateral or the title thereto (subject to Agent's obligations under the Assignment of Lease and Rent) or (iii) for any failure by Lessee, Certificate Trustee or any other Person (other than Agent) to perform any of its obligations under any Operative Document. Agent may employ agents, trustees or attorneys-in-fact, may vest any of them with any property, title, right or power deemed necessary for the purposes of such appointment and shall not be responsible for the negligence or misconduct of any of them selected by it with reasonable care.

        (b) Agent shall not have any duty or obligation to manage, control, use, operate, store, lease, sell, dispose of or otherwise deal with the Items of Equipment or the Lessor Collateral, or to otherwise take or refrain from taking any action with respect thereto, except as expressly provided by the terms of the Operative Documents, and no implied duties of any kind shall be read into any Operative Document against Agent. The permissive right of Agent to take actions enumerated in this Agreement or any other Operative Document shall never be construed as a duty, unless Agent is instructed or directed to exercise, perform or enforce one or more rights by the Required Participants (provided that Agent has received indemnification reasonably satisfactory to it). Subject to Section 8.1(c) below, no provision of the Operative Documents shall require Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its obligations under the Operative Documents, or in the exercise of any of its rights or powers thereunder. It is understood and agreed that the duties of Agent are ministerial in nature.

        (c) Except as specifically provided herein, Agent is acting hereunder solely as agent and, except as specifically provided herein, is not responsible to any party hereto in its individual capacity, except with respect to any claim arising from Agent's gross negligence or willful misconduct, or its negligence in the handling of funds or any breach of a representation or covenant made in its individual capacity.

        (d) Agent may accept deposits from, lend money to and otherwise deal with Lessee or any of its Affiliates with the same rights as it would have if it were not the named Agent hereunder.

        Section 8.2. Reliance. Agent may rely upon, and shall not be bound or obligated to make any investigation into the facts or matters stated in, any certificate, notice or other communication (including any communication by telephone, telecopy, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been made, signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent with due care (including any expert


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selected by Agent to aid Agent in any calculations required in connection with its duties under the Operative Documents).

        Section 8.3. Action Upon Instructions Generally. Subject to Sections 8.4, 8.6 and 9.5, upon written instructions of the Required Participants, Agent shall, on behalf of the Participants, give such notice or direction, exercise such right, remedy or power hereunder or in respect of the Items of Equipment, and give such consent or enter into such amendment to any document to which it is a party as Agent as may be specified in such instructions; provided, however, Agent may not serve any notice, approval or direction or exercise any right, in each case, under Article XII or Article VI of the Lease (other than the delivery of a Bill of Sale to Lessee in accordance with the terms and provisions of
Section 6.4 of the Lease) without the written instructions of all of the Participants. Agent shall deliver to each Participant a copy of each notice, report and certificate received by Agent pursuant to the Operative Documents. Agent shall have no obligation to investigate or determine whether there has been a Lease Event of Default or a Lease Default. Agent shall not be deemed to have notice or knowledge of a Lease Event of Default or Lease Default unless a Responsible Officer of Agent is notified in writing of such Lease Event of Default or Lease Default; provided that Agent shall be deemed to have been notified in writing of any failure of Lessee to pay Rent in the amounts and at the times set forth in Article IV of the Lease (a "Payment Default"). If Agent receives notice of a Lease Event of Default, Agent shall give prompt notice thereof, at Lessee's expense, to each Participant. Subject to Sections 8.4, 8.6 and 9.5, Agent shall take action or refrain from taking action with respect to such Lease Event of Default as directed by the Required Participants; provided that, unless and until Agent receives such directions, Agent may refrain from taking any action with respect to such Lease Event of Default. Prior to the date the Lease Balance shall have become due and payable by acceleration pursuant to
Section 9.2 of the Lease (and until such time as such acceleration has been terminated), the Required Participants may deliver written instructions to Agent to waive, and Agent shall waive pursuant thereto, any Lease Event of Default and its consequences; provided that in the absence of written instructions from all Participants, Agent shall not waive any covenant or provision which, under
Section 9.5, cannot be modified or amended without the consent of all Participants. As to any matters not expressly provided for by this Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Participants and such instructions of the Required Participants and any action taken or failure to act pursuant thereto shall be binding on each Participant.

        Section 8.4. Indemnification. Each Lender and Certificate Purchaser shall reimburse and hold Agent harmless, ratably in accordance with its Commitment at the time the indemnification is required to be given (but only to the extent that any such indemnified amounts have not in fact been paid to Agent by, or on behalf of, Lessee in accordance with Section 7.1), from any and all claims, losses, damages, obligations, penalties, liabilities, demands, suits, judgments, or causes of action, and all legal proceedings, and any reasonable costs or expenses in connection therewith, including allocated charges, costs and expenses of internal counsel of Agent and all other reasonable attorneys' fees and expenses incurred by Agent, in any way relating to or arising in any manner out of (i) any Operative Document, the enforcement thereof or the consummation of the transactions contemplated thereby, or (ii) instructions from the Required Participants (including, without limitation, the costs and expenses that Lessee is obligated to and


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does not pay hereunder, but excluding normal administrative costs and expenses incident to the performance by Agent of its agency duties hereunder other than materially increased administrative costs and expenses incurred as a result of a Lease Event of Default); provided that no Lender or Certificate Purchaser shall be liable for any of the foregoing to the extent they arise from (a) the gross negligence or willful misconduct of Agent, (b) the inaccuracy of any representation or warranty or breach of any covenant given by Agent in Section
4.4 hereof or in the Loan Agreement, (c) in the case of Agent's handling of funds, the failure to act with the same care as Agent uses in handling its own funds or (d) any taxes, fees or other charges payable by Agent based on or measured by any fees, commissions or compensation received by it for acting as Agent in connection with the transactions contemplated by the Operative Documents.

        Section 8.5. Independent Credit Investigation. Each Participant by entering into this Agreement agrees that it has, independently and without reliance on Agent or Arranger or any other Participant and based on such documents and information as it has deemed appropriate, made its own credit analysis of Lessee and its own decision to enter into this Agreement and each of the other Operative Documents to which it is a party and that it will, independently and without reliance upon Agent, the Arranger or any other Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking action under this Agreement and any related documents to which it is a party. Agent shall not be required to keep itself informed as to the performance or observance by Lessee of any other document referred to (directly or indirectly) or provided for herein or to inspect the properties or books of Lessee. Except for notices or statements which Agent is expressly required to give under this Agreement and for notices, reports and other documents and information expressly required to be furnished to Agent alone (and not also to each Participant and the Certificate Trustee, it being understood that Agent shall forward copies of same to each Participant and the Certificate Trustee) hereunder or under any other Operative Document, Agent shall not have any duty or responsibility to provide any Participant with copies of notices or with any credit or other information concerning the affairs, financial condition or business of Lessee (or any of its Affiliates) that may come into the possession of Agent or any of its Affiliates.

        Section 8.6. Refusal to Act. Except for notices and actions expressly required of Agent hereunder and except for the performance of expressed obligations under the Operative Documents, Agent shall in all cases be fully justified in failing or refusing to act unless (a) it is indemnified to its reasonable satisfaction by the Participants against any and all liability and reasonable expense which may be incurred by it by reason of taking or continuing to take any such action (provided that such indemnity shall be subject to each of the limitations set forth in Section 8.4, including clauses (a) through (d) of Section 8.4, it being understood that no action taken by Agent in accordance with the instructions of the Required Participants shall be deemed to constitute any such matter) and (b) it is reasonably satisfied that such action is not contrary to any Operative Document or to any Applicable Laws and Regulations.

        Section 8.7. Resignation or Removal of Agent; Appointment of Successor. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to Certificate Trustee, each Participant and Lessee, and may be removed at any time by written notice from the Required Participants. Upon any such


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resignation or removal, the Required Participants at the time of the resignation or removal shall have the right to appoint, with the prior written consent of Lessee (so long as no Lease Event of Default is continuing), a successor Agent which shall be a financial institution having a combined capital and surplus of not less than $500,000,000. If, within 30 calendar days after the retiring Agent's giving of notice of resignation or receipt of a written notice of removal, a successor Agent is not so appointed and does not accept such appointment, then the retiring or removed Agent may appoint a successor Agent and transfer to such successor Agent all rights and obligations of the retiring Agent. Such successor Agent shall be a financial institution having combined capital and surplus of not less than $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from duties and obligations as Agent thereafter arising hereunder and under any related document. If the retiring Agent does not appoint a successor, any Participant shall be entitled to apply to a court of competent jurisdiction for such appointment, and such court may thereupon appoint a successor to act until such time, if any, as a successor shall have been appointed as above provided.

        Section 8.8. Separate Agent. The Required Participants may, and if they fail to do so at any time when they are so required, Agent may, for the purpose of meeting any legal requirements of any jurisdiction in which the Items of Equipment or the Lessor Collateral may be located, appoint one or more individuals or corporations either to act as co-agent jointly with Agent or to act as separate agent of all or any part of the Items of Equipment or the Lessor Collateral, and vest in such individuals or corporations, in such capacity, such rights to such Items of Equipment or the Lessor Collateral or any part thereof, and such other rights or duties as Agent may consider necessary or desirable. Agent shall execute, acknowledge and deliver all such instruments as may be required by any such co-agent or separate agent more fully confirming such title, rights or duties to such co-agent or separate agent; provided that, so long as no Lease Event of Default or Material Lease Default has occurred or is continuing, Lessee's consent is required for the appointment of a co-agent or separate agent pursuant to this Section 8.8. Upon the acceptance in writing of such appointment by any such co-agent or separate agent, it shall be vested with such interest in the Items of Equipment or the Lessor Collateral or any part thereof, and with such rights and duties, not inconsistent with the provisions of the Operative Documents, as shall be specified in the instrument of appointment, jointly with Agent (except insofar as local law makes it necessary for any such co-agent or separate agent to act alone), subject to all terms of the Operative Documents. Any co-agent or separate agent, to the fullest extent permitted by legal requirements of the relevant jurisdiction, at any time, by an instrument in writing, shall constitute Agent its attorney-in-fact and agent, with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name. If any co-agent or separate agent shall become incapable of acting, resign or be removed, the interest in the Items of Equipment and the Lessor Collateral and all rights and duties of such co-agent or separate agent shall, so far as permitted by law, vest in and be exercised by Agent, without the appointment of a successor to such co-agent or separate agent.

        Section 8.9. Termination of Agency. The agency created hereby shall terminate upon the final disposition by Agent of all Items of Equipment and Lessor Collateral and the final distribution by Agent of all monies or other property or proceeds received pursuant to the


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Operative Documents in accordance with their terms; provided, that at such time
Lessee shall have complied fully with all the terms thereof.

        Section 8.10. Compensation of Agent. Lessee shall pay Agent its reasonable fees, costs and expenses for the performance of Agent's obligations hereunder (including the reasonable fees and expenses of its counsel) to the extent provided in the Agent Fee Letter.

        Section 8.11. Limitations. It is expressly understood and agreed by and among the parties hereto that, except as otherwise provided herein or in the other Operative Documents: (a) this Agreement and the other Operative Documents to which Agent is a party are executed by Agent, not in its individual capacity, but solely as Agent under the Operative Documents in the exercise of the power and authority conferred and vested in it as such Agent; (b) nothing contained in the Operative Documents shall be construed as creating any liability on Agent, individually or personally, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director, employee or agent of, Agent to perform any covenants either express or implied contained herein, all such liability, if any, being expressly waived by the other parties hereto and by any Person claiming by, through or under them; and
(c) so far as Agent, individually or personally, is concerned, the other parties hereto and any Person claiming by, through or under them shall look solely to the Items of Equipment, the Lessor Collateral and Lessee for the performance of any obligation under any of the instruments referred to herein; provided, however, that nothing in this Section 8.11 shall be construed to limit in scope or substance the general corporate liability of Agent in respect of its gross negligence or willful misconduct, negligence in the handling of funds or for those representations, warranties and covenants of Agent in its individual capacity set forth herein or in any of the other agreements contemplated hereby.

                                   ARTICLE IX

                                  MISCELLANEOUS

        Section 9.1. Survival of Indemnities. The indemnities of the parties provided for in the Operative Documents shall survive the execution and delivery and the termination or expiration of this Agreement and any of the Operative Documents, the transfer of the interest in the Items of Equipment as provided herein or in any other Operative Documents, any disposition of any interest of Certificate Trustee in the Items of Equipment, the purchase and sale of the Notes or Certificates, payment therefor and any disposition thereof and shall continue in effect notwithstanding that any party hereto may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

        Section 9.2. No Broker, etc. Except for Lessee's dealings with Banc of America Leasing & Capital, LLC, as Arranger, each of the parties hereto represents to the others that it has not retained or employed any arranger, broker, finder or financial advisor to act on its behalf in connection with this Agreement, nor has it authorized any arranger, broker, finder or financial adviser retained or employed by any other Person so to act, nor has it incurred any fees or commissions to which Certificate Trustee, Agent or any Participant might be subjected by virtue


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of their entering into the transactions contemplated by this Agreement. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

        Section 9.3. Notices. Except as otherwise expressly provided in the Operative Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Operative Document must be in writing and must be mailed, telecopied (or faxed) or delivered by overnight courier or otherwise to the appropriate party at the address set forth on Schedule II of this Agreement or other applicable Operative Document or, as to any party to any Operative Document, at any other address as may be designated by it in a written notice sent to all other parties to such Operative Document in accordance with this Section 9.3. Except as otherwise expressly provided in any Operative Document, if any notice, request, demand, direction or other communication required or permitted by any Operative Document is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telecopier or by fax machine, when sent (if a Business Day, during regular business hours in California, otherwise the following Business
Day); if by overnight courier, the Business Day following the day on which it is sent; or if given by personal delivery, when delivered.

        Section 9.4. Counterparts. This Agreement and each of the other Operative Documents may be executed by the parties hereto and thereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

        Section 9.5. Amendments. No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified without the written agreement or consent of Certificate Trustee (other than with respect to Sections 5.1 through 5.4 hereof), Agent, Lessee and the Required Participants; provided, however, that Section 9.15 hereof may not be terminated, amended, supplemented, waived or modified without the written agreement or consent of the Arranger; and provided, further, that such termination, amendment, supplement, waiver or modification shall require the written agreement or consent of each affected Participant if such termination, amendment, supplement, waiver or modification would:

               (a) modify any of the provisions of this Section 9.5, change the definition of "Required Participants," or modify or waive any provision of any Operative Document requiring action by all of the Participants such that such provision no longer requires such action, or release any collateral (except in connection with a transaction permitted by the Operative Documents);

               (b) reduce the amount or change the time of payment of any amount of principal owing or payable under any Note or Certificate or Interest or Yield owing or payable on any Note or Certificate, or modify any of the material provisions of Article III of the Loan Agreement or Article III of the Trust Agreement, or modify the definition of "Interest Rate" or "Yield Rate" or the other defined terms contained in such definitions;

               (c) reduce or waive any indemnities in favor of any Participant;


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               (d) reduce the amount or change the time of payment of Rent, the
        Lease Balance or the Applicable Percentage Amount;

               (e) modify any provision of Article XII or Article VI of the Lease;

               (f) consent to releasing Lessee from its obligations to pay Rent, the Lease Balance, Sale Proceeds or the Applicable Percentage Amount or changing the absolute and unconditional character of such obligations; or

               (g) permit the creation of any Lien on the Items of Equipment, the Lessee Collateral, the Lessor Collateral or the Trust Estate or any part thereof, except as permitted by the Operative Documents, or deprive any Participant of the benefit of the security interest and lien secured by the Lessor Collateral in a manner not generally applicable to the other Participants.

        Section 9.6. Headings, etc. The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

        Section 9.7. Parties in Interest. Except as expressly provided herein, none of the provisions of this Agreement is intended for the benefit of any Person except the parties hereto and their respective successors and permitted assigns.

        Section 9.8. Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF, THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.

        Section 9.9. Payment of Transaction Costs and Other Costs.

        (a) Transaction Costs and Fees. As and when any portion of Fees becomes due and payable, such Fees shall be paid by Lessee as Supplemental Rent unless, with respect to the Fees described in Section 2.14(a)(iii) and (c) and the upfront fees of the Bank and the Agent described in Section 2.14(b), Lessee has elected to finance such Fees. All Transaction Costs shall be reasonably described in writing and delivered to the Lessee. Any Transaction Costs shall be due and payable (i) if Lessee has elected to finance such Transaction Costs, on the next succeeding Advance Date which is at least 10 days after demand has been made therefor and such written detail has been provided to the Lessee or (ii) in all other events, no later than 10 days after demand has been made therefore and such written detail has been provided to the Lessee. Notwithstanding anything contained herein to the contrary, Lessee may not elect to finance Fees and Transaction Costs under any Lease Supplement in an amount which together with any delivery, freight or installation costs and applicable sales, use or similar taxes financed exceeds 20% of the aggregate Appraised Value of all of the Items of Equipment leased pursuant to such Lease Supplement.


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        (b) Continuing Expenses. The continuing fees, expenses and disbursements
(including reasonable counsel fees) of (i) Bank, set forth in the Trustee Fee Letter, (ii) Agent, set forth in the Agent Fee Letter, (iii) Arranger, as set forth in the Engagement Letter, and (iv) Participants, as set forth in Section 2.14(a), shall be paid directly by Lessee as Supplemental Rent.

        (c) Amendments, Supplements, etc. Without limitation of the foregoing, Lessee agrees to pay to the Participants, Certificate Trustee and Agent within 10 days after demand and such written detail has been provided to the Lessee, all reasonable costs and expenses (including reasonable legal fees and expenses of counsel to Agent, Certificate Trustee and the Participants) incurred by any of them in connection with: (i) the considering, evaluating, investigating, negotiating and entering into or giving or withholding of any amendments or supplements or waivers or consents with respect to any Operative Document requested by Lessee (limited to the fees and expenses (including reasonable legal fees and expenses) of Banc of America Leasing & Capital, LLC and its successors and assigns of all of its rights, interests and obligations under the Operative Documents); (ii) the negotiation and documentation of any restructuring or "workout," whether or not consummated, of any Operative Document; (iii) the enforcement of the rights or remedies under the Operative Documents; and (iv) the reasonable costs and expenses of the Arranger in connection with the Syndication of the transaction.

        Section 9.10. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 9.11. Limited Liability of Certificate Trustee. The parties hereto agree that Bank shall have no personal liability whatsoever to Lessee, Agent, the Participants or any of their respective successors and assigns for any Claim based on or in respect of this Agreement or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby; provided, however, that Bank shall be liable in its individual capacity
(a) for its own willful misconduct or gross negligence, (b) for liabilities that may result from the incorrectness of any representation or warranty expressly made by it in its individual capacity or from the failure of Bank to perform its covenants and agreements set forth in the Operative Documents, (c) for any Tax based on or measured by any fees, commission or compensation received by it for actions contemplated by the Operative Documents, or (d) for negligent handling of funds. Bank (in its individual capacity and as Lessor, Borrower and Certificate Trustee) shall have no responsibility for the accuracy, sufficiency or adequacy of any of the information or documents submitted in connection with each Advance.

        Section 9.12. Liabilities of the Participants. No Participant shall have any obligation to any other Participant or to Lessee, Certificate Trustee or Agent with respect to the transactions contemplated by the Operative Documents except those obligations of such Participant expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Participant shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth.


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        Section 9.13. Submission to Jurisdiction; Waivers. (a) Each party hereto irrevocably and unconditionally:

               (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the United States District Court for the Northern District of California and of any California state court sitting in the City of San Francisco, and appellate courts from any thereof;

               (ii) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth on Schedule II or at such other address of which the other parties hereto shall have been notified pursuant to Section 9.3; and

               (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

        (b) Each party hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to the Operative Documents and for any counterclaim therein.

        Section 9.14. Reproduction of Documents. Subject to Section 9.18, this Agreement, all documents constituting an Appendix, Schedule or Exhibit hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) documents received by the Participants, Agent or Certificate Trustee in connection with the receipt and/or acquisition of the Items of Equipment; and (c) financial statements, certificates, and other information previously or hereafter furnished to Certificate Trustee, Agent or any Participant may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the parties hereto agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

        Section 9.15. Role of Arranger. Each party hereto acknowledges hereby that it is aware of the fact that Banc of America Leasing & Capital, LLC has acted as "Arranger" with respect to the transactions contemplated by the Operative Documents. The parties hereto acknowledge and agree that Arranger and its Affiliates have not made any representations or warranties


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concerning, and that they have not relied upon Arranger as to, the tax, accounting or legal characterization or validity of (i) the Operative Documents or (ii) any aspect of the Overall Transaction. The parties hereto acknowledge and agree that Arranger have no duties, express or implied, under the Operative Documents in its capacity as Arranger. The parties hereto further agree that
Section 2.7, Section 2.14(a), Section 8.5, Section 9.2, the first proviso in the first sentence of Section 9.5, Section 9.9(a) and this Section 9.15 are for the express benefit of Arranger, and Arranger shall be entitled to rely thereon as if it were party hereto.

        Section 9.16. Substitution of Participant. If (i) the obligation of any Certificate Purchaser or Lender to make or maintain its investment in the Notes or Certificates on a LIBO Rate basis has been suspended pursuant to Section 2.10(b)(i), (ii) any Lender or Certificate Purchaser has demanded compensation under Section 7.4 or (iii) any Lender or Certificate Purchaser has made a claim for withholding Tax indemnification under Section 7.3, then, if no Lease Event of Default has occurred and is continuing, Lessee shall have the right, with or without the assistance of Agent or Certificate Trustee, but subject to Section
6.3 hereof, to seek a substitute financial institution or institutions satisfactory to Lessee (which may be one or more of the Participants) to purchase the Loans and/or Certificate Amount and assume the Commitment of such Participant (without recourse to or warranty by such Participant), and such Participant shall, promptly upon the identification by Lessee of such substitute financial institution or financial institutions, assign its Note and/or Certificate and all of its rights and obligations under the Operative Documents to such substitute financial institution or financial institutions, subject to
Section 6.3 hereof.

        Section 9.17. Payments in Dollars. All payments to be made by Lessee hereunder shall be made in Dollars in immediately available and freely transferable funds at the place of payment, all such payments to be paid without setoff, counterclaim or reduction.

        Section 9.18. Confidentiality. None of the Participants, Certificate Trustee or Agent (for purposes of this Section 9.18, individually, a "Lessor Party", and, collectively, the "Lessor Parties") shall disclose to any Person any information with respect to Lessee or any of its Subsidiaries which is furnished pursuant to this Agreement or under the other Operative Documents, except that any Lessor Party may disclose any such information (a) to its own directors, officers, employees, auditors, examiners, counsel and other advisors and to its Affiliates to the extent reasonably determined by such Lessor Party to be necessary for the administration or enforcement of the Operative Documents; (b) to another Lessor Party; (c) which is otherwise available to the public; (d) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lessor Party; (e) if required in response to any summons or subpoena;
(f) in connection with any enforcement by any such Lessor Party of its rights under this Agreement or the other Operative Documents or any litigation among the parties relating to the Operative Documents or the transactions contemplated thereby; (g) to comply with any Requirement of Law applicable to such Lessor Party; (h) to any assignee under Section 6.3 of this Agreement or any prospective assignee, provided that such assignee or prospective assignee agrees to be bound by this Paragraph 9.18; or (i) otherwise with the prior consent of Lessee; provided, however, that (i) if any Lessor Party is served with any summons or subpoena demanding the disclosure of any such information, such party shall use reasonable efforts to notify Lessee promptly of such summons or subpoena if not prohibited by any requirement of

LSI Trust No. 2001-A                                     Participation Agreement


law and, if requested by Lessee and not disadvantageous to such party, to cooperate with Lessee in obtaining a protective order restricting such disclosure, and (ii) any disclosure made in violation of this Agreement shall not affect the obligations of Lessee and its Subsidiaries under this Agreement and the other Operative Documents.

        Section 9.19. Quarterly Lease Supplements. Lessee hereby agrees that if Lessee and Lessor fail for any reason to execute and deliver a Quarterly Lease Supplement on June 28, 2001, September 28, 2001, December 27, 2001 or March 29, 2002, the Monthly Lease Supplements executed and delivered on the two Advance Dates immediately preceding June 28, 2001, September 28, 2001, December 27, 2001 or March 29, 2002, as the case may be, shall be deemed to be combined, without any further act, into a Quarterly Lease Supplement for all purposes of the Lease and shall be deemed to be dated the date in which such Quarterly Supplement was scheduled to be delivered.

        Section 9.20. Amortization. In the event that the Interim Termination Date occurs before March 29, 2002, the Arranger shall provide to the parties to this Participation Agreement a revised Schedule I to the Lease using the same assumptions used by the Arranger in preparing the initial Schedule I to the Lease (except that the Arranger shall use the actual Interim Termination Date) and such revised Schedule I shall without further act be operative for all purposes of the Operative Documents.

        Section 9.21. Savings Clause.. All agreements with respect to the extensions of credit under the Operative Documents are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the obligations or otherwise, shall the Interest Rate exceed the maximum permissible charge or rate under the Applicable Laws and Regulations. If, from any circumstance whatsoever, fulfillment of any provision of any Operative Document, or any other agreement between Lessee and the Certificate Trustee, Agent, the Certificate Purchasers and/or the Lenders at the time performance of such provision shall be due, shall involve exceeding the limit allowed by the Applicable Laws and Regulations, then the obligation to be fulfilled shall automatically be reduced to said limit.

                            [SIGNATURE PAGES FOLLOW]

LSI Trust No. 2001-A                                     Participation Agreement


        IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective representatives thereunto duly authorized as of the day and year first above written.

LESSEE:                              LSI LOGIC CORPORATION, as Lessee


                                     By:
                                        --------------------------------
                                        Name Printed:
                                        Title:

LSI Trust No. 2001-A                                     Participation Agreement


CERTIFICATE TRUSTEE:                 FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                                     in its individual capacity and as
                                     Certificate Trustee

                                     By:
                                        --------------------------------
                                        Name Printed:
                                        Title:

LSI Trust No. 2001-A                                     Participation Agreement


AGENT: FIRST SECURITY TRUST COMPANY OF NEVADA, in its individual capacity and as Agent


                                     By:
                                        --------------------------------
                                        Name Printed:
                                        Title:

LSI Trust No. 2001-A                                     Participation Agreement






CERTIFICATE PURCHASERS:              [________________________], as Certificate
                                        Purchaser

                                     By:
                                        --------------------------------
                                        Name Printed:
                                        Title:

LSI Trust No. 2001-A                                     Participation Agreement





LENDERS:                             [_______________________], as Lender

                                     By:
                                        --------------------------------
                                        Name Printed:
                                        Title:

                                                                    SCHEDULE I-A

                                                      TO PARTICIPATION AGREEMENT

                       CERTIFICATE PURCHASERS' COMMITMENTS

                  CERTIFICATE PURCHASERS                             COMMITMENT AMOUNTS
                  ----------------------                             ------------------
Banc of America Leasing & Capital, LLC                                        $2,364,350
Key Corporate Capital, Inc.                                                   $4,634,550
Union Bank of California, N.A.                                                 $ 823,400
U.S. Bank National Association                                                 $ 823,400
Golden State Sanwa BancLeasing                                                 $ 823,400
                                                                               ---------

Total Certificate Purchaser's Commitments                                     $9,469,100

Total Loan Commitments                                                      $220,530,900
                                                                            ------------

TOTAL COMMITMENT                                                            $230,000,000


                              COMMITMENT PERCENTAGE


                                                                  Noneligible Accrued Amounts
                                                                     COMMITMENT PERCENTAGE
                                                 Commitment          ---------------------
                                                 Percentage
                                                 ----------

        CERTIFICATE PURCHASERS
        ----------------------
Banc of America Leasing & Capital, LLC               0.74907%                   24.96911%
Key Corporate Capital, Inc.                          1.46832%                   48.94393%
Union Bank of California, N.A.                       0.26087%                    8.69565%
U.S. Bank National Association                       0.26087%                    8.69565%
Golden State Sanwa BancLeasing                       0.26087%                    8.69565%

Total Certificate Purchaser's Commitment             3.00000%                  100.00000%

Total Loan Commitments                              97.00000%
                                                    ---------

TOTAL COMMITMENT                                   100.00000%

                                                                    SCHEDULE I-B

                                                      TO PARTICIPATION AGREEMENT


                              LENDERS' COMMITMENTS

                                                         COMMITMENT
                   LENDERS                                 AMOUNTS
                   -------                                 -------
Banc of America Leasing & Capital, LLC                   $47,635,650
Key Corporate Capital, Inc.                              $35,365,450
Fleet National Bank                                      $40,000,000
Union Bank of California, N.A.                           $19,176,600
U.S. Bank National Association                           $19,176,600
Golden State Sanwa BancLeasing                           $19,176,600
BNP Paribas                                              $20,000,000
The Bank of Nova Scotia                                  $20,000,000
                                                         -----------

Total Loan Commitments                                  $220,530,900
                                                        ------------

Total Certificate Purchaser's Commitments                 $9,469,100

TOTAL COMMITMENT                                        $230,000,000


                        LENDERS                                   COMMITMENT PERCENTAGE
                        -------                                   ---------------------
Banc of America Leasing & Capital, LLC                                         20.95244%
Key Corporate Capital, Inc.                                                    15.55541%
Fleet National Bank                                                            17.59391%
Union Bank of California, N.A.                                                  8.43478%
U.S. Bank National Association                                                  8.43478%
Golden State Sanwa BancLeasing                                                  8.43478%
BNP Paribas                                                                     8.79695%
The Bank of Nova Scotia                                                         8.79695%

Total Loan Commitment Percentage                                               97.00000%

Total Certificate Purchaser's Commitment Percentage                             3.00000%

TOTAL COMMITMENT PERCENTAGE                                                   100.00000%

                                                                     SCHEDULE II

                                                      TO PARTICIPATION AGREEMENT

                   NOTICE INFORMATION AND PAYMENT INSTRUCTIONS

        LESSEE

        LSI Logic Corporation
        1551 McCarthy Blvd.
        Milpitas, California  95035
        Contact:    Anita Prasad, Vice President -- Treasury & Tax
        Telephone:  (408) 433-8000
        Fax:        (408) 433-6896

        Wire Instructions:
        Bank of America
        ABA#  121-000-358
        Account Name:  LSI Logic Corporation
        Account No.:  12335 01388
        Notify Tanu Mahajan at (408) 433-4033 when sent.

        CERTIFICATE TRUSTEE

        First Security Bank, N.A.
        79 South Main, 3rd Floor
        Salt Lake City, Utah  84111
        Attn:  Nancy Dahl/Vice President
        Telephone:  801-246-5630
        Fax:        801-246-5053
        Email:  ndahl@fscnet.com

        BUSINESS CONTACT:

        First Security Bank, N.A.
        79 South Main, 3rd Floor
        Salt Lake City, Utah  84111
        Attn:  Nancy Dahl/Vice President
        Telephone:  801-246-5630
        Fax:        801-246-5053
        Email:  ndahl@fscnet.com

        AGENT

        First Security Trust Company of Nevada
        79 South Main Street, 3rd Floor
        Salt Lake City, Utah  84111
        Attention:  DeAnn Madsen/Trust Officer
        Phone:      801-246-5630
        Fax:        801-246-5053
        Email:  dmadsen@fscnet.com

        PAYMENT/WIRING INSTRUCTIONS:

        First Security Bank, National Association
        79 South Main Street
        Salt Lake City, Utah  84111
        ABA Routing #  124000012
        Account #051-0922115
        Reference: LSI Logic

        LENDER AND CERTIFICATE HOLDER

        BANC OF AMERICA LEASING & CAPITAL, LLC

        Address for All required Documentation and Financial Information

        555 California Street, 4th Floor
        San Francisco, CA  94104

        CREDIT CONTACTS

        PRIMARY:

        Gino Verza
        555 California Street, 4th Floor
        San Francisco, CA  94104
        Telephone:  415-765-7496
        Facsimile:  415-765-7418
        E-mail:  Gino.e.verza@bankofamerica.com

        BACK-UP:

        Bob Stark
        555 California Street, 4th Floor
        San Francisco, CA  94104
        Telephone:  415-765-7409
        Facsimile:  415-765-7353
        E-mail:  Robert.Stark@bankofamerica.com

        ADMINISTRATIVE CONTACTS

        Anita Garfagnoli
        555 California Street, 4th Floor
        San Francisco, CA  94104
        Telephone:  415-765-1803
        Facsimile:  415-765-7373
        E-mail:  Anita.l.garfagnoli@bankofamerica.com

        PAYMENT/WIRE INSTRUCTIONS

        Bank of America, NA (San Francisco, CA)
        ABA No.:  121-000-358
        Account No.:  12578-03258
        Account Name:  BA Leasing & Capital, LLC
        Attention:  Controller
        Ref:  LSI Logic Corporation

        LENDER AND CERTIFICATE HOLDER

        U.S. BANK NATIONAL ASSOCIATION

        Address for All required Documentation and Financial Information

        2890 North Main Street
        Walnut Creek, CA  94596

        CREDIT CONTACTS

        PRIMARY:

        Garrett Baker
        2890 North Main Street
        Walnut Creek, CA  94596
        Telephone:  925-942-5057
        Facsimile:  925-945-6919
        E-mail:  garrett.Baker@usbank.com

        ADMINISTRATIVE CONTACTS

        Joe Ramirez
        P.O. Box 5308
        Portland, OR  97208
        Telephone:  503-275-3259
        Facsimile:  503-275-8181
        E-mail:

        PAYMENT/WIRE INSTRUCTIONS

        U. S. Bank
        ABA No.:  121122676
        Account No.:  00340012160600
        Account Name:  PL-7 Commercial Loan Servicing West
        Attention:  Joe Ramirez
        Ref:  LSI Logic Corporation, Loan Number 6517308152

        LENDER AND CERTIFICATE HOLDER

        UNION BANK OF CALIFORNIA, N.A.

        Address for All required Documentation and Financial Information

        99 Almades Boulevard, Suite 200
        San Jose, CA  95113

        CREDIT CONTACTS

        PRIMARY:

        James Goudy
        99 Almades Boulevard, Suite 200
        San Jose, CA  95113
        Telephone:  408-279-7714
        Facsimile:  408-280-7163
        E-mail:  James.Goudy@uboc.com

        ADMINISTRATIVE CONTACTS

        Shirley Davis

        Telephone:  323-720-3870 or 323-720-7055
        Facsimile:  323-724-6198 or 323-720-2224
        E-mail:  Shirley.Davis@ UBOC.com

        PAYMENT/WIRE INSTRUCTIONS

        Union Bank of California, N.A.
        ABA No.:  122000496
        Account No.:  070-196431
        Account Name:  Wire Transfer Clearing
        Attention:  Commercial Loan Operations
        Ref:  LSI Logic Corporation

        LENDER AND CERTIFICATE HOLDER

        KEY CORPORATE CAPITAL, INC.

        Address for All required Documentation and Financial Information

        4 Embarcadero Center, Suite 2900
        San Francisco, CA  94111

        CREDIT CONTACTS

        PRIMARY:

        Julien Michaels
        4 Embarcadero Center, Suite 2900
        San Francisco, CA  94111
        Telephone:  415-733-2483
        Facsimile:  415--733-2480
        E-mail:  Julien_Michaels@keybank.com

        ADMINISTRATIVE CONTACTS

        Specialty Services Team
        431 East Parkcenter Boulevard

        Boise, ID  83706
        Telephone:  800-297-5518
        Facsimile:  800-297-5495
        E-mail:

        PAYMENT/WIRE INSTRUCTIONS

        Key Bank, N.A.
        ABA No.:  125000574
        Account No.:  01500163
        Account Name:  Western Loan Ops WTCA
        Attention:  Specialty Services Team
        Ref:  LSI Logic Corporation

        LENDER AND CERTIFICATE HOLDER

        GOLDEN STATE SANWA BANCLEASING

        Address for All required Documentation and Financial Information

        601 South Figueroa Street, W8-15
        Los Angeles, CA  90017

        CREDIT CONTACTS

        PRIMARY:

        Miles Olsen
        220 Almaden Boulevard
        San Jose, CA  95113
        Telephone:  408-299-1634
        Facsimile:  408-292-4092
        E-mail:  molsen@sanwabank.com

        BACK-UP:

        David Maurer
        601 South Figueroa Street, W8-15
        Los Angeles, CA  90017
        Telephone:  213-896-7236
        Facsimile:  213-896-7844
        E-mail:  dmaurer@sanwabank.com

        ADMINISTRATIVE CONTACTS

        David Maurer
        601 South Figueroa Street, W8-15
        Los Angeles, CA  90017
        Telephone:  213-896-7236
        Facsimile:  213-896-7844
        E-mail:  dmaurer@sanwabank.com

        PAYMENT/WIRE INSTRUCTIONS

        Sanwa Bank California
        ABA No.:  122-003-516
        Account No.:  2313-25217
        Account Name:  Loan Systems and Support
        Attention:  Victoria Coronel
        Ref:  LSI Logic Corporation

        LENDER

        FLEET NATIONAL BANK

        Address for All required Documentation and Financial Information

        100 Federal Street
        Boston, MA  02110

        CREDIT CONTACTS

        PRIMARY:

        Lee A. Merkle-Raymond
        435 Tasso Street, Suite 250
        Palo Alto, CA  94301
        Telephone:  650-470-4130
        Facsimile:  650-853-1425
        E-mail:  lee_a_merkle-raymond@fleet.com

        ADMINISTRATIVE CONTACTS

        James Snyder
        100 Federal Street
        Boston, MA  02110
        Telephone:  617-434-6371
        Facsimile:  617-434-3401
        E-mail:  james_d_snyder@fleet.com

        PAYMENT/WIRE INSTRUCTIONS

        Fleet National Bank
        ABA No.:  011000138
        Account No.:  1510351-66156
        Account Name:  LA Suspense
        Ref:  LSI Logic Corporation

        LENDER

        THE BANK OF NOVA SCOTIA

        Address for All required Documentation and Financial Information

        600 Peachtree Street, N.E., Suite 2700
        Atlanta, GA  30308

        CREDIT CONTACTS

        PRIMARY:

        Lisa Beard
        580 California Street, Suite 2100
        San Francisco, CA  94104
        Telephone:  415-616-4171
        Facsimile:  415-397-0791
        E-mail:  Lbeard@scotiacapital.com

        ADMINISTRATIVE CONTACTS

        Lily Hsieh
        600 Peachtree Street, N.E., Suite 2700
        Atlanta, GA  30308
        Telephone:  404-377-1523
        Facsimile:  404-888-8998
        E-mail:  lily_hsieh@scotiacapital.com

        PAYMENT/WIRE INSTRUCTIONS

        The Bank of Nova Scotia
        ABA No.:  026002532
        Account No.:  0610135
        Account Name:  San Francisco Loan Service
        Ref:  LSI Logic Corporation

        LENDER

        BNP PARIBAS

        Address for All required Documentation and Financial Information

        180 Montgomery Street, 3rd Floor
        San Francisco, CA  94104

        CREDIT CONTACTS

        PRIMARY:

        Stuart Darby
        180 Montgomery Street, 3rd Floor
        San Francisco, CA  94104
        Telephone:  415-772-1321
        Facsimile:  415-296-8954
        E-mail:

        BACK-UP:

        Thomas Kunz
        180 Montgomery Street, 3rd Floor
        San Francisco, CA  94104
        Telephone:  415-772-1380
        Facsimile:  415-956-4230
        E-mail:

        ADMINISTRATIVE CONTACTS

        Donald A. Hart
        180 Montgomery Street
        San Francisco, CA  94104
        Telephone:  415-772-1321
        Facsimile:  415-296-8954
        E-mail:

        PAYMENT/WIRE INSTRUCTIONS

        The Federal Reserve Bank of New York
        ABA No.:  026007689
        Account No.:  14334000176
        Account Name:  BNP PARIBAS San Francisco
        Attention:  Peggy Tatum
        Ref:  LSI Logic Corporation

                                  SCHEDULE III

General Description of Equipment

                                 SCHEDULE 4.1(g)

                                   LITIGATION

        The following litigation matters were disclosed in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000. However, LSI does not believe that the final outcomes of either litigation matter noted below would not be likely to result in a Material Adverse Effect.

1.      Patent Infringement Lawsuit -- filed February, 1999

        - Plaintiff -- Lemelson Medical, Education & Research Foundation ("Lemelson")

        - Defendants -- Eighty-eight electronics industry companies, including LSI Logic Corporation ("LSI")

        - Subject matter of case -- patents relating to semiconductor manufacturing and computer imaging, including use of bar coding for automatic identification of articles

2.      Minority Shareholder Suit

        - Background -- During the third quarter of 1995, shares of LSI's Canadian subsidiary, LSI Logic Corporation of Canada, Inc. ("LSI Canada") were acquired by another LSI subsidiary. Former shareholders of LSI Canada exercised dissent and appraisal rights provided by Canadian law. LSI Canada filed a petition in late 1995 in the Court of Queen's Bench of Alberta, Judicial District of Calgary (the "Court") and the scheduled trial was to commence in late 1998. Prior to the commencement of trial, some of the shareholders hired a new attorney and challenged the jurisdiction of the Court to resolve the petition. Until the issue of jurisdiction is determined, no new trial date is expected to be scheduled. The same parties then filed the current minority shareholder suit.

        - Current Suit -- The parties allege that LSI and certain named directors and an officer of LSI Canada were oppressive of the rights of the minority shareholders in LSI Canada. The named individuals have indemnification agreements with LSI Canada.

                                                                       EXHIBIT A

                                                      TO PARTICIPATION AGREEMENT

                             FORM OF ADVANCE REQUEST

                                     [DATE]

        To: First Security Trust Company of Nevada, as Agent (the "Agent"), and First Security Bank, National Association, as Certificate Trustee ("Certificate Trustee"), under the Participation Agreement, dated as of April 20, 2001, among LSI Logic Corporation, as Lessee, Certificate Trustee, the Agent, the Certificate Purchasers named therein and the Lenders named therein (all capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in Appendix I to the Participation Agreement, unless the context otherwise requires).

        From:   LSI Logic Corporation

        Re:     Advance for U.S.$_____________

The proposed Advance Date is ___________. (1)

The undersigned hereby requests that the Advance be made in an aggregate amount of $____________.

The Items of Equipment to be acquired with such Advance, the Purchase Price of each such Item of Equipment and a detailed description of the Transaction Costs to be financed with such Advance are set forth on Schedule 1 hereto.

The undersigned certifies that this Advance Request complies with the limitations and conditions set forth in Section 2.3(d) of the Participation Agreement and that all conditions set forth in Section 3.1 of the Participation Agreement have been fully satisfied except to the extent previously waived.

The undersigned certifies that (i) all representations and warranties of Lessee contained in the Operative Documents are true and correct in all material respects, except for any representation or warranty which is expressly made only as of an earlier date, which is true in all material respects only as of such date, and (ii) no Lease Default or Lease Event of Default has occurred and is continuing.

---------------

(1) Three Business Days' notice required for each Advance.

The undersigned requests that disbursements be sent by wire transfer in accordance with the instructions set forth on Schedule II hereto.

                                   LSI LOGIC CORPORATION

                                   By:
                                      --------------------------------
                                      Name Printed:
                                      Title:

                                                                       EXHIBIT B
                                                      TO PARTICIPATION AGREEMENT

                          FORM OF ASSIGNMENT AGREEMENT

        THIS ASSIGNMENT AGREEMENT ("Agreement") dated as of ___________, _______is made with reference to that certain Participation Agreement dated as of April 20, 2001 (as amended from time to time, the "Participation Agreement") by and among LSI Logic Corporation a Delaware corporation, as Lessee (the Lessee"), the Certificate Purchasers and Lenders therein named, (collectively, the "Participants" and individually, a "Participant "), First Security Bank, National Association, as Certificate Trustee, First Security Trust Company of Nevada, as Agent (the "Agent") and is entered into between the "Assignor" described below, in its capacity as a Lender under the Loan Agreement, and the "Assignee" described below.

        Assignor and Assignee hereby represent, warrant and agree as follows:

               1. Definitions. Capitalized terms defined in the Participation Agreement are used herein with the meanings set forth for such terms in the Participation Agreement. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

               "Assignee" means ______________________________________.

               "Assigned Pro Rata Share" means _______________% of the Commitment of the [Lenders] [Certificate Purchasers] which equals $____________.

               "Assignor" means _________________________.

               "Effective Date" means ___________, ________, the effective date of this Agreement determined in accordance with Section 6.3 of the Participation Agreement, so long as, as of such date, (x) if Lessee has any consent rights with respect to this assignment, Lessee has executed and delivered a copy of this Agreement, or (y) if Lessee has any notice rights with respect to this assignment, either (i) 5 Business Days have transpired and Lessee has not delivered a timely objection pursuant to
        Section 6.3 of the Participation Agreement, or (ii) Lessee has objected and a successor Participant has not become a replacement assignee pursuant to Section 6.3 of the Participation Agreement.

               2. Representations and Warranties of the Assignor. The Assignor represents and warrants to the Assignee as follows:

                       a. As of the date hereof, the Pro Rata Share of the
               Assignor is ______________________% of the Commitment (without giving effect to assignments thereof which have not yet become effective). The Assignor is the legal and beneficial owner of the Assigned Pro Rata Share and the Assigned Pro Rata Share is free and clear of any adverse claim.

                       b. As of the date hereof, the outstanding principal
               balance of Advances made by the Assignor under the Assignor's [Note] [Certificate] is $------------.

                       c. The Assignor has full power and authority, and has
               taken all action necessary, to execute and deliver this Agreement and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith; and

                       d. This Agreement constitutes the legal, valid and
               binding obligation of the Assignor.

The Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Lessee or the performance by Lessee of the Obligations, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with Operative Documents or the execution, legality, validity, enforceability, genuineness, or sufficiency of the Operative Documents or any Loan Document other than as expressly set forth above.

               3. Representations and Warranties of the Assignee. The Assignee hereby represents and warrants to the Assignor as follows:

                       (a) The Assignee has full power and authority, and has
               taken all action necessary, to execute and deliver this Agreement, and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith;

                       (b) This Agreement constitutes the legal, valid and
               binding obligation of the Assignee;

                       (c) The Assignee has independently and without reliance
               upon the Agent or Assignor and based on such documents and information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Assignee will, independently and without reliance upon the Agent or any Participant, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Operative Documents;

                       (d) The Assignee has received copies of the Operative
               Documents delivered pursuant to Section 6.3 of the Participation Agreement as it has requested, together with copies of the most recent financial statements delivered pursuant to Section 5.1 of the Participation Agreement;

                       (e) The Assignee will perform in accordance with their
               respective terms all of the obligations which by the terms of the Operative Documents are required to be performed by it as a [Lender] [Certificate Purchaser]; and

                       (f) The Assignee is an Eligible Assignee.

               4. Assignment. On the terms set forth herein, the Assignor, as of the Effective Date, hereby irrevocably sells, assigns and transfers to the Assignee all of the rights and obligations of the Assignor under the Operative Documents and the Assignor's [Note] [Certificate] to the extent of the Assigned Pro Rata Share, and the Assignee irrevocably accepts such assignment of rights and assumes such obligations from the Assignor on such terms and effective as of the Effective Date. As of the Effective Date, the Assignee shall have the rights and obligations of a [Lender] [Certificate Purchaser] under the Operative Documents, except to the extent of any arrangements with respect to payments referred to in Section 5 hereof Assignee hereby appoints and authorizes the Agent to take such action and to exercise such powers under the Operative Documents as are delegated to the Agent by the Operative Documents.

               5. Payment. On the Effective Date, the Assignee shall pay to the Assignor, in immediately available funds, an amount equal to the purchase price of the Assigned Pro Rata Share, as agreed between the Assignor and the Assignee pursuant to a letter agreement of even date herewith. Such letter agreement also sets forth the agreement between the Assignor and the Assignee with respect to the amount of interest or yield, fees, and other payments with respect to the Assigned Pro Rata Share which are to be retained by the Assignor. Assignee shall also pay to the Agent a processing fee of $3,500 in accordance with Section 6.3(d) of the Participation Agreement.

                  The Assignor and the Assignee hereby agree that if either receives any payment of interest or yield, principal, fees or any other amount under the Participation Agreement, their respective [Notes] [Certificates] or any other Operative Document which is for the account of the other, it shall hold the same in trust for such party to the extent of such party's interest therein and shall promptly pay the same to such party.

               6. Principal, Interest or Yield, Fees, etc. Any principal that would be payable and any interest or yield, fees and other amounts that would accrue from and after the Effective Date to or for the account of the Assignor pursuant to the Operative Documents and the [Note] [Certificate] shall be payable to or for the account of the Assignor and the Assignee, in accordance with their respective interests as adjusted pursuant to this Agreement.

               7. Notes and/or Certificates. The Assignor and the Assignee shall make appropriate arrangements with Lessee concurrently with the execution and delivery hereof so that replacement Notes and/or Certificates are issued to the Assignor and new Notes and/or Certificates are issued to the Assignee, in each case in principal amounts reflecting their Pro Rata Shares of the Commitment or their outstanding Advances (as adjusted pursuant to this Agreement).

               8. Further Assurances. Concurrently with the execution of this Agreement, the Assignor shall execute two counterpart original Requests for Registration, in the form of Exhibit A to this Agreement, to be forwarded to the Agent. The Assignor and the Assignee further agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, and the Assignor specifically agrees to cause the delivery of (i) two original counterparts of this Agreement and (ii) the Request for Registration, to the Agent for the purpose of registration of the Assignee as a "Lender" pursuant to Section 6.3 of the Participation Agreement.

               9. Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF, THE STATE OF CALIFORNIA. FOR ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT, THE ASSIGNEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA.

               10. Notices. All communications among the parties or notices in connection herewith shall be in writing, hand delivered or sent by registered airmail, postage prepaid, or by telex, telegram or cable, addressed to the appropriate party at its address set forth on the signature pages hereof All such communications and notices shall be effective upon receipt.

               11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Nothing contained in this Section shall restrict the assignment by Assignee of its rights under the Operative Documents following the Effective Date.

               12. Interpretation. The headings of the various sections hereof are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officials, officers or agents thereunto duly authorized as of the date first above written.

                         "ASSIGNOR"

                            --------------------------------------------


                         By:
                            --------------------------------------------
                            Its:
                                ----------------------------------------


                         Address:
                                 ---------------------------------------

                            --------------------------------------------

                            --------------------------------------------


                         Telephone:
                                   -------------------------------------

                         Telecopier:
                                    ------------------------------------


                         "ASSIGNEE"

                            --------------------------------------------


                         By:
                            --------------------------------------------
                            Its:
                                ----------------------------------------


                         Address:
                            --------------------------------------------

                         Telephone:
                                   -------------------------------------

                         Telecopier:
                                    ------------------------------------

                        EXHIBIT A TO ASSIGNMENT AGREEMENT

                            REQUEST FOR REGISTRATION

To: First Security Bank, National Association, as Certificate Trustee, First Security Trust Company of Nevada, as Agent
      LSI Logic Corporation

        THIS REQUEST FOR REGISTRATION OF ASSIGNEE ("Request") is made as of the date of the enclosed Assignment Agreement with reference to that certain Participation Agreement, dated as of April 20, 2001 by and among LSI Logic Corporation, a Delaware corporation, as Lessee (the "Lessee"), the Certificate Purchasers and the Lenders therein named (collectively, the "Participants" and individually, a "Participant"), First Security Bank, National Association, as Certificate Trustee, First Security Trust Company of Nevada, as Agent (the "Agent") (as amended as of the date hereof, the "Participation Agreement").

        The Assignor and Assignee described below hereby request that Agent/Certificate Trustee register the Assignee as a Lender/Certificate Holder pursuant to Section 6.3 of the Participation Agreement effective as of the Effective Date described in the Assignment Agreement.

        Enclosed with this Request are two counterpart originals of the Assignment Agreement as well as the original [Notes] [Certificates] of First Security Bank, National Association, as [Certificate Trustee under the Trust Agreement] [Borrower under the Loan Agreement] in favor of the Assignor in the principal amount of $__________. The Assignor and Assignee hereby jointly request that Agent cause First Security Bank, National Association, as [Certificate Trustee under the Trust Agreement] [Borrower under the Loan Agreement] to issue replacement [Notes] [Certificates], dated as of the Effective Date, pursuant to Section 6.3 of the Participation Agreement in favor of Assignor in the principal amount of the remainder of its Pro Rata Share of the Commitment and new [Notes] [Certificates] in favor of the Assignee in the amount of the Assigned Pro Rata Share.

        IN WITNESS WHEREOF, the Assignor and Assignee have executed this Request for Registration by their duly authorized officers as of ______________,
__________________.

"ASSIGNOR"                            "ASSIGNEE"

-----------------------------         ---------------------------------

By:                                   By:
   --------------------------            ------------------------------
  lts:                                  Its:
      -----------------------               ---------------------------

                                CONSENT OF LESSEE

               [WHEN REQUIRED PURSUANT TO PARTICIPATION AGREEMENT]

To: The Assignor and Assignee referred to in the above Request for Registration

        When countersigned by Lessee below, this document shall certify that:

               [ ] [When required pursuant to section 6.3(a)(i) of the Participant Agreement:]

               [1.] Lessee has consented, pursuant to the terms of the Operative Documents, to the assignment by the Assignor to the Assignee of the Assigned Pro Rata Share.

               [2.] Agent/Certificate Trustee has registered the Assignee as a [Lender under the Loan Agreement] [Certificate Purchaser under the Trust Agreement], effective as of the Effective Date described above, with a Pro Rata Share of the Commitment corresponding to the Assigned Pro Rata Share and has adjusted the registered Pro Rata Share of the Commitment of the Assignor to reflect the assignment of the Assigned Pro Rata Share.

Approved:

LSI Logic Corporation, as Lessee

By:
    --------------------------------
Its:
    --------------------------------

                                                                       EXHIBIT C
                                                      TO PARTICIPATION AGREEMENT

                         FORM OF EQUIPMENT BILL OF SALE

        _________________, a ________ corporation ("Seller"), is the owner of the items (together with, to the extent assignable, all warranties, covenants and representations of any manufacturer or vendor thereof, the "Items of Equipment") of personal property described on Schedule I hereto and the related items, documents and rights described on Schedule II hereto (the "Other Property" and together with the Items of Equipment, the "Property");

        Seller, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, sells, grants, conveys, transfers and assigns title to the Property to First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Certificate Trustee ("Buyer") under that certain Trust Agreement, dated as of April 20, 2001 (the "Trust Agreement"), among Buyer and the several Certificate Purchasers listed on Schedule I thereto; and

        Seller warrants to Buyer, its successors and assigns, that there is conveyed to Buyer good and marketable title to the Property, free and clear of all liens, claims, rights or encumbrances of others, other than Permitted Liens as defined in the Participation Agreement referred to in the Trust Agreement, and Seller will warrant and defend such title forever against all claims and demands with respect thereto.

        THIS BILL OF SALE shall be governed by the laws of the State of California.

        IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed and delivered by one of its duly authorized officers this ____ day of _____________, 2001.

                         [SELLER]



                         By:
                            --------------------------------------------
                            Its:
                                ----------------------------------------

                            SUBORDINATION PROVISIONS

        When used in Article 13 below, the following capitalized terms shall have the meanings set forth below and a cross-reference to any other Article or Section shall refer to an Article or Section comparable to the Article or Section which was similarly cross-referenced in Article 13 of the 5-1/2% Convertible Subordinated Notes Due 2001:

        "Designated Senior Debt" means (i) Senior Debt under the Existing Credit Agreement, and (ii) any other particular Senior Debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Debt shall be "Designated Senior Debt" for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt).

        "Existing Credit Agreement" means that Amended and Restated Credit Agreement, dated as of September 22, 1998, among the Company, LSI Logic Japan Semiconductor, Inc., the lenders from time to time parties thereto (the "Existing Lenders"), and ABN AMRO Bank N.V., as agent for the Existing Lenders, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

        "Indebtedness" means, with respect to any Person, (i) all obligations, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by a note, debenture, bond or written instrument (including a purchase money obligation), (c) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such person under such lease or related document to purchase or to cause a third party to purchase such leased property; or (d) in respect of letters of credit (including reimbursement obligations with respect thereto), local guarantees or bankers' acceptances;
(ii) all obligations of others of the type described in clause (i) above or clause (iii), (iv) or (v) below assumed by or guaranteed in any manner by such Person or in effect guaranteed by such Person through an agreement to purchase, contingent or otherwise (and the obligations of such Person under any such assumptions, guarantees or other such arrangements); (iii) all obligations secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such Person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; (iv) to the extent not otherwise included, all obligations of such Person under interest rate and currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; and (v) all obligations, contingent or otherwise, of such Person under or in respect of any and all deferrals, renewals,


                                   EXHIBIT K
extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii),
(iii) or (iv).

        "Senior Debt" means the principal of, premium, if any, and interest on, rent payable under, and any other amounts due on or in connection with any and all Indebtedness of the Company (including, without limitation, fees, costs, expenses and any interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, but only to the extent allowed or permitted to the holder of such Indebtedness against the bankruptcy or other insolvency estate of the Company in such proceeding), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to the foregoing); provided, however, that Senior Debt does not include (w) Indebtedness evidenced by the Notes, (x) Indebtedness of the Company to any subsidiary of the Company, a majority of the voting stock of which is owned by the Company except to the extent such Indebtedness is pledged by such subsidiary as security for any Senior Debt, (y) accounts payable of the Company to trade creditors arising in the ordinary course of business, and (z) any particular Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the Notes.

                                   ARTICLE 13
                                  SUBORDINATION

        Section 13.1. Notes Subordinated to Senior Debt. The Company covenants and agrees, and each Holder of Notes, by his acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Notes is hereby expressly subordinate and junior, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Debt.

        (a) In the event of any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, then the holders of all Senior Debt shall first be entitled to receive payment of the full amount due thereon in respect of principal (and premium, if any) and interest, or provision shall be made for such amount in cash or other consideration satisfactory to the Existing Lenders, before the Holders of any of the Notes are entitled to receive any payment or distribution of any character, whether in cash, securities or other property, on account of the principal of (or premium, if any) or interest on the indebtedness evidenced by the Notes.

        For purposes of this Article 13, the words, "cash, securities or other property" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 13 with respect to the Notes to the payment of all Senior Debt which may at the time be outstanding;

provided that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Debt (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article 7 [merger, consolidation covenant of Indenture] shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 13.1(a) if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 7 [merger, consolidation covenant].

        (b) In the event of any default in payment of the principal of or premium, if any, or interest on or rent under, or any other payment obligation under any Senior Debt beyond any applicable grace period with respect thereto, then, unless and until all such payments due in respect of such Senior Debt have been paid in full in cash or other consideration satisfactory to the Existing Lenders or such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest on the Notes or to acquire any of the Notes (including any repurchase pursuant to the repurchase right of a Holder upon a Fundamental Change).

        (c) In the event (i) any event of default with respect to any Designated Senior Debt shall have occurred and be continuing permitting the holders of such Designated Senior Debt (or a trustee or other representative on behalf of the holders thereof) to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, upon written notice thereof to the Company and the Trustee by any holders of such Designated Senior Debt (or a trustee or other representative on behalf of the holders thereof) (the "Default Notice"), unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (ii) any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment shall be made by the Company, directly or indirectly, with respect to principal of, premium, if any, or interest on the Notes (including any repurchase pursuant to the exercise of the repurchase right of a Holder upon a Fundamental Change) provided, however, that clause (i) of this paragraph shall not prevent the making of any such payment by the Company with respect to the Notes for more than 179 days after a Default Notice shall have been received by the Trustee unless the Designated Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety in which case no such payment may be made until such acceleration has been rescinded or annulled or such Designated Senior Debt has been paid in full. Notwithstanding the foregoing, no event of default which existed or was continuing on the date of any Default Notice shall be made the basis for the giving of a second Default Notice; provided, further, however, that no subsequent Default notice shall be effective for purposes of this Section 13.1(c) unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Default Notice.

        (d) If the maturity of the Notes is accelerated, no payment may be made on the Notes until all amounts due or to become due on Senior Debt has been paid in full in cash or other consideration satisfactory to the Existing Lenders or until such acceleration has been cured or waived.

        (e) In the event that, notwithstanding the foregoing provisions of Sections 13.1(a), (b), (c) and (d), any payment on account of principal of or interest on the Notes shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), at a time when such payment is not permitted by any of such provisions, then, unless and until all Senior Debt (or Designated Senior Debt, in the case of Section 13.1(c)) is paid in full in cash or other consideration satisfactory to the Existing Lenders, or such payment is otherwise permitted to be made by the provisions of each of Sections 13.1(a), 13.1(b), 13.1(c) and 13.1(d) (subject, in each case, to the provisions of Section 13.7), such payment on account of principal of or interest on the Notes shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Debt (or Designated Senior Debt, in the case of Section 13.1(c)) or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Senior Debt (or Designated Senior Debt, in the case of Section 13.1(c)) may have been issued, as their interests may appear.

        Regardless of anything to the contrary herein, nothing shall prevent (a) any payment by the Company or the Trustee to Holders of amounts in connection with a redemption of Notes if (i) notice of such redemption has been given pursuant to Section 11.5 prior to the receipt by the Trustee of written notice as aforesaid, and (ii) such notice of redemption is given not earlier than 75 days before the Redemption Date, or (b) any payment by the Trustee to the Holders of amounts deposited with it pursuant to Sections 4.1 and 4.2.

        Section 13.2. Subrogation. Subject to the payment in full of all Senior Debt to which the indebtedness evidenced by the Notes is in the circumstances subordinated as provided in Section 13.1, the Holders of the Notes (together with the holders of any other indebtedness of the Company which is subordinate in right of payment to the payment in full of all Senior Debt, which is not subordinate in right of payment to the Notes and which by its terms grants such right of subrogation to the holders thereof) shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Debt until all amounts owing on the Notes shall be paid in full, and, as between the Company, its creditors other than holders of such Senior Debt, and the Holders of the Notes, no such payment or distribution made to the holders of Senior Debt by virtue of this Article which otherwise would have been made to the Holders of the Notes shall be deemed to be a payment by the Company on account of such Senior Debt, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Debt, on the other hand.

        Section 13.3. Obligation of Company Unconditional. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the

Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

        Section 13.4. Modification of Terms of Senior Debt. Any renewal or extension of the time of payment of any Senior Debt or the exercise by the holders of Senior Debt of any of their rights under any instrument creating or evidencing Senior Debt, including without limitation the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Notes or the Trustee.

        No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Debt is outstanding or of such Senior Debt, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article or of the Notes relating to the subordination thereof.

        Section 13.5. Payments on Notes Permitted. Nothing contained in this Article or elsewhere in this Indenture, or in any of the Notes, shall affect the obligation of the Company to make, or prevent the Company from making, payments of the principal of, or premium, if any, or interest on the Notes in accordance with the provisions hereof and thereof, or shall prevent the Trustee or any Paying Agent from applying any moneys deposited with it hereunder to the payment of the principal of, or premium, if any, or interest on the Notes, in each case except as otherwise provided in this Article.

        Section 13.6. Effectuation of Subordination by Trustee. Each Holder of Notes, by his acceptance thereof, authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

        Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other Person making any payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, and as to other facts pertinent to the right of such Persons under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Persons pending judicial determination as to the right of such Persons to receive such payment.

        Section 13.7. Knowledge of Trustee. Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Debt, of any default in payment of principal, premium (if any) or interest on any Senior Debt, or of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until a Responsible Officer of the Trustee having responsibility for the administration of the trust established by this Indenture shall have received written notice thereof from the Company, any Holder of Notes, any Paying or Conversion Agent of the Company or the holder or representative of any class of Senior Debt, and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such default or facts exist; provided, however, that unless on the third Business Day prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (other than a payment under Article 11) the Trustee shall have received the notice provided for in this Section 13.7, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

        Section 13.8. Trustee's Relation to Senior Debt. The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Debt at the time held by it, to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

        Nothing in this Article shall apply to claims of or payments to the Trustee under or pursuant to Section 6.7.

        With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article or otherwise.

        Section 13.9. Rights of Holders of Senior Debt Not Impaired. No right of any present or future holder of any Senior Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

        Section 13.10. Certain Conversions Not Deemed Payment. For the purposes of this Article 13 only, (1) the issuance and delivery of junior securities upon conversion of Notes in accordance with Article 12 [conversion] shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on Notes or on account of the purchase or other acquisition of Notes, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 12.3), property or securities (other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on such Note. For the purposes of this Section 13.10, the term "junior securities" means (a) shares of any stock of any class of the Company or (b) securities of the Company that are subordinated in right of payment to all Senior Debt to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article. Nothing contained in this Article 13 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Debt) and the Holders, the right, which is absolute and unconditional, of the holder of any Note to convert such note in accordance with Article 12 [conversion].

                                   APPENDIX I
                                       TO
                             PARTICIPATION AGREEMENT

                          (LSI LOGIC TRUST NO. 2001-A)

        In the Participation Agreement and each other Operative Document, unless the context otherwise requires:

               (a) any term defined below by reference to another instrument or document shall continue to have the meaning ascribed thereto whether or not such other instrument or document remains in effect;

               (b) words importing the singular include the plural and vice versa;

               (c) a reference to a part, clause, section, article, exhibit or schedule is a reference to a part, clause, section and article of, and exhibit and schedule to, such Operative Document;

               (d) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws amending, supplementing, supplanting, varying, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations and ordinances issued or otherwise applicable under that statute;

               (e) a reference to a document includes any amendment or supplement to, or replacement or novation of, that document;

               (f) a reference to a party to a document includes that party's successors and permitted assigns; and

               (g) references to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement followed by or referable to an enumeration of specific matters to matters similar to those specifically mentioned.

        Further, each of the parties to the Operative Documents and their counsel have reviewed and revised the Operative Documents, or requested revisions thereto, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in construing and interpreting the Operative Documents.

        "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting in (a) the acquisition, directly or indirectly, of all or substantially all of the assets of a Person or of any business or division of a Person, (b) the acquisition, directly or indirectly, of all or substantially all of the capital stock, obligations or other securities of or interest in a

LSI Logic Trust No. 2001-A                                           Definitions


Person, or (c) a merger or consolidation or any other combination by Lessee or any Subsidiary with another Person.

        "Additional Costs" shall mean the amounts payable by Lessee pursuant to Sections 7.3, 7.4, 7.5, 7.6 and 7.7 of the Participation Agreement.

        "Advance" shall mean an advance of funds by the Certificate Trustee pursuant to Article II of the Participation Agreement.

        "Advance Date" shall mean, in the case of the initial Advance Date, the Document Closing Date, and otherwise, May 29, 2001, June 28, 2001, July 30, 2001, August 28, 2001, September 28, 2001, October 29, 2001, November 28, 2001,
December 27, 2001, January 28, 2002, February 28, 2002 and March 29, 2002 and which occur on or prior to the Interim Term Termination Date.

        "Advance Request" shall have the meaning provided in Section 2.5 of the Participation Agreement.

        "Affiliate" shall mean any Person which, directly or indirectly, controls, is controlled by or is under common control with another Person. For purposes of the foregoing, "control" with respect to any Person shall mean the possession, directly or indirectly, of the power (a) to vote twenty-five percent (25%) or more of the securities having ordinary voting power for the election of directors of such Person, or (b) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

        "Agent" shall mean First Security Trust Company of Nevada, in its capacity as agent under the Operative Documents.

        "Agent Fee Letter" shall mean that certain letter agreement, dated as of April 20, 2001, between Agent and Lessee.

        "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Reference Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Reference Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Reference Rate or the Federal Funds Effective Rate, respectively.

LSI Logic Trust No. 2001-A                                           Definitions


        "Applicable Interest Rate Margin" shall mean, for each Payment Period, the interest rate margin set forth below (expressed in a percentage) opposite the Pricing Level for that Payment Period:

                  Pricing Level                Applicable Margin
                  -------------                -----------------
                        I                             1.25%
                        II                            1.50%
                        III                           1.75%

        "Applicable Laws and Regulations," "Applicable Laws" and "Laws" shall mean as of any date all applicable laws, rules, regulations (including Environmental Laws), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Agency, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment), to which Lessee or any Item of Equipment is subject.

        "Applicable Lender Commitment Fee Margin" shall mean, for each Payment Period, the margin set forth below (expressed in a percentage) opposite the Pricing Level for that Payment Period:

                Pricing Level         Applicable Lender Facility Fee Margin
                -------------         -------------------------------------
                      I                             0.20%
                      II                            0.25%
                      III                           0.30%

        "Applicable Percentage Amount" shall mean during the Base Term with respect to any Lease Supplement, the product obtained by multiplying the aggregate Purchase Price for the Items of Equipment then subject to such Lease Supplement by 29.04%.

        "Applicable Yield Rate Margin" shall mean, for each Payment Period, the interest rate margin set forth below (expressed in a percentage) opposite the Pricing Level for that Payment Period:

                Pricing Level                Applicable Margin
                -------------                -----------------
                      I                             2.25%
                      II                            2.50%
                      III                           2.75%

        "Appraisal" shall mean the appraisal described in Section 2.1(g) of the Participation Agreement or delivered pursuant to Section 7.1 or 11.1 of the Lease.

LSI Logic Trust No. 2001-A                                           Definitions


        "Appraised Value" shall mean the Fair Market Value of the Equipment as of the Document Closing Date as determined pursuant to the Appraisal delivered pursuant to Section 2.1(g) of the Participation Agreement.

        "Appraiser" or "Appraisers" shall mean American Appraisal Associates,
Inc.

        "Arranger" shall mean Banc of America Leasing & Capital, LLC.

        "Assignment of Lease and Rent" shall mean that certain Assignment of Lease and Rent and Security Agreement dated as of April 20, 2001 between Certificate Trustee, as Assignor, and Agent, as Assignee, substantially in the form of Exhibit G to the Participation Agreement, as may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Operative Documents.

        "Available Commitment" shall mean as to any Participant, an amount equal to the excess, if any, of (a) the aggregate Commitment of such Participant over
(b) the aggregate principal amount of Loans or Certificate Amounts, as applicable, Funded by such Participant.

        "Bank" shall mean [First Security Bank, National Association], in its individual capacity.

        "Bank of America" shall mean Bank of America, National Association.

        "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as amended.

        "Base Term" shall have the meaning provided in Section 3.1 of the Lease.

        "Base Term Commencement Date" shall have the meaning provided in Section
3.1 of the Lease.

        "Basic Rent" shall mean, (i) for any period of determination during the Base Term, an amount equal to the sum of (A) the aggregate amount of Interest payable on the last day of such period on the Notes, plus (B) the aggregate amount of Yield payable on the last day of such period on the Certificates, plus
(C) the amount, if any, payable on such date as set forth on Schedule I to the Lease, and (ii) for any period of determination during the Renewal Term, such amount as Lessee and the Participants shall mutually agree to in accordance with
Section 2.18 of the Participation Agreement.

        "Benefited Lender" shall have the meaning provided in Section 7.4 of the Loan Agreement.

        "Bill of Sale" shall mean a bill of sale delivered in connection with the requirements of Section 3.1(h) of the Participation Agreement and any bill of sale delivered in connection with the requirements of Sections 6.4 or 7.1 of the Lease.

        "Borrower" shall have the meaning provided in the preamble to the Loan Agreement.

LSI Logic Trust No. 2001-A                                           Definitions


        "Break Funding Amount" shall mean any loss or out-of-pocket expense incurred (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Participant to make, continue or maintain any portion of its investment in any Note or Certificate on a LIBO Rate basis) as a result of any payment of all or any portion of the Lease Balance, for any reason, on a date other than a Payment Date, including, without limitation, by reason of acceleration.

        "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday, other than a day on which commercial banks are authorized or required to be closed in San Francisco, California, Salt Lake City, Utah, Charlotte, North Carolina, and solely with respect to determination of the LIBO Rate, London, England.

        "Capital Lease" shall mean, for any Person, any lease of property (whether real, personal or mixed) which, in accordance with GAAP, would, at the time a determination is made, be required to be recorded as a capital lease in respect of which such Person is liable as lessee.

        "Capitalized Interest" shall mean interest that is incurred or accrued in any period and added to the cost of the asset in connection with which such interest is incurred.

        "Casualty" or "Casualties" shall mean any of the following events in respect of any Item of Equipment: (a) the total loss of such Item of Equipment, the total loss of use thereof due to theft, disappearance, destruction, damage beyond repair or the rendering of such Item of Equipment permanently unfit for normal use for any reason whatsoever (other than obsolescence); (b) any damage to such Item of Equipment which results in an insurance settlement with respect to such Item of Equipment on the basis of a total loss or a constructive total loss; (c) the permanent condemnation, confiscation or seizure of, or the requisition of title to or use of, such Item of Equipment; (d) as a result of any Applicable Laws and Regulations or other action by any Governmental Agency, the use of such Item of Equipment in the normal course of Lessee's business shall have been prohibited, directly or indirectly, for a period equal to the lesser of 90 consecutive days and the remaining Lease Term.

        "Casualty Amount" shall mean, with respect to any Item of Equipment (excluding Replacement Items) leased under any Lease Supplement as of any date specified for payment thereof, the sum of (A) a portion of the Lease Balance equal to the product obtained by multiplying the outstanding Lease Balance applicable to the Lease Supplement pursuant to which such Item of Equipment is leased as of the Casualty Settlement Date by the Item Value Fraction of such Item of Equipment and (B) all other Rent due and owing under the Operative Documents.

        "Casualty Notice" shall have the meaning provided in Section 7.1 of the Lease.

        "Casualty Recoveries" shall have the meaning provided in Section 7.1 of the Lease.

        "Casualty Settlement Date" shall have the meaning provided in Section
7.1 of the Lease.

LSI Logic Trust No. 2001-A                                           Definitions


        "Certificate" shall have the meaning provided in Section 2.1 of the Trust Agreement.

        "Certificate Amount" shall mean, with respect to any Certificate Purchaser as of any date of determination, the aggregate amount advanced by such Certificate Purchaser for the purchase of Certificates pursuant to Article II of the Participation Agreement, net of any distributions (other than distributions of Yield) with respect thereto.

        "Certificate Purchaser" shall have the meaning provided in the preamble to the Trust Agreement.

        "Certificate Register" shall have the meaning provided in Section 2.8(a) of the Trust Agreement.

        "Certificate Trustee" shall mean First Security Bank, National Association, a national banking association, not in its individual capacity but solely as trustee under the Trust Agreement, together with any individual trustee or co-trustee appointed pursuant to the terms of the Trust Agreement.

        "Change in Law" shall have the meaning provided in Section 7.4 of the Participation Agreement.

        "Change of Control" shall mean:

               (a) with respect to Lessee, (i) the acquisition after the Document Closing Date by any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act")) of (A) beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of thirty percent (30%) or more of the outstanding equity securities of Lessee entitled to vote for members of the Board of Directors of Lessee, or (B) all or substantially all of the assets of Lessee; or (ii) during any period of twelve (12) consecutive calendar months, individuals who are directors of Lessee on the first day of such period ("Initial Directors") and any directors of Lessee who are specifically approved by two-thirds of the Initial Directors and previously-approved Directors shall cease to constitute a majority of the Board of Directors of Lessee before the end of such period; or

               (b) With respect to LLJS, Lessee shall cease to own directly or indirectly one hundred percent (100%) of the equity securities of LLJS, except for any nominal amount of director stock necessary to do business in Japan.

        "Claims" shall mean liabilities, obligations, damages, actual losses, demands, penalties, fines, claims, actions, suits, judgments, settlements, charges, costs, fees, expenses and disbursements (including, without limitation, out-of-pocket legal fees and expenses and costs of investigation which, in the case of counsel or investigators retained by an Indemnitee, shall be reasonable) of any kind and nature whatsoever, including but not limited to the outstanding Lease Balance or any part thereof, but shall exclude anticipated losses or lost profits.

LSI Logic Trust No. 2001-A                                           Definitions


        "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder, each as amended, supplemented or otherwise modified from time to time.

        "Commitment" shall mean as to any Certificate Purchaser or Lender, its obligation to make Certificate Amounts or Loans available to the Certificate Trustee in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Certificate Purchaser's or Lender's name on
Schedule I-A and Schedule I-B, respectively, to the Participation Agreement, as such schedules may be amended pursuant to Section 9.5 of the Participation Agreement.

        "Commitment Amount" shall mean U.S. $230,000,000.

        "Commitment Percentage" shall mean as to any Participant, the percentage set forth opposite such Participant's name under the heading "Commitment Percentage" on Schedule I-A to the Participation Agreement with respect to the Certificate Purchasers or Schedule I-B to the Participation Agreement with respect to the Lenders.

        "Commitment Period" shall mean the period of time beginning on the Document Closing Date and ending on the earlier of (i) March 29, 2002, (ii) the date on which the Commitment of each Participant has been reduced to zero as a result of Advances made thereto pursuant to the Operative Documents and (iii) the date upon which the Commitments are otherwise terminated pursuant to the terms of the Operative Documents.

        "Compliance Certificate" shall have the meaning provided for in Section 5.1(a)(iii) of the Participation Agreement.

        "Consolidated CMLTD" shall mean, as of any date of determination, the portion of long-term indebtedness coming due in the current quarter and the next succeeding three-quarter period as determined in accordance with GAAP.

        "Consolidated Current Liabilities" shall mean, as of any date of determination, the sum of current liabilities of Lessee and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP, plus (without duplication) Guaranty Obligations with respect to that portion of the underlying obligations which come due within one year of such date of determination.

        "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income plus Consolidated Interest Expense plus income tax expense plus depreciation expense and amortization expense, which were deducted in determining Consolidated Net Income, of Lessee and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

        "Consolidated Interest Expense" shall mean, for any period, interest expense (including interest expense attributable to Capital Leases) of Lessee and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

LSI Logic Trust No. 2001-A                                           Definitions


        "Consolidated Net Income" shall mean, for any period, the net income of Lessee and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, as determined in accordance with GAAP.

        "Consolidated Quick Assets" shall mean, as of any date of determination, the sum of all unencumbered and unrestricted (except those encumbered or restricted in favor of the Agent, Lessor or the Participants as security for the Lessee Obligations) cash, cash equivalents and net accounts receivable classified as current assets according to GAAP, of Lessee and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

        "Consolidated Tangible Net Worth" shall mean, as of any date of determination, Consolidated Total Assets minus Consolidated Total Liabilities, minus (a) all assets which would be classified in a separate account as intangible assets in accordance with GAAP, including goodwill, organizational expense, research and development expense, capitalized software, patent applications, patents, trademarks, trade names, brands, copyrights, trade secrets, customer lists, licenses, franchises and covenants not to compete, (b) all unamortized debt discount and expense and (c) all treasury stock; provided, however, that to the extent otherwise included in the amount set forth in the foregoing clause (a) of this definition, there shall be excluded from such amount the sum of (i) all engineering costs incurred in connection with the development of major production capabilities at new manufacturing facilities or refurbishment of an existing facility or with respect to introducing a new manufacturing process to existing or new manufacturing facilities and which are classified as a fixed asset and capitalized on the consolidated balance sheet of Lessee in accordance with GAAP and (ii) amounts representing the capitalized portion of the acquisition and development costs of software necessary for the operation of the business of Lessee and its Subsidiaries, as shown on the consolidated balance sheet of Lessee.

        "Consolidated Total Assets" shall mean, as of any date of determination, the total assets of Lessee and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

        "Consolidated Total Debt" shall mean, as of any date of determination, all Indebtedness of Lessee and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

        "Consolidated Total Liabilities" shall mean, as of any date of determination, the total liabilities of Lessee and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

        "Contractual Obligation" of any Person shall mean, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

        "Corporate Trust Department" shall mean the principal corporate trust office of the Bank, located at 79 South Main Street, 3rd Floor, Salt Lake City, Utah 84111, Attention: Corporate Trust Services, or at such other office at which the corporate trust business of Bank

LSI Logic Trust No. 2001-A                                           Definitions


shall be administered which Bank shall have specified by notice in writing to Lessee and each Participant.

        "Debtor Relief Laws" shall mean the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

        "Document Closing Date" shall mean April 20, 2001.

        "Dollars" or "$" shall mean, unless otherwise qualified, dollars in lawful currency of the United States.

        "Early Termination Option" shall have the meaning provided in Section
11.1 of the Lease.

        "Early Termination Payment Date" shall have the meaning provided in
Section 11.1 of the Lease.

        "Early Termination Purchase Amount" shall mean, with respect to any Item of Equipment leased under any Lease Supplement as of any date specified for payment thereof, the sum of (A) a portion of the Lease Balance equal to the product obtained by multiplying the outstanding Lease Balance applicable to the Lease Supplement pursuant to which such Item of Equipment is leased as of the Early Termination Payment Date by the Item Value Fraction of such Item of Equipment and (B) all other Rent then due and owing under the Operative Documents.

        "Eligible Assignee" shall mean (a) any other Participant, (b) any Affiliate of a Participant, (c) any commercial bank or other financial institution having a combined capital and surplus of at least $100,000,000, or
(d) any institution which is a "qualified institutional buyer" as defined in Rule 144A of the Securities Act.

        "Employee Benefit Plan" shall mean any employee benefit plan with the meaning of Section 3(3) of ERISA which is subject to Title I of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code.

        "Encumbrance" shall mean any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement (including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing or any agreement to give any security interest, but excluding any operating lease, regardless of whether precautionary filings are made in respect thereto under
Section 9408 of the California Uniform Commercial Code).

        "End of Term Value Ratio" shall mean, with respect to any Item or Items of Equipment as of any date of determination, the ratio of (i) the expected Fair Market Value of such Item or

LSI Logic Trust No. 2001-A                                           Definitions


Items of Equipment as of the end of the Base Term to (ii) the Fair Market Value of such Item or Items of Equipment as of the Base Term Commencement Date (as set forth in the Appraisal delivered on the Document Closing Date).

        "Engagement Letter" shall mean that certain Engagement Letter dated January 30, 2001 between the Arranger and Lessee.

        "Environmental Laws" shall mean all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with (including consent decrees), any Governmental Authorities, in each case relating to or imposing liability or standards of conduct concerning public health, safety and environmental protection matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

        "Equipment" shall mean, individually, each Item of equipment described on Schedule III to the Participation Agreement and as more specifically described in a Bill of Sale and the Lease Supplement delivered on an Advance Date, and, collectively, each of the foregoing Items of Equipment.

        "Equity Capital" shall mean, as of any date of determination, Consolidated Total Assets minus Consolidated Total Liabilities (exclusive of the cumulative translation adjustment account as reported in the consolidated balance sheet of Lessee and its Subsidiaries as of such date).

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

        "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is under common control with Lessee within the meaning of
Section 4001(a)(14) of ERISA and Sections 414(b), (c) and (m) of the Code.

        "ERISA Event" shall mean (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Lessee or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan subject to Title IV of ERISA; (d) a failure by Lessee or any ERISA Affiliate to make required contributions to a Pension Plan or other Plan subject to Section 412 of the IRC; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition

LSI Logic Trust No. 2001-A                                           Definitions


of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Lessee or any ERISA Affiliate; or
(g) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan.

        "Excluded Amounts" shall mean:

               (a) all indemnity payments and expenses to which Certificate Trustee, Agent in its individual capacity or any Participant (or any of their respective successors, assigns, agents, officers, directors or employees) is entitled pursuant to the Operative Documents;

               (b) any amounts payable under any Operative Documents to reimburse Certificate Trustee, Agent or any Participant (including the reasonable expenses incurred in connection with any such payment) for performing or complying with any of the obligations of Lessee under and as permitted by any Operative Document;

               (c) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies payable to Certificate Trustee, or Agent in its individual capacity or any Participant (or their respective successors, assigns, agents, officers, directors or employees);

               (d) any insurance proceeds under policies maintained by Certificate Trustee, Agent or any Participant and not required to be maintained by Lessee under the Lease;

               (e) any amount payable to Certificate Trustee, Agent or the Participants pursuant to Section 2.1(k) or 3.1(h) of the Participation Agreement; and

               (f) any payments of interest or yield on payments referred to in clauses (a) through (e) above.

        "Extended Remarketing Period" shall have the meaning provided in Section
12.6 of the Lease.

        "Fair Market Value" shall mean, with respect to any Item of Equipment as of any date, the price which a purchaser would pay to purchase such Item of Equipment in an arm's-length transaction between a willing buyer and a willing seller, neither of them being under any compulsion to buy or sell. Except for any determination of the Fair Market Value in connection with an Appraisal delivered pursuant to Sections 7.1 or 11.1 of the Lease, in making any determination of Fair Market Value, any appraiser, if applicable, may assume such Item of Equipment (i) has been maintained in accordance with the requirements of the Lease, (ii) is in the condition in which it is required to be under the Lease as of the date for which such determination is made and (iii) is not subject to a Sublease, and any appraiser, if applicable, shall use such reasonable methods of appraisal as are chosen by Agent and which are acceptable to Lessee.


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
LSI Logic Trust No. 2001-A                                           Definitions


        "Federal Funds Effective Rate" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on such day for the preceding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

        "Fees" shall have the meaning provided in Section 2.14 of the Participation Agreement.

        "Final Maturity Date" shall mean the fifth anniversary of the Document Closing Date, provided that if the Lessee elects to exercise a Renewal Term in accordance with Section 2.18 of the Participation Agreement, then "Final Maturity Date" shall mean the last day of the Renewal Term.

        "Financial Statements" shall mean, with respect to any accounting period for any Person, statements of income, shareholders' equity and cash flows of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP.

        "Foreign Plan" shall mean any employee benefit plan maintained by Lessee or any of its Subsidiaries which is mandated or governed by any Governmental Rule of any Governmental Authority other than the United States

        "F.R.S. Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto, and any Governmental Authority succeeding to any of its principal functions.

        "Fund," "Funded" or "Funding" shall mean each funding by a Participant of a portion of the principal under its Note or a portion of its Certificate Amount (as the case may be) constituting a portion of any Advance as described in Article II of the Participation Agreement.

        "Generally Accepted Accounting Principles" or "GAAP" shall mean, as of any date of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects to those applied at prior dates or for prior periods.

        "Governmental Action" shall mean all applicable permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses,

LSI Logic Trust No. 2001-A                                           Definitions


exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Agency, or required by any Applicable Laws and Regulations.

        "Governmental Agency" or "Authority" shall mean any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Federal Deposit Insurance Corporation, the F.R.S. Board, the Comptroller of the Currency, any central bank or any comparable authority.

        "Governmental Charges" shall mean, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its property or otherwise payable by such Person.

        "Governmental Rule" shall mean any law, rule, regulation, ordinance, order, code, interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

        "Ground Lease" shall mean, with respect to any real estate in which any Items of Equipment is located, the ground lease between Lessee, as ground lessee, and the Landlord, as ground lessor, pursuant to which such real estate is leased to Lessee.

        "Grossed-Up Basis" shall have the meaning provided in Section 7.6 of the Participation Agreement.

        "Guaranty Obligation" shall mean, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person:

               (a) With respect to any Indebtedness, lease (other than an operating lease), dividend, or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (ii) to advance or provide funds (A) for the payment or discharge of any such primary obligation, or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or
        (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof;

               (b) (i) With respect to letters of credit, acceptances, bank guaranties, surety bonds or similar instruments issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (ii) as a partner or joint venturer in any partnership or joint venture;


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LSI Logic Trust No. 2001-A                                           Definitions


               (c)    With respect to "synthetic" leases; or

               (d) Net obligations with respect to Rate Contracts, other than Rate Contracts entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person.

        "Hazardous Substances" shall mean any toxic or hazardous substances, materials, wastes, contaminants or pollutants, including asbestos, PCBs, petroleum products and byproducts, and any substances defined or listed as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances" (or similarly identified), regulated under or forming the basis for liability under any applicable Environmental Law.

        "Imposition" or "Impositions" shall mean any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever ("Taxes") (including (i) personal property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangible taxes); (iii) any excise taxes; (iv) transfer taxes, conveyance taxes, mortgage taxes, intangible taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, gross receipts, privilege and doing business taxes, license and registration fees; and (vi) assessments on any Item of Equipment or any part thereof), and in each case all interest, additions to tax and penalties thereon, which at any time may be levied, assessed or imposed by any Federal, state or local authority upon or with respect to (a) any Indemnitee, any Item of Equipment or any part thereof or interest therein, or Lessee or any sublessee of Lessee or user of any Item of Equipment; (b) the financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, servicing, maintenance, repair, ownership, possession, purchase, rental, lease, activity conducted on, delivery, insuring, use, operation, improvement, transfer, return or other disposition of any Item of Equipment or any part thereof or interest therein; (c) the Certificates and the Notes or other indebtedness with respect to any Item of Equipment or any part thereof or interest therein or transfer thereof; (d) the rentals, receipts or earnings arising from any Item of Equipment or any part thereof or interest therein; (e) the Operative Documents or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to any Item of Equipment or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract relating to the manufacture, acquisition or delivery of any Item of Equipment or any part thereof or interest therein; (h) the issuance of the Certificates and the Notes; or (i) otherwise in connection with the Overall Transaction.

        Notwithstanding anything in the first paragraph of this definition (except as provided in the final paragraph of this definition) the term "Imposition" shall not mean or include:

               (i) any Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, value added, rental, transfer, property or ad valorem taxes) that are imposed by any Governmental Agency and that are based upon or measured by the gross or net income or gross or net receipts (including any minimum taxes or taxes on, measured by or in the nature of capital, net worth, excess profits, items of tax preference, capital stock, franchise, business privilege or doing business taxes); provided that this clause (i) shall

LSI Logic Trust No. 2001-A                                           Definitions


        not be interpreted to prevent a payment from being made on an Grossed-Up Basis if such payment is otherwise required to be so made; provided further this clause (i) shall not apply to Taxes and Impositions imposed on an Indemnitee solely as a result of Lessee's activities or the location of the Equipment in the jurisdiction imposing such Taxes or Impositions;

               (ii) any Tax or imposition to the extent, but only to such extent, it relates to any act, event or omission that first occurs, or relates to a period, after the termination of the Lease, return of the Items of Equipment as required under the Lease and payment in full of all amounts due under the Lease (but not any Tax or imposition that relates to any period prior to such termination, return and payment in full with respect to the Item of Equipment or Items of Equipment to which such Tax or imposition relates);

               (iii) any Tax or imposition imposed on an Indemnitee as a result of the failure of such Indemnitee to file any return or report provided to it pursuant to Section 7.2(d) hereof on a timely basis and to pay any Tax or imposition indicated as being due and payable on such return or report other than any withholding or other Tax which may be paid by Lessee directly;

               (iv) any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of Section 7.2(b) of the Participation Agreement, provided that the foregoing shall not limit Lessee's obligations under Section 7.2(b) of the Participation Agreement to advance to such Indemnitee amounts with respect to Taxes or impositions that are being contested in accordance with Section 7.2(b) of the Participation Agreement or any expenses incurred by such Indemnitee in connection with such contest;

               (v) any Taxes or imposition imposed upon an Indemnitee with respect to any voluntary transfer, sale, financing or other voluntary disposition of any interest in any Item of Equipment or any part thereof, or any interest therein or any interest or obligation under the Operative Documents or any Certificate or Note, or from any sale, assignment, transfer or other disposition of any interest in a Indemnitee or any Affiliate thereof, (other than any transfer in connection with (1) the exercise by Lessee of its Early Termination Option or any termination option or other purchase of any Item or Items of Equipment by Lessee or the exercise by Lessee of the Purchase Option or the Sale Option, (2) the occurrence of an Lease Event of Default, (3) a Casualty affecting any Item or Items of Equipment, or (4) any assignment, sublease, modification or addition of or to any Item or Items of Equipment by Lessee) or any involuntary transfer of any of the foregoing interests resulting or arising from or in connection with the bankruptcy or insolvency of an Indemnitee;

               (vi) any Taxes or impositions imposed on a direct or indirect transferee, successor or assign of an Indemnitee to the extent of the excess of such Taxes or impositions over the amount of such Taxes and impositions that would have been imposed had there not been a transfer by the original Indemnitee of an interest arising under the Operative Documents, provided, however, that there shall not be excluded

LSI Logic Trust No. 2001-A                                           Definitions


        under this clause (vi) any such Tax or imposition if such direct or indirect transferee, successor, or assignee of the Lessor acquired its interest as a result of a transfer in connection with a Lease Event of Default; provided, further, that there shall not be excluded under this clause (vi) any amount necessary to make any payment on a Grossed-Up Basis;

               (vii) any Tax or imposition to the extent that such Tax or imposition is actually reimbursed to the Indemnitee by a Person other than an Affiliate of such Indemnitee;

               (viii) any Taxes or impositions imposed on an Indemnitee, to the extent such Indemnitee actually receives a credit (or otherwise has a reduction in a liability for Taxes) in respect thereof against Taxes that are not indemnified under the Participation Agreement (but only to the extent such credit was not taken into account in calculating the related indemnity payment on an Grossed-Up Basis);

               (ix) any gift, inheritance or estate Tax or similar imposition;

               (x) any Tax or imposition imposed on or with respect to an Indemnitee as a result of transactions or activities of such Indemnitee unrelated to the transactions or activities referred to in or contemplated by the Operative Documents;

               (xi) any Taxes imposed against or payable by an Indemnitee resulting from, or that would not have been imposed but for, the gross negligence or willful misconduct of such Indemnitee;

               (xii) Taxes imposed on or payable by an Indemnitee to the extent such Taxes would not have been imposed but for a breach by such Indemnitee or any Affiliate thereof of any representations, warranties or covenants set forth in the Operative Documents (unless such breach is caused by Lessee's breach of its representations, warranties or covenants set forth in the Operative Documents);

               (xiii) Taxes of an Indemnitee to the extent resulting from such Indemnitee's failure to comply with the provisions of Section 7.2(b) of the Participation Agreement, which failure precludes the ability to conduct a contest pursuant to Section 7.2(b) of the Participation Agreement (unless such failure is caused by Lessee's breach of its obligations); or

               (xiv) any Taxes imposed on the Lessor that are a result of the Lessor not being considered a "United States person" as defined in
        Section 7701(a)(30) of the Code.

        Notwithstanding the foregoing, the exclusions from the definition of Impositions set forth in clauses (i), (ii), (iv), (v), (vi), (viii), (ix), (x) above shall not apply (but the other exclusions shall apply) to any Taxes or any increase in Taxes imposed on a Indemnitee (net of any decrease in Taxes realized by such Indemnitee), to the extent that such Tax increase or decrease would not have occurred if on the Advance Dates the Participants had advanced funds to Lessee in the form of a loan by such Participant to Lessee secured by the Equipment in an amount equal to the

LSI Logic Trust No. 2001-A                                           Definitions


amounts funded on each Advance Date, with debt service for each such loan equal to the Basic Rent payable on each Payment Date and a principal balance at the maturity of such loan in an amount equal to the then outstanding amount of the loans and the Certificate Amounts at the end of the Lease Term.

        "Indebtedness" shall mean, for any Person, without duplication:

               (a) All indebtedness or other obligations of such Person for borrowed money;

               (b) All obligations of such Person for the deferred purchase price of property or services (including obligations under credit facilities which secure or finance such purchase price and obligations under "synthetic" leases), other than trade payables incurred by such Person in the ordinary course of its business on ordinary terms;

               (c) All obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

               (d) All indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

               (e)    All obligations under Capital Leases;

               (f) All Guaranty Obligations other than Guaranty Obligations described in clauses (a)(iii) an (a)(iv) of the definition of "Guaranty Obligation" where the primary obligor is a Subsidiary; and

               (g) All indebtedness of another Person secured by any Encumbrance upon or in property owned by the Person for whom Indebtedness is being determined, whether or not such Person has assumed or become liable for the payment of such indebtedness of such other Person; provided, that if such indebtedness is not assumed and recourse is limited solely to such property, the Indebtedness incurred hereunder shall be valued at the lesser of the principal amount of the obligation so secured or the fair market value of the property subject to such Encumbrance.

        "Indemnitee" shall mean each Participant, the Bank, the Certificate Trustee, Agent (in its individual capacity and as Agent), any additional, separate or co-trustee or co-agent appointed in accordance with the terms of the Trust Agreement or the Participation Agreement, and the respective Affiliates, successors, permitted assigns, permitted transferees, contractors, servants, employees, officers, directors, shareholders, partners, participants, representatives and agents of each of the foregoing Persons; provided, however, that in no event shall Lessee or any of their Affiliates be an Indemnitee.

LSI Logic Trust No. 2001-A                                           Definitions


        "Insurance Requirements" shall mean all terms and conditions of any insurance policy required by the Lease to be maintained by Lessee and all requirements of the issuer of any such policy.

        "Interest" shall mean the interest accruing on the Loans as computed and payable in accordance with the terms of the Loan Agreement and the Participation Agreement.

        "Interest Rate" shall mean, for each Payment Period, a rate per annum equal to the LIBO Rate plus the Applicable Interest Rate Margin with respect to such Payment Period, or, at any time that the provisions of Section 2.10(b) of the Participation Agreement shall apply, the Alternate Base Rate.

        "Interim Rent" shall mean for any period of determination during the Interim Term, an amount equal to the sum of (A) the aggregate amount of Interest payable on the last day of such period on the Notes plus (B) the aggregate amount of Yield payable on the last day of such period on the Certificates.

        "Interim Term" shall mean, as to each Lease Supplement, the period commencing on the Advance Date of such Lease Supplement and continuing to and ending on the Interim Term Termination Date, and for the Lease shall mean the period commencing on the Document Closing Date and continuing to and ending on the Interim Term Termination Date.

        "Interim Term Termination Date" shall mean the earlier of (a) the first Payment Date occurring on or after the date in which all Items of Equipment have been acquired and installed, (b) the first Payment Date occurring on or after the date in which the Commitment of each Participant has been reduced to zero, or (c) March 29, 2002.

        "IRS" shall mean the Internal Revenue Service, or any successor thereto.

        "Item" or "Item of Equipment" shall mean a particular item of Equipment, as the context may require, and "Items of Equipment" shall mean collectively each item of Equipment.

        "Item Value Fraction" shall mean, with respect to any Item of Equipment leased under any Lease Supplement, a fraction, the numerator of which is the Purchase Price for such Item of Equipment and the denominator of which is the aggregate Purchase Price of all Items of Equipment then subject to such Lease Supplement, including such Item of Equipment.

        "Landlord" shall mean the owner and ground lessor of any real estate which is leased to Lessee pursuant to any Ground Lease.

        "Lease" shall mean that certain Lease Intended as Security dated as of April 20, 2001 between Lessor and Lessee, and all Lease Supplements, substantially in the form of Exhibit D to the Participation Agreement, as may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Operative Documents.

LSI Logic Trust No. 2001-A                                           Definitions


        "Lease Balance" shall mean, as of any date of determination, an amount equal to the aggregate sum of the outstanding principal amount of the Loans of all of the Lenders and the outstanding Certificate Amounts of all of the Certificate Purchasers.

        "Lease Default" shall mean any event, condition or failure which, with notice or lapse of time or both, would become a Lease Event of Default.

        "Lease Event of Default" shall mean any event condition or failure designated as a "Lease Event of Default" in Section 9.1 of the Lease.

        "Lease Expiration Date" shall mean the last day of the Lease Term, subject to any other date on which the Lease is terminated.

        "Lease Renewal" shall have the meaning provided in Section 2.18 of the Participation Agreement.

        "Lease Supplement" shall mean a Monthly Lease Supplement, a Quarterly Lease Supplement or any Lease Supplement in connection with any replacement Item of Equipment, substantially in the form of Exhibit A to the Lease, between the Lessor and the Lessee, covering such replacement Item of Equipment.

        "Lease Term" shall have the meaning provided in Section 3.1 of the Lease.

        "Lenders" shall mean the financial institutions party to the Loan Agreement and the Participation Agreement and listed as Lenders on the signature pages thereto and their permitted successors and assigns.

        "Lessee" shall mean LSI Logic Corporation, a Delaware corporation.

        "Lessee Collateral" shall mean all of Lessee's right, title and interest in and to each of the following, however arising and whether now existing or hereafter acquired or arising:

               (a) the Items of Equipment (including all Parts thereof, accessions thereto and replacements and substitutions therefor);

               (b) the Subleases;

               (c) the purchase agreements between Lessee and a Manufacturer with respect to the Items of Equipment;

               (d) all other contracts necessary to purchase, operate and maintain the Items of Equipment;

               (e) any rights to a rebate, offset or other assignment, warranty or service under a purchase order, invoice or purchase agreement with any manufacturer of any Item of Equipment;

LSI Logic Trust No. 2001-A                                           Definitions


               (f) all books, manuals, logs, records, writings, software, information and other property solely relating to any of the foregoing; and

               (g) all products, accessions, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing collateral (including proceeds which constitute property of the types described in clauses (a), (b), (c), (d), (e) and (f) above and, to the extent not otherwise included, all payments under insurance (whether or not Lessor is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing collateral).

        "Lessee Obligations" shall mean all obligations of Lessee at any time and from time to time owed to any one or more or all of the Certificate Trustee (both individually and in its capacity as Certificate Trustee), Agent (both individually and in its capacity as Agent), the Certificate Purchasers, the Lenders, each other Indemnitee and their respective successors and permitted assigns, under one or more of the Operative Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment (including all Interim Rent, Basic Rent, Lease Balance, Casualty Amount, Purchase Amount, Applicable Percentage Amount and Supplemental Rent), and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against Lessee or any other Person.

        "Lessee Permitted Investments" shall mean any investments selected by Lessee in accordance with its Corporate Cash Investment Policy as adopted by Lessee on August 16, 1996 (as the same may be amended from time to time with the approval of Agent); provided that any investments not meeting the standards set forth in such Corporate Cash Investment Policy shall nevertheless be deemed to be "Lessee Permitted Investments" if they do not exceed at any time, in the aggregate, ten percent (10%) of all Lessee Permitted Investments at such time.

        "Lessor" shall mean Certificate Trustee, as Lessor under the Lease.

        "Lessor Collateral" shall mean the property of the Trust and the Certificate Trustee with respect to which a lien is purported to be granted pursuant to the Assignment of Lease and Rent.

        "Lessor Liens" shall mean Liens on or against any Item of Equipment, the Lease, the Trust Estate or any payment of Rent (a) which result from any act of, or any Claim against Lessor (in its individual capacity or in its trustee capacity as Lessor), the Trust, the Agent or any Participant, in either case, unrelated to the transactions contemplated by the Operative Documents, (b) which result from any Tax owed by Lessor (in its individual capacity), the Trust, Agent or any Participant, except any Tax for which Lessee is obligated to indemnify or (c) which result from any act or omission of Certificate Trustee (in its individual or in its trustee capacity), the Trust, Agent or any Participant that is in breach of such Person's covenants or agreements under the Operative Documents.

        "LIBO Rate" shall mean with respect to any Payment Period at any time, the applicable London interbank offered rate for deposits in U.S. dollars appearing on Telerate Page 3750 as of 11:00 a.m.(London time) two (2) Business Days prior to the first day of such Payment Period,

LSI Logic Trust No. 2001-A                                           Definitions


and having a maturity approximately equal to such Payment Period; or if no London interbank offered rate of such maturity then appears on Telerate Page 3750, then the rate equal to the London interbank offered rate for deposits in U.S. dollars maturing immediately before or immediately after such maturity, whichever is higher, as determined by the Agent from Telerate Page 3750; or if Telerate Page 3750 is not available, the applicable LIBO Rate for the relevant Payment Period shall be the rate determined by the Agent to be the arithmetic average of the rates at which Bank of America offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Payment Period, in the approximate amount of Bank of America's or its Affiliate's relevant portion of the aggregate outstanding principal amount of the Notes and Certificate Amounts and having a maturity approximately equal to such Payment Period.

        "LIBOR Reserve Percentage" shall mean, relative to any Payment Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities," as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Payment Period.

        "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease or other agreement that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

        "LLJS" shall mean LSI Logic Japan Semiconductor, Inc., a Japanese corporation.

        "Loan Agreement" shall mean the Loan Agreement dated as of April 20, 2001, among Certificate Trustee, the Agent and the Lenders, substantially in the form of Exhibit F to the Participation Agreement, as may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Operative Documents.

        "Loan Documents" shall mean the Loan Agreement, the Notes, the Assignment of Lease and Rent and all documents and instruments executed and delivered in connection with each of the foregoing.

        "Loan Event of Default" shall mean any event, condition or failure designated as a "Loan Event of Default" in Section 6.1 of the Loan Agreement.

        "Loan Termination Date" shall have the meaning provided in Section 2.1 of the Loan Agreement.

LSI Logic Trust No. 2001-A                                           Definitions


        "Loan Value" shall mean, with respect to any Item of Equipment or Items of Equipment leased under any Lease Supplement suffering a Casualty or series of Casualties or being purchased by Lessee pursuant to the Early Termination Option, an amount equal to the outstanding principal amount of the Loans applicable to the Lease Supplement pursuant to which such Item or Items of Equipment are leased multiplied by the Item Value Fraction of such Item of Equipment or Items of Equipment.

        "Loans" shall have the meaning set forth in Section 2.1 of the Loan Agreement.

        "Manufacturer" shall mean, individually, any manufacturer of an Item of Equipment and "Manufacturers" shall mean, collectively, the Manufacturers of all Items of Equipment.

        "Margin Stock" shall mean "margin stock" as such term is defined in Regulation U.

        "Material Adverse Effect" shall mean (a) an adverse change in, or an adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Lessee or Lessee and its Subsidiaries, taken as a whole, which could reasonably be expected to result in a breach of any of the covenants contained in Section 5.3 of the Participation Agreement or (b) an adverse effect upon the legality, validity, binding effect or enforceability of any Operative Document or Lessor's security interests, Liens or other rights in the Equipment and Lessee Collateral by ten percent (10%) in the aggregate (other than as a result of ordinary wear and tear, depreciation, or changes in the market for such Property).

        "Material Lease Default" shall mean a Lease Default as described in
Section 9.1(a), (e), (f) or (m) of the Lease.

        "Monthly Lease Supplements" shall mean the Monthly Lease Supplements dated an Advance Date (other than an Advance Date on which a Quarterly Lease Supplement is executed and delivered or deemed executed and delivered pursuant to Section 3.1 of the Participation Agreement) in each case, substantially in the form of Exhibit A to the Lease, between Lessor and Lessee, covering the Items of Equipment delivered on such Advance Date.

        "Moody's" shall mean Moody's Investor Service, Inc., or any successor thereto.

        "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

        "Net Proceeds" shall mean, with respect to any sale of any asset (including any sale of assets to be leased back in connection with a "synthetic" lease of such assets) or any sale or issuance of any Indebtedness or equity securities by any Person, the aggregate consideration received by such Person from sale or issuance less the sum of the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person, the reasonable legal expenses and other costs and expenses directly related to such sale or issuance that are to be paid by such Person.

LSI Logic Trust No. 2001-A                                           Definitions


        "Non-Consenting Participant" shall have the meaning provided in Section
2.18 of the Participation Agreement.

        "Noneligible Accrued Amounts" shall have the meaning provided in Section
2.3 of the Participation Agreement.

        "Notes" shall have the meaning provided in Section 2.2 of the Loan Agreement.

        "Offering Memorandum" shall mean the Offering Memorandum prepared by Arranger dated March, 2001.

        "Operative Documents" shall mean, as the context requires:

               (1)  the Participation Agreement;

               (2)  the Trust Agreement;

               (3)  the Lease;

               (4)  each Lease Supplement;

               (5)  Assignment of Lease and Rent;

               (6)  each Assignment of Lease and Rent Supplement;

               (7)  the Loan Agreement;

               (8)  the Notes; and

               (9)  the Certificates.

        "Original Part" shall have the meaning provided in Section 6.4 of the Lease.

        "Overall Transaction" shall mean all the transactions and activities referred to in or contemplated by the Operative Documents.

        "Overdue Rate" shall mean the lesser of (a) the highest interest rate permitted by Applicable Laws and Regulations and (b) an interest rate per annum equal to, in the case of the Notes, the Interest Rate plus 2% and, in the case of the Certificates, the Yield Rate plus 2%.

        "Part" shall have the meaning provided in Section 6.4 of the Lease.

        "Participants" shall mean the Certificate Purchasers and the Lenders, collectively.

        "Participation Agreement" shall mean the Participation Agreement dated as of April 20, 2001 among Lessee, Certificate Trustee, Agent, the Persons named on Schedule I-A as Certificate Purchasers, the Persons named on Schedule I-B, as may be amended, supplemented,

LSI Logic Trust No. 2001-A                                           Definitions


restated or otherwise modified from time to time in accordance with the terms of the Operative Documents.

        "Participations" shall have the meaning provided in Section 6.4 of the Participation Agreement.

        "Payment Date" shall mean (i) during the Interim Term, each Advance Date (other than the initial Advance Date) and the Interim Term Termination Date,
(ii) during the Base Term and each Renewal Term, if any, the 29th day of each March, June, September and December, (iii) the last day of the Lease Term and
(iv) the Final Maturity Date or, in each case, the next succeeding Business Day if such day is not a Business Day.

        "Payment Default" shall have the meaning provided in Section 8.3 of the Participation Agreement.

        "Payment Period" shall mean with respect to Interest and Yield determined by reference to the LIBO Rate, (i) for the initial Advance, a period commencing on the applicable Advance Date to but excluding the first Payment Date and (ii) for each other period, each period commencing on a Payment Date to but excluding the next Payment Date; provided that any Payment Period that would otherwise extend beyond the Final Maturity Date shall end on the Final Maturity Date.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

        "Pension Plan" shall mean any-employee pension benefit plan covered by Title IV of ERISA (other than a Multiemployer Plan) that is maintained for employees of Lessee or any ERISA Affiliate or with regard to which Lessee or an ERISA Affiliate is a contributing sponsor within the meaning of Sections 4001(a)(13) or 4069 of ERISA.

        "Percentage Shares" shall have the meaning provided in Section 2.12 of the Participation Agreement.

        "Permitted Contest" shall mean actions taken by a Person to contest in good faith, by appropriate proceedings (judicial or otherwise) initiated timely and diligently prosecuted, including to contest the legality, validity or applicability to any Item of Equipment or any interest therein of any Person of:
(a) any Applicable Laws and Regulations; (b) any term or condition of, or any revocation or amendment of, or other proceeding relating to, any Governmental Action or any contract or arrangement or obligation; or (c) any Lien or Tax; provided that the initiation and prosecution of such contest would not: (i) result in, or materially increase the risk of, the imposition of any criminal liability or material civil liability on any Indemnitee; (ii) be reasonably likely to adversely affect the lien and security interests created by the Operative Documents or the right, title or interest of Certificate Trustee or Agent in or to any of the Items of Equipment or the right of Certificate Trustee, Agent, or any Participant to receive payment of the Certificate Amount of or Yield on any Certificate, the principal of or interest on any Note, Rent, the Lease Balance or any other amount payable under the Operative Documents or any interest therein; (iii) be reasonably likely to adversely affect in any material respect the fair

LSI Logic Trust No. 2001-A                                           Definitions


market value, utility or remaining useful life of any Item of Equipment or any interest therein; (iv) involve any material risk of the sale, forfeiture or loss of any Item of Equipment, the Trust Estate, title thereto or any material interest therein or materially interfere with the use or disposition of any Item of Equipment, the Trust Estate or the payment of Rent or (v) otherwise be reasonably expected to result in a Material Adverse Effect; and provided further that in any event reserves to the extent required by GAAP are maintained against any adverse determination of such contest.

        "Permitted Encumbrances" shall mean:

               (a) Encumbrances which may at any time be granted in favor of Agent, Lessor or any Participant to secure the Lessee Obligations;

               (b) Encumbrances in existence as of the Document Closing Date listed on Schedule 5.2(c) of the Participation Agreement, and any substitutions or renewals thereof, provided that (i) any substitute or renewal Encumbrance is limited to the property encumbered by the existing Encumbrance, and (ii) the principal amount of the obligations secured thereby is not increased;

               (c) Encumbrances for current taxes, assessments or other Governmental Charges which are not delinquent or remain payable without any penalty or which are being contested in good faith via appropriate proceedings, with appropriate reserves established therefor in accordance with GAAP;

               (d) Encumbrances in connection with workers' compensation, unemployment insurance or other social security obligations;

               (e) Mechanics', workers', materialmen's, landlords', carriers' or other like Encumbrances arising in the ordinary and normal course of business with respect to obligations which are not past due or which are being contested in good faith via appropriate proceedings, with appropriate reserves established therefor in accordance with GAAP;

               (f) Purchase money security interests (including by way of installment sales and title retention agreements) in personal or real property hereafter acquired when the security interest is granted contemporaneously with such acquisition (or within nine months thereafter), Encumbrances created to secure the cost of construction or improvement of property and Encumbrances created to secure Indebtedness incurred to finance such purchase price or cost (including Encumbrances of Lessee in favor of the United States or any state, or any department, agency, instrumentality or political subdivision thereof, securing any real property or other assets in connection with the financing of industrial revenue bond facilities or of any equipment or other property designed primarily for the purpose of air or water pollution control); provided that (i) any such Encumbrance shall attach only to the property so purchased. constructed or improved, together with attachments and accessions thereto, and rents, proceeds, products, substitutions, replacements and profits thereof and attachments and accessories

LSI Logic Trust No. 2001-A                                           Definitions


        thereto, and (ii) the amount of Indebtedness secured by any such Encumbrance shall not exceed the purchase or construction price of such property plus transaction costs and financing charges relating to the acquisition or construction thereof;

               (g) Encumbrances arising from attachments or similar proceedings, pending litigation, judgments or taxes or assessments in any such event whose validity or amount is being contested in good faith by appropriate proceedings and for which adequate reserves have been established and are maintained in accordance with GAAP;

               (h) Encumbrances arising in the ordinary course of business or by operation of law, not securing Indebtedness, but securing such obligations as (i) judgments or awards, which (A) are covered by applicable insurance or (B) have been outstanding less than thirty (30) consecutive days, (ii) interests of landlords or lessors under leases of real or personal property entered into in the ordinary course of business arising by contract or operation of law, (iii) Encumbrances in favor of customs and revenue authorities which secure payment of customs in connection with the importation of goods, (iv) Encumbrances which constitute rights of set-off of a customary nature or bankers' liens on amounts on deposit, whether arising by contract or by operation of law, in connection with arrangements entered into with depository institutions in the ordinary course of business, (v) such minor defects, irregularities, encumbrances, easements, rights of way, and clouds on title as normally exist with respect to similar properties which do not, individually or in the aggregate, materially impair the property affected thereby or the use thereof and (vi) subleases, licenses, and sublicenses granted to third parties, the granting of which does not result in a Material Adverse Effect;

               (i) Encumbrances securing reimbursement obligations of Lessee under documentary letters of credit; provided that such Encumbrances shall attach only to documents relating to such letters of credit, goods covered thereby and products and proceeds thereof;

               (j) Encumbrances on insurance policies or the proceeds of insurance policies incurred solely to secure the financing of premiums owing with respect thereto;

               (k) Encumbrances existing on property (including the proceeds and accessions thereto) acquired by Lessee (including Encumbrances on assets of any corporation at the time it becomes a Subsidiary), but excluding any Encumbrances created in contemplation of any such acquisition; and

               (l) Encumbrances encumbering customary initial deposits and margin deposits, and other Encumbrances that are within the general parameters customary in the industry and incurred in the ordinary course of business in connection with Rate Contracts or portfolio investments maintained with financial intermediaries.

        "Permitted Investments" shall mean (i) full faith and credit obligations of the United States of America, or fully guaranteed as to interest and principal by the full faith and credit of the United States of America, maturing in not more than one year from the date such investment

LSI Logic Trust No. 2001-A                                           Definitions


is made, (ii) certificates of deposit having a final maturity of not more than one year after the date of issuance thereof of a Participant or of any other commercial bank incorporated under the laws of the United States of America or any state thereof or the District of Columbia, which bank is a member of the Federal Reserve System and has a combined capital and surplus of not less than $500,000,000 and with a senior unsecured debt credit rating of at least "A" by Moody's and "A" by S & P, (iii) commercial paper of the Participants having a remaining term until maturity of not more than 180 days from the date such investment is made, (iv) commercial paper of Lessee, banks, trust companies or national banking associations (in each case excluding Lessee and its Affiliates) incorporated or doing business under the laws of the United States or one of the States thereof, in each case having a remaining term until maturity of not more than 180 days from the date such investment is made and rated at least "P-1" by Moody's or at least "A-1" by S&P and (v) repurchase agreements maturing within one year with any financial institution having combined capital and surplus of not less than $500,000,000 with any of the obligations described in clauses (i) through (iv) as collateral so long as title to the underlying obligations pass to Agent and such underlying obligations shall be segregated in a custodial or trust account for the benefit of Agent.

        "Permitted Liens" shall mean (a) the respective rights and interests of Lessee, the Participants, Agent and Certificate Trustee, as provided in the Operative Documents, (b) Lessor Liens, (c) Liens for current Taxes either not yet delinquent or being contested by a Permitted Contest, (d) the leasehold interest of any Person under any Sublease permitted under Section 6.2 of the Lease, (e) materialmen's, mechanic's, worker's, artisan's, repairmen's, employee's or other like Liens securing payment of the price of goods or services rendered arising in the ordinary course of business for amounts either not yet due or being contested by a Permitted Contest, (f) statutory Liens, other than those described in clauses (a) or (e) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested by a Permitted Contest, provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no Item is subject to a material risk of loss or forfeiture, and (g) Liens created by or resulting from any litigation or legal proceeding involving Lessee or any of its Subsidiaries in the ordinary course of its business which is currently being contested by a Permitted Contest, provided that adequate reserves have been set aside and no Item is subject to a material risk of loss of forfeiture.

        "Permitted Modification" shall have the meaning provided in Section 6.4 of the Lease.

        "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, an unincorporated association, a limited liability company, a joint venture, a trust or other entity or a Governmental Authority.

        "Plan" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) which Lessee or any ERISA Affiliate sponsors or maintains, or to which Lessee or any ERISA Affiliate makes, is making, or is obligated to make contributions, and includes any Pension Plan.

        "Pricing Level" shall mean (i) for the first three (3) Payment Periods of the Interim Term, Pricing Level III, and (ii) for each other Payment Period, the pricing level set forth below

LSI Logic Trust No. 2001-A                                           Definitions


opposite the corresponding Pricing Ratio as of the last day of the fiscal quarter of Lessee immediately preceding such Payment Period:



                       PRICING RATIO                    APPLICABLE PRICING LEVEL

           Less than or equal to .75 to 1                   Pricing Level I
           Greater than .75 to 1 but less than or           Pricing Level II
              equal to 1.50 to 1
           Greater than 1.50 to 1                           Pricing Level III

        "Pricing Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (a) Senior Debt as of such date to (b) annualized Consolidated EBITDA for such fiscal quarter and the immediately preceding fiscal quarter.

        "Pricing Ratio Certificate" shall have the meaning given to that term in clause (iv) of Section 5.1(a) of the Participation Agreement.

        "Prohibited Transaction" shall mean a transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

        "Purchase Amount" shall mean, as of any date of determination, the sum of (a) the aggregate sum of the outstanding principal amount of the Loans of all of the Lenders and the outstanding Certificate Amounts of all of the Certificate Purchasers, plus (b) all accrued but unpaid Interest and Yield, plus (c) all other sums then due and payable pursuant to the terms of the Operative Documents by Lessee, including without limitation all Supplemental Rent.

        "Purchase Option" shall have the meaning provided in Section 12.1(b) of the Lease.

        "Purchase Price" for an Item of Equipment shall mean the Appraised Value plus the allocated pro rata share of any Fees and Transaction Costs, installation, freight and delivery costs and applicable sales, use or similar taxes financed by the Participants through Advances, and the aggregate Purchase Price of all Items of Equipment leased pursuant to any Lease Supplement shall be the aggregate Appraised Value plus any Fees and Transaction Costs, installation, freight and delivery costs and applicable sales, use or similar taxes financed by the Participants through Advances but not to exceed 20% of the aggregate Appraised Value for all of the Items of Equipment leased pursuant to such Lease Supplement; provided that the aggregate Purchase Price for all of the Items of Equipment shall in no event exceed the Commitment Amount.

        "Quarterly Lease Supplements" shall mean the Quarterly Lease Supplements dated the Document Closing Date, and dated June 28, 2001, September 28, 2001, December 27, 2001, and March 29, 2002, and any Quarterly Lease Supplement deemed to be executed and delivered in accordance with the last paragraph of Section
3.1 of the Participation Agreement, in each case, substantially in the form of Exhibit A to the Lease, between Lessor and Lessee, covering the Items of Equipment subject thereto.

LSI Logic Trust No. 2001-A                                           Definitions


        "Rate Contracts" shall mean interest rate swaps, caps, floors and collars, currency swaps, or other similar financial products designed to provide protection against fluctuations in interest, currency or exchange rates.

        "Reference Rate" shall mean the average rates of interest per annum publicly announced from time to time by Bank of America, National Association as its prime rate in effect at its principal office located in San Francisco, California (each change in the Reference Rate being effective from and including the date such change is publicly announced as being effective).

        "Related Lease Supplements" shall mean either (i) the Quarterly Lease Supplements executed and delivered on April 20, 2001 and June 28, 2001, or (ii) the Quarterly Lease Supplements executed and delivered on September 28, 2001 and December 27, 2001. If a Quarterly Lease Supplement is executed and delivered on March 29, 2002, such Quarterly Lease Supplement shall not have a Related Lease Supplement.

        "Release" shall mean the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by shall mean of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

        "Removable Part" shall have the meaning provided in Section 6.4 of the Lease.

        "Renewal Effective Date" shall have the meaning provided in Section 2.18 of the Participation Agreement.

        "Renewal Option" shall have the meaning provided in Section 2.18 of the Participation Agreement.

        "Renewal Option Request" shall have the meaning provided in Section 2.18 of the Participation Agreement.

        "Renewal Option Response Date" shall have the meaning provided in
Section 2.18 of the Participation Agreement.

        "Renewal Option" shall have the meaning provided in Section 12.1(a) of the Lease.

        "Renewal Term" shall have the meaning provided in Section 2.18 of the Participation Agreement.

        "Rent" shall mean Interim Rent, Basic Rent and Supplemental Rent, collectively.

        "Replaced Item" or "Replaced Items" shall have the meaning provided in
Section 6.7 of the Lease.

LSI Logic Trust No. 2001-A                                           Definitions


        "Replacement Consenting Participant" shall have the meaning provided in
Section 2.18 of the Participation Agreement.

        "Replacement Items" or "Replacement Items" shall have the meaning provided in Section 6.7 of the Lease.

        "Replacement Participant" shall have the meaning provided in Section
2.16 of the Participation Agreement.

        "Replacement Parts" shall have the meaning provided in Section 6.4 of the Lease.

        "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations promulgated thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

        "Required Alteration" shall have the meaning provided in Section 6.4 of the Lease.

        "Required Certificate Purchasers" shall mean, as of the date of the determination, Certificate Purchasers having unpaid Certificate Amounts equal to at least 51% of the aggregate unpaid Certificate Amounts.

        "Required Lenders" shall mean, as of the date of the determination, Lenders holding Notes representing at least 51% of the unpaid principal amount of all Loans.

        "Required Participants" shall mean, as of the date of the determination, Participants holding Notes and/or Certificates representing at least 51% of the outstanding Lease Balance.

        "Residual Value" shall mean the Fair Market Value of the Equipment as of the end of the Base Term as determined by the Appraisal.

        "Responsible Official" or "Responsible Officer" shall mean, when used with reference to a Person other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof. Any document or certificate hereunder that is signed or executed by a Responsible Official of another Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such other Person; provided, however, that with respect to Lessee or its Affiliates, Responsible Official or Responsible Officer shall mean, with respect to any Person, the chief executive officer, the president, the chief financial officer or the treasurer of such Person, or any other senior officer of such Person having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of any such Person, or any other senior officer of such Person involved principally in the financial administration or controllership function of such Person and having substantially the same authority and responsibility.

LSI Logic Trust No. 2001-A                                           Definitions


        "Sale Option" shall have the meaning provided in Section 12.1(c) of the Lease.

        "Sale Proceeds" shall have the meaning set forth in Section 12.1(c) of the Lease.

        "SEC" shall mean the United States Securities and Exchange Commission and any successor thereto.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Seller" or "Sellers" with respect to one or more Items of Equipment shall mean any of the Manufacturers, any vendors or the Lessee.

        "Senior Debt" shall mean all Indebtedness, other than Subordinated Debt, of Lessee and its Subsidiaries on a consolidated basis.

        "Senior Officer" shall mean Lessee's (a) chief executive officer, (b) president, (c) chief financial officer, (d) treasurer, (e) vice presidents or
(f) secretaries.

        "Significant Subsidiary" shall mean, at any time, any Subsidiary of Lessee having at such time total assets, as of the last day of the preceding fiscal quarter, having a net book value in excess of $10,000,000 (exclusive of intercompany assets and liabilities), based upon Lessee's most recent annual or quarterly Financial Statements delivered to Agent under Section 5.1(a).

        "Solvent" shall mean, with respect to any Person, that as of the date of determination, (a) the then fair saleable value of the property of such Person is (i) greater than the total amount of liabilities (including reasonably anticipated liabilities with respect to contingent obligations) of such Person and (ii) greater than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person, and (b) such Person has no incurred and does not intend to incur, or does not believe that it will incur, debts beyond its ability to pay such debts as they become due.

        "S&P" shall mean Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

        "Sublease" shall have the meaning provided in Section 6.2 of the Lease.

        "Sublessee" shall have the meaning provided in Section 6.2 of the Lease.

        "Subordinated Debt" shall mean any Indebtedness of Lessee or any of its Subsidiaries the stated maturity date of any scheduled principal payment of which is not earlier than the first anniversary of the Final Maturity Date and which is subordinated on terms and conditions reasonably acceptable to Required Participants; provided, that any Subordinated Debt having subordination provisions no more favorable to the holder than those attached as Exhibit K to the Participation Agreement shall be deemed to be reasonably acceptable to Required Participants for the purposes hereof. Without limiting the foregoing, the terms of such Subordinated Debt

LSI Logic Trust No. 2001-A                                           Definitions


shall not include any requirement that the holders thereof approve the issuance of the "Senior Debt" or "Designated Senior Debt" (as defined in Exhibit K to the Participation Agreement) entitled to the benefit of such subordination provisions.

        "Subsidiary" shall mean any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interest is owned directly or indirectly by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

        "Supplemental Rent" shall mean any and all amounts, liabilities and obligations other than Interim Rent and Basic Rent which Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to Certificate Trustee, Agent, any Participant, or any other Person, including, without limitation, Purchase Amount, Break Funding Amounts, Additional Costs and indemnities and damages for breach of any covenants, representations, warranties or agreements.

        "Swap Termination Value" shall mean, in respect of any one or more Rate Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Rate Contracts, (a) for any date on or after the date such Rate Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Rate Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Rate Contracts (which may include any Participant).

        "Taxes" and "Tax" shall have the meaning provided in the definition herein of "Imposition."

        "Total Capital" shall mean the sum of Equity Capital, Senior Debt and Subordinated Debt.

        "Transaction Costs" shall mean reasonable properly documented out-of-pocket costs, expenses and fees incurred by Lessee, Guarantor, the Agent, Lessor, the Participants and Arranger, in connection with the consummation of the transactions contemplated by the Operative Documents, and the preparation, negotiation, execution and delivery of the Operative Documents, including (1) the reasonable fees and expenses of Chapman and Cutler, special counsel to the Participants; (2) the reasonable fees and expenses of Latham & Watkins, special counsel to the Lessee; (3) the initial and ongoing fees and reasonable expenses of the Certificate Trustee and its special counsel payable in connection with the Trustee Fee Letter; (4) the initial and ongoing fees and reasonable expenses of the Agent and its special counsel payable in accordance with the Agent Fee Letter; (5) all reasonable fees and expenses of the Appraiser with respect to the Appraisal; (6) any other reasonable out-of-pocket expenses of any party to the Operative Documents reasonably incurred in connection with the consummation of the transactions on the Document Closing Date and each Advance Date; (7) all taxes and search fees, recording fees and filing fees incurred in connection with lien searches and the recording, registering or filing any Operative Document, any security agreement, notice or financing

LSI Logic Trust No. 2001-A                                           Definitions


statement with any public office, registry or governmental agency; (8) all fees and expenses incurred in connection with residual value insurance; and (9) all fees and expenses of Arranger in connection with the syndication of the transaction.

        "Trust" shall mean LSI Logic Trust No. 2001-A.

        "Trust Agreement" shall mean the Trust Agreement dated as of April 20, 2001, between Certificate Trustee and the Certificate Purchasers, substantially in the form of Exhibit E to the Participation Agreement, as may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Operative Documents.

        "Trust Estate" shall mean all estate, right, title and interest of Certificate Trustee or the Trust in, to and under the Items of Equipment, the Lessee Collateral, the Lessor Collateral, the Trust Agreement, the Lease, and all of the other Operative Documents, including (i) all amounts (other than Excluded Amounts) of Rent and other payments due or to become due of any kind for or with respect to the Items of Equipment or payable under any of the foregoing, (ii) any or all payments or proceeds received by Certificate Trustee after the termination of the Lease with respect to the Items of Equipment as the result of the sale, lease or other disposition thereof and (iii) any other moneys, proceeds or property at any time received by Certificate Trustee under or in connection with the Operative Documents.

        "Trustee Fee Letter" shall mean that certain letter agreement dated as of April 20, 2001 between Certificate Trustee and Lessee.

        "UCC" shall mean the Uniform Commercial Code of any applicable jurisdiction.

        "Unfunded Pension Liability" shall mean the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable year.

        "Unqualified Participant" shall have the meaning provided in Section
2.16 of the Participation Agreement.

        "Yield" shall mean with respect to each Payment Period (a) the Yield Rate for such Payment Period multiplied by (b) the aggregate Certificate Amounts outstanding.

        "Yield Rate" shall mean, for any Payment Period, the sum of (i) the LIBO Rate for such Payment Period plus (ii) the Applicable Yield Rate Margin with respect to such Payment Period, or, at any time the Certificates bear interest at the Alternate Base Rate, the Alternate Base Rate.

================================================================================

COUNTERPART NO. __ OF __ SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

                           LEASE INTENDED AS SECURITY

                         (LSI LOGIC'S TRUST NO. 2001-A)

                           DATED AS OF APRIL 20, 2001

                                     between

                    FIRST SECURITY BANK, NATIONAL ASSOCIATION
       not in its individual capacity, except as expressly stated herein, but solely as Certificate Trustee,

                                   as Lessor,

                                       and

                             LSI LOGIC CORPORATION,
                                    as Lessee

================================================================================

Certain rights of Lessor under this Lease Intended as Security have been assigned as security to, and are subject to a security interest in favor of [First Security Trust Company of Nevada], as Agent and Assignee under the Assignment of Lease and Rent and Security Agreement dated as of the date hereof between the Lessor and the Agent, for the benefit of the Participants referred to therein.

                                TABLE OF CONTENTS

SECTION                                                   HEADING                                  PAGE
ARTICLE I               DEFINITIONS...........................................................      1

         Section 1.1.   Definitions...........................................................      1

ARTICLE II              ACCEPTANCE AND LEASING OF EQUIPMENT...................................      1

         Section 2.1.   Acceptance and Lease..................................................      1
         Section 2.2.   No Warranty...........................................................      2
         Section 2.3.   Legal and Tax Representation..........................................      2

ARTICLE III             LEASE TERM............................................................      3

         Section 3.1.   Lease Term............................................................      3

ARTICLE IV              RENT..................................................................      3

         Section 4.1.   Interim Rent..........................................................      3
         Section 4.2.   Basic Rent............................................................      3
         Section 4.3.   Supplemental Rent.....................................................      3
         Section 4.4.   Method and Amount of Payment..........................................      3
         Section 4.5.   Late Payment..........................................................      4

ARTICLE V               NET LEASE.............................................................      4

ARTICLE VI              POSSESSION, ASSIGNMENT, USE AND MAINTENANCE OF EQUIPMENT..............      5

         Section 6.1.   Possession and Use of Equipment; Compliance with Laws.................      5
         Section 6.2.   Subleases and Assignments.............................................      6
         Section 6.3.   Maintenance...........................................................      8
         Section 6.4.   Alterations and Modifications.........................................     10
         Section 6.5.   Identifying Numbers and Registration; Legend; Changes; Inspection.....     11
         Section 6.6.   Liens.................................................................     12
         Section 6.7.   Replacements and Substitutions........................................     12

ARTICLE VII             RISK OF LOSS; INSURANCE...............................................     13

         Section 7.1.   Casualty..............................................................     13
         Section 7.2.   Insurance Coverages...................................................     16
         Section 7.3.   Insurance Certificates................................................     17

ARTICLE VIII            CERTAIN DUTIES AND RESPONSIBILITIES...................................     17

ARTICLE IX              LEASE EVENTS OF DEFAULT; REMEDIES.....................................     18

         Section 9.1.   Events of Default.....................................................     18
         Section 9.2.   Remedies..............................................................     21
         Section 9.3.   Sale of Lessee Collateral.............................................     22
         Section 9.4.   Application of Sale Proceeds..........................................     22
         Section 9.5.   Power of Attorney.....................................................     22
         Section 9.6.   Remedies Cumulative; Consents.........................................     22

ARTICLE X               RIGHT TO CURE.........................................................     23


ARTICLE XI              EARLY TERMINATION OPTION AND OBLIGATION TO PURCHASE...................     23

         Section 11.1.  Early Termination Option..............................................     23
         Section 11.2.  Required Purchase.....................................................     24

ARTICLE XII             LEASE TERMINATION.....................................................     24

         Section 12.1.  Lessee's Options......................................................     24
         Section 12.2.  Election of Options...................................................     26
         Section 12.3.  [Intentionally Omitted]...............................................     26
         Section 12.4.  Sale Option Procedures................................................     26
         Section 12.5.  Certain Obligations Continue..........................................     29
         Section 12.6.  Failure to Sell Items of Equipment....................................     29

ARTICLE XIII            OWNERSHIP AND GRANT OF LIEN AND SECURITY INTEREST.....................     31

         Section 13.1.  Grant of Lien and Security Interest...................................     31
         Section 13.2.  Retention of Sale Proceeds............................................     31
         Section 13.3.  Chief Executive Office................................................     31

ARTICLE XIV             MISCELLANEOUS.........................................................     32

         Section 14.1.  Effect of Waiver......................................................     32
         Section 14.2.  Survival of Covenants.................................................     32
         Section 14.3.  Governing Law.........................................................     32
         Section 14.4.  Notices...............................................................     32
         Section 14.5.  Amendment; Complete Agreements........................................     32
         Section 14.6.  Counterparts..........................................................     32
         Section 14.7.  Severability..........................................................     33
         Section 14.8.  Successors and Assigns................................................     33
         Section 14.9.  Captions; Table of Contents...........................................     33
         Section 14.10. Schedules and Exhibits................................................     33
         Section 14.11. Liability of Lessor Limited...........................................     33
         Section 14.12. Successor Lessor......................................................     33
         Section 14.13. No Accord and Satisfaction............................................     33
         Section 14.14. Enforcement of Certain Warranties.....................................     34
         Section 14.15. Security Interest in Funds............................................     34

Signature Page................................................................................     35



EXHIBIT A -- Form of Lease Supplement
EXHIBIT B -- Form of Landlord's Waiver and Consent
SCHEDULE I -- Amortization Schedule

                           LEASE INTENDED AS SECURITY

       THIS LEASE INTENDED AS SECURITY, dated as of April 20, 2001 (as amended, supplemented, restated or otherwise modified from time to time, this "Lease"), is between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Certificate Trustee under the Trust Agreement, as Lessor ("Lessor") with its principal office at 79 South Main Street, Salt Lake City, Utah 84111, and LSI LOGIC CORPORATION, a Delaware corporation, as Lessee ("Lessee") with its principal office at 1551 McCarthy Blvd., Milpitas, California 95035.

                              W I T N E S S E T H:

       WHEREAS, on each Advance Date, Lessor will purchase from one or more Sellers certain Items of Equipment as such Equipment is more particularly described on Schedule I to a Lease Supplement; and

       WHEREAS, upon the purchase of the Items of Equipment on each Advance Date, Lessor will lease such Items of Equipment to Lessee and Lessee will lease such Items of Equipment from Lessor pursuant to the terms of this Lease and one or more Lease Supplements, each such Lease Supplement being substantially in the form of Exhibit A hereto, upon the terms and conditions hereinafter set forth.

       NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

       Section 1.1. Definitions. For all purposes hereof, the capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix I to that certain Participation Agreement dated as of even date herewith, among Lessee, Lessor, Agent, the Certificate Purchasers and the Lenders (the "Participation Agreement").

                                   ARTICLE II
                       ACCEPTANCE AND LEASING OF EQUIPMENT

       Section 2.1. Acceptance and Lease. Lessor hereby agrees (subject to satisfaction or waiver of the conditions set forth in Section 3.1 of the Participation Agreement) to accept delivery of each Item of Equipment from the Seller thereof and to lease such Item of Equipment to Lessee hereunder, and Lessee hereby agrees, immediately following such acceptance by Lessor, to lease from Lessor hereunder each such Item of Equipment, such acceptance by Lessor and lease by Lessee to be evidenced by the execution and delivery by Lessee and Lessor of a Lease Supplement covering each such Item of Equipment, all in accordance with Section 3.1 of the Participation Agreement. Lessee hereby agrees that its execution and delivery of a Lease

LSI Logic Trust No. 2001-A                            Lease Intended as Security

Supplement covering any Item of Equipment shall, without further act, as between Lessor and Lessee irrevocably constitute an agreement by Lessee to lease such Item of Equipment for all purposes of this Lease.

       Section 2.2. No Warranty. THE ITEMS OF EQUIPMENT ARE LEASED BY LESSEE "AS IS" IN THEIR PRESENT OR THEN CONDITION, AS THE CASE MAY BE, SUBJECT TO (i) ANY RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (ii) THE STATE OF TITLE THERETO EXISTING AT THE TIME LESSOR ACQUIRES ITS INTEREST IN THE ITEMS OF EQUIPMENT,
(iii) ANY STATE OF FACT WHICH AN ACCURATE PHYSICAL INSPECTION MIGHT SHOW, AND LESSEE CONFIRMS THAT ITS EXECUTION AND DELIVERY OF EACH LEASE SUPPLEMENT SHALL CONSTITUTE ITS CERTIFICATION THAT IT HAS INSPECTED AND ACCEPTS, AS BETWEEN LESSOR AND LESSEE, EACH ITEM OF EQUIPMENT WHICH IS THE SUBJECT MATTER THEREOF,
(iv) ALL APPLICABLE LAWS AND REGULATIONS, AND (v) ANY VIOLATIONS OF APPLICABLE LAWS AND REGULATIONS WHICH MAY EXIST AT THE COMMENCEMENT OF THE RELATED LEASE TERM (OTHER THAN BY LESSOR). LESSEE ACKNOWLEDGES AND AGREES THAT (a) EACH ITEM OF EQUIPMENT IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY LESSEE,
(b) LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSES, (c) NEITHER LESSOR NOR AGENT NOR ANY PARTICIPANT IS A MANUFACTURER THEREOF OR A DEALER IN PROPERTY OF SUCH KIND, (d) NEITHER LESSOR NOR AGENT NOR ANY PARTICIPANT SHALL BE LIABLE FOR ANY latent, HIDDEN OR PATENT DEFECT IN ANY ITEM OF EQUIPMENT, OR THE FAILURE OF ANY ITEM OF EQUIPMENT TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS AND (E) NEITHER LESSOR NOR AGENT NOR ANY PARTICIPANT HAS MADE, OR DOES OR WILL MAKE, (i) ANY REPRESENTATION OR WARRANTY OR COVENANT, WITH RESPECT TO THE TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, OPERATION, CONDITION, QUALITY, DESCRIPTION, DURABILITY OR SUITABILITY OF ANY SUCH ITEM OF EQUIPMENT IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF LESSEE OR (ii) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY ITEM OF EQUIPMENT, IT BEING AGREED THAT ALL RISKS, AS BETWEEN LESSOR, ON THE ONE HAND, AND LESSEE, ON THE OTHER HAND, SHALL BE BORNE BY LESSEE. Lessor assigns to Lessee, to the extent assignable, all of its interest, if any, in any warranties, covenants and representations of any Manufacturer or vendor of any Item of Equipment; provided, that if a Lease Event of Default has occurred and is continuing, Lessor may revoke such assignment in whole or in part by providing notice of such revocation to Lessee; and provided, further, that any action taken by Lessee by reason thereof shall be at the expense of Lessee and shall be consistent with Lessee's obligations pursuant to this Lease. Lessor acknowledges and agrees that, at Lessee's expense, Lessor shall cooperate with Lessee with respect to any claim of Lessee against any Manufacturer and Lessor further agrees that, in the event any such warranties, covenants and representations are not assignable by Lessor to Lessee, Lessor shall, at the direction and expense of Lessee, act on behalf of Lessee in pursuing any such claim.

       Section 2.3. Legal and Tax Representation. Lessee acknowledges and agrees that neither Lessor, Arranger, any Participant nor any Agent has made any representations and warranties concerning the tax, accounting or legal characteristics of this Lease and that Lessee has obtained and relied on such tax, accounting and legal advice regarding this Lease and the other Operative Documents as it deems appropriate.

LSI Logic Trust No. 2001-A                            Lease Intended as Security

                                   ARTICLE III
                                   LEASE TERM

       Section 3.1. Lease Term. Unless earlier terminated, the term of this Lease shall consist of (a) the Interim Term and (b) a base term (the "Base Term") commencing on the day of the Interim Term Termination Date (such day, the "Base Term Commencement Date") and ending on the fifth anniversary of the Document Closing Date, and (c) the Renewal Terms, if any (the Interim Term, the Base Term and the Renewal Terms (if any) are hereinafter collectively referred to as the "Lease Term").

                                   ARTICLE IV
                                      RENT

       Section 4.1. Interim Rent. During the Interim Term, Lessee shall pay to Lessor Interim Rent (i) on each Payment Date and (ii) on any date on which this Lease terminates or upon demand following a Lease Event of Default pursuant to
Section 9.2.

       Section 4.2. Basic Rent. During the Base Term and any Renewal Term, Lessee shall pay to Lessor Basic Rent (i) on each Payment Date; (ii) on the date required under Section 12.1 in connection with Lessee's exercise of the Purchase Option or the Sale Option; and (iii) on any date on which this Lease terminates or upon demand following a Lease Event of Default pursuant to Section 9.2.

       Section 4.3. Supplemental Rent. Lessee shall pay to Lessor, or to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document (and Lessor hereby directs Lessee, on behalf of Lessor, to so pay any such other Person), any and all Supplemental Rent as the same shall become due and payable (with respect to payments to be made to any Participant, Agent, Lessor or Certificate Trustee pursuant to the Operative Documents, otherwise, prior to the time such Supplemental Rent is delinquent) and, if an Event of Default is continuing because of any failure on the part of Lessee to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Interim Rent or Basic Rent. The expiration or other termination of Lessee's obligations to pay Interim Rent or Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent.

       Section 4.4. Method and Amount of Payment. Rent shall be paid by wire transfer by Lessee to Lessor (or, in the case of Supplemental Rent, to such Person as may be entitled thereto (if such Person is other than Lessor, Certificate Trustee, Agent or any Participant, payment may be made by wire transfer or such other form of payment as is acceptable to such Person)) at such place as Lessor (or such other Person) shall specify in writing to Lessee pursuant to Schedule II to the Participation Agreement; provided, however, that, so long as the Notes remain outstanding, Lessor directs Lessee to pay Interim Rent and Basic Rent directly to the Agent. Each payment of Rent shall be made by Lessee prior to 10:00 A.M. California time (and payments made after such time shall be deemed to have been made on the next day) at the place of payment in funds consisting of lawful currency of the United States of America which (in the case of any amount payable to Lessor, Agent or any Participant or any other Indemnitee) shall be

LSI Logic Trust No. 2001-A                            Lease Intended as Security

immediately available on the scheduled date when such payment shall be due unless with respect to Supplemental Rent, the scheduled date shall not be a Business Day, in which case such payment shall be due and made on the next succeeding Business Day.

       Section 4.5. Late Payment. If any Interim Rent or Basic Rent shall not be paid when due, Lessee shall pay to Lessor, or if any Supplemental Rent payable to or on behalf or for the account of Lessor, Agent, any Participant, or other Indemnitee is not paid when due, Lessee shall pay to whomever shall be entitled thereto, in each case as Supplemental Rent, interest at the Overdue Rate (to the maximum extent permitted by law) on such overdue amount from and including the due date thereof (without regard to any applicable grace period) to but excluding the Business Day of payment thereof. If any payment of Rent shall be due on a day other than a Business Day, such payment shall be due on the succeeding Business Day.

                                    ARTICLE V
                                    NET LEASE

       This Lease shall constitute a net lease and, notwithstanding any other provision of this Lease, it is intended that Interim Rent, Basic Rent, Supplemental Rent, the Lease Balance and all other amounts due and payable under the Operative Documents shall be paid without counterclaim, setoff, deduction or defense of any kind and without abatement, suspension, deferment, diminution or reduction of any kind, and Lessee's obligation to pay all such amounts throughout the Lease Term is absolute and unconditional. The obligations and liabilities of Lessee hereunder shall, to the fullest extent permitted by Applicable Laws and Regulations, in no way be released, discharged or otherwise affected for any reason (other than the indefeasible payment or performance in full of such liability or obligation) including: (a) any defect in the condition, merchantability, design, construction, quality or fitness for use of any Item of Equipment or any failure of any Item of Equipment to comply with all Applicable Laws and Regulations, including any inability to operate or use any Item of Equipment by reason of such non-compliance; (b) any damage to, abandonment, loss, contamination of or release from or destruction of or any requisition or taking of any Item of Equipment or any part thereof; (c) any restriction, prevention or curtailment of or interference with any use of any Item of Equipment or any part thereof; (d) any defect in title to or rights to any Item of Equipment or any Lien on such title or rights on any Item of Equipment; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by Lessor, Agent or any Participant; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee or Lessor or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Lessee, Lessor, Agent, any Participant or any other Person, or by any court, in any such proceeding; (g) any claim that Lessee has or might have against any Person, including, without limitation, Lessor, Agent or any Participant (but will not constitute a waiver of such claim); (h) any failure on the part of Lessor to perform or comply with any of the terms of this Lease, any other Operative Document or of any other agreement whether or not related to the Overall Transaction (but will not constitute a waiver of such claim); (i) any invalidity or unenforceability or disaffirmance against or by Lessee or Lessor of this Lease or any provision hereof or any of the other Operative Documents or any provision of any thereof;
(j) the impossibility of performance by Lessee, Lessor or both; (k) any action by any court, administrative agency or other

LSI Logic Trust No. 2001-A                            Lease Intended as Security

Governmental Authority or any restriction, prevention or curtailment of or any use of any Item of Equipment or any part thereof; (l) the failure of Lessee to achieve any accounting or tax benefits or the characterization of the transaction intended by Section 2.7 of the Participation Agreement; or (m) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in Section 7.1 or Section 11.1 hereof, this Lease shall be noncancellable by Lessee for any reason whatsoever, and Lessee, to the fullest extent permitted by Applicable Laws and Regulations, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by Lessee hereunder. If for any reason whatsoever this Lease shall be terminated or amended in whole or in part by operation of law or otherwise, except as expressly provided in Section 7.1 or Section 11.1 of this Lease or, with respect to amendments, as permitted by the Operative Documents, Lessee shall, unless prohibited by Applicable Laws and Regulations, pay to Lessor (or, in the case of Supplemental Rent, to whomever shall be entitled thereto) a compensation in an amount equal to each Rent payment (including the Lease Balance or any other amount due and payable under any Operative Documents) at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated or amended in whole or in part. Each payment of Rent and any payment of the Lease Balance made by Lessee hereunder shall be final and, absent error in the computation of the amount thereof, Lessee shall not seek or have any right to recover all or any part of such payment from Lessor, Agent, any Participant or any party to any agreements related thereto for any reason whatsoever. Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of each Item of Equipment and Lessor, Agent or any Participant shall have no responsibility in respect thereof and shall have no liability for damage to any Item of Equipment or any property relating thereto of Lessee or on any account or for any reason whatsoever other than by reason of such Person's willful misconduct or gross negligence or negligence in the handling of funds or breach of any of the Operative Documents; provided, however, any liability of Lessor, Agent or any Participant with respect to any such willful misconduct or gross negligence or negligence in the handling of funds or breach of any of the Operative Documents shall not limit or affect Lessee's absolute obligations as set forth in this Article V. Without affecting Lessee's obligation to pay Interim Rent, Basic Rent, Supplemental Rent, the Lease Balance and all other amounts due and payable under the Operative Documents or to perform its obligations under the Operative Documents, Lessee may, notwithstanding any other provision of the Operative Documents (other than Section 14.11 hereof and Section 9.11 of the Participation Agreement), seek damages of any kind (which damages may be measured, if appropriate, on the amount of Rent paid by Lessee) or any other remedy at law or equity against Lessor, Agent or any Participant for such willful misconduct or gross negligence or negligence in the handling of funds or for a breach by such Person of its obligations under this Lease or the other Operative Documents.

                                   ARTICLE VI
            POSSESSION, ASSIGNMENT, USE AND MAINTENANCE OF EQUIPMENT

       Section 6.1. Possession and Use of Equipment; Compliance with Laws. Lessee shall use each Item of Equipment only in the manner for which it was designed and intended by the original manufacturer thereof (subject to any upgrade in any software used in connection with

LSI Logic Trust No. 2001-A                            Lease Intended as Security

the Equipment) and shall not use any Item of Equipment or any part thereof for any purpose or in any manner that would adversely affect the Fair Market Value, the utility, remaining useful life or, except to the extent in compliance with the Lease, Residual Value of such Item of Equipment, other than as a result of ordinary wear and tear. Lessee agrees that each Item of Equipment will be used and operated in compliance in all material respects with any and all Applicable Laws and Regulations. Lessee shall procure and maintain in effect all material licenses, registrations, certificates, permits, approvals and consents required by Applicable Laws and Regulations or by any Governmental Authority in connection with the ownership, delivery, installation, use and operation of each Item of Equipment. Lessee shall not (a) use, operate, maintain or store any Item of Equipment or any portion thereof in material violation of Section 6.3 or any Insurance Requirement; (b) sublease, assign or otherwise permit the use of any Item of Equipment except as may be permitted by Sections 6.2, 6.3 or 6.4 hereof;
(c) except as set forth in Sections 6.2 or 6.4 hereof or in Section 6.3 of the Participation Agreement, sell, assign or transfer any of its rights hereunder or in any Item of Equipment, or directly or indirectly create, incur or suffer to exist any Lien on any of its rights hereunder or in any Item of Equipment, except for Permitted Liens. Lessee shall be entitled to use and operate the Items of Equipment only in the continental United States at the locations set forth in any Lease Supplement or such other locations reasonably acceptable to the Agent, so long as (a) the Landlord of the land on which the Equipment is located executes a Landlord's Waiver and Consent substantially in the form of Exhibit B hereto or in such other form as reasonably acceptable to the Participants, and (b) all UCC financing statements (including UCC fixture filings to the extent permitted by the applicable facility or ground lease or otherwise consented to by the Landlord) have been filed in all public offices wherein such filing is necessary to perfect the Liens created by the Operative Documents. The Lessee will defend the sale of each Item of Equipment by the Lessee or the Manufacturer, as the case may be, to Lessor against the claims or demands of all Persons. Lessee shall keep in its possession at all times the items described in clause (f) of the definition of Lessee Collateral.

       Section 6.2. Subleases and Assignments. LESSEE SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SUBLEASE OR OTHERWISE RELINQUISH POSSESSION OF ANY ITEM OF EQUIPMENT, OR ASSIGN, TRANSFER OR ENCUMBER (EXCEPT FOR PERMITTED LIENS) ITS RIGHTS, INTERESTS OR OBLIGATIONS HEREUNDER OR PERMIT ANY OF THE FOREGOING AND ANY ATTEMPTED SUBLEASE OR OTHER RELINQUISHMENT OF POSSESSION, ASSIGNMENT, TRANSFER OR ENCUMBERING BY LESSEE SHALL BE null AND VOID, except as provided in this Section 6.2 or pursuant to a transaction permitted under
Section 5.2(d) of the Participation Agreement or a Permitted Lien or in the case of relinquishment of possession pursuant to the performance of Lessee's covenants under Section 6.3 or 6.4 of this Lease. Each sublease entered into in accordance with this Section 6.2 shall be referred to as a "Sublease". So long as no Lease Event of Default shall have occurred and be continuing, Lessee may, without the prior written consent of Lessor and Agent, enter into subleases of one or more of the Items of Equipment to a direct or indirect wholly-owned Subsidiary of Lessee organized under the laws of the United States of America or any State thereof (a "Sublessee"); provided, that any Sublease entered into pursuant to this Section 6.2 must satisfy each of the following conditions:

              (a) such Sublease shall (i) automatically expire upon the termination of the Lease Supplement governing the Item of Equipment subleased under such Sublease,


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LSI Logic Trust No. 2001-A                            Lease Intended as Security

       (ii) be expressly subordinate and subject to this Lease and the Liens created hereunder, and the applicable Lease Supplement, and (iii) expressly require the Items of Equipment subject thereto to be returned as directed by Agent or Lessor upon notice to Sublessee that a Lease Event of Default shall have occurred and be continuing;

              (b) such Sublease shall be in writing and shall expressly prohibit any further assignment, sublease or transfer;

              (c) such Sublease shall not contain a purchase option in favor of the Sublessee or any other provision pursuant to which the Sublessee may obtain record or beneficial title to any Item of Equipment leased thereunder from Lessee prior to Lessee acquiring title to such Item of Equipment from Lessor;

              (d) such Sublease shall prohibit the Sublessee from making any alterations or modifications to any Item of Equipment that would result in a Lease Default;

              (e) all of Lessee's rights, title and interest in, to and under such Sublease shall be pledged by Lessee to Lessor, as collateral for Lessee's obligations under the Operative Documents, by delivery of an executed original counterpart upon the execution and delivery thereof, marked as the sole original execution counterpart for UCC purposes, to the Lessor, and Lessee shall, at its own cost and expense, do any further act and execute, acknowledge, deliver, file, register and record any further documents which the Lessor or Agent may reasonably request in order to create, perfect, preserve and protect Lessor's and Agent's Lien in such Sublease;

              (f) Lessee shall not, without Lessor's and Agent's prior written consent, permit or consent to any renewal or extension of such Sublease at any time when a Material Lease Default or Lease Event of Default has occurred and is continuing;

              (g) such Sublease shall require the Sublessee to maintain the Item or Items of Equipment in accordance with Section 6.3;

              (h) such Sublease shall require the Sublessee to use and operate the Item or Items of Equipment or any Part thereof in accordance with
       Section 6.1;

              (i) such Sublease shall require the Sublessee to insure the Item or Items of Equipment in accordance with Section 7.2;

              (j) such Sublease shall provide that, upon reasonable notice to the Sublessee, any designated representative of Lessor or Agent may inspect the Item or Items of Equipment and the books and records relating thereto, upon reasonable notice, in accordance with Agent's inspection rights set forth in the Operative Documents (but not so as to materially interfere with the business of such sublessee); and

              (k) Lessee shall notify Lessor and Agent in writing not less than 10 days prior to entering into any such Sublease (and promptly after execution of any Sublease furnish


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       Lessor and Agent with an executed copy thereof), which notice shall include (i) a description of the Item or Items of Equipment to be subleased thereunder, and (ii) the general location parameters of such Item or Items of Equipment during the term of such Sublease.

       The liability of Lessee with respect to this Lease, the Lease Supplements and each of the other Operative Documents shall not be altered or affected in any way by the existence of any Sublease.

       Section 6.3. Maintenance. At all times during the term of this Lease, Lessee shall, at its own cost and expense:

              (a) unless an Item of Equipment has suffered a Casualty and Lessee is restoring such Item of Equipment, repairing such Item of Equipment (which repairs may be done offsite), replacing such Item of Equipment or paying the Casualty Amount for such Item of Equipment, keep, repair, maintain and preserve each of the Items of Equipment in at least as good order and operating condition (unless Lessee has removed such Item of Equipment from service in compliance with this clause (a)) and appearance as when originally delivered, ordinary wear and tear excepted, and in conformance in all material respects with (A) customary industry standards, (B) the terms of all contracts (including, without limitation, service contracts) and obligations at the time applicable thereto, (C) all Applicable Laws and Regulations and Insurance Requirements (in each case, subject to Lessee's right to contest by a Permitted Contest), and in the event that Applicable Laws and Regulations require any alteration, replacement or addition of or to any Part on any Item of Equipment, Lessee will conform therewith in all material respects at its own expense, (D) standards no lower than the highest of those applied by Lessee or any of its Affiliates in the ordinary course of business for similar equipment owned or leased by it, (E) such mandated or suggested maintenance, repair and deinstallation standards and procedures as are set forth in the manufacturer's manuals pertaining to each Item of Equipment and (F) such standards or procedures as may be required to enforce warranty claims against each vendor and manufacturer of each Item of Equipment;

              (b) (i) conduct or cause to be conducted all scheduled maintenance of each Item of Equipment in conformity in all material respects with Lessee's practices and manufacturers and repair guidelines, for similar equipment (including, without limitation, Lessee's maintenance program for such equipment) and (ii) maintain or cause to be maintained each Item of Equipment so as to preserve its Fair Market Value, remaining economic useful life, utility and, except to the extent in compliance with this Lease, Residual Value, other than as a result of ordinary wear and tear;

              (c) in addition to the requirements in Section 6.3(a) and (b), (i) cause maintenance on each Item of Equipment to be provided by the manufacturer or factory authorized technicians or by Lessee's in-house technicians (trained and certified by manufacturer or a manufacturer approved entity), (ii) establish maintenance, refurbishment, rebuilding and repair programs so that the Items of Equipment can be kept


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LSI Logic Trust No. 2001-A                            Lease Intended as Security

       in the condition required as set forth herein, and (iii) allow Lessor, Agent and each Participant, at reasonable times, after reasonable notice and in a reasonable manner, to review and approve changes to the Lessee's maintenance procedures (which approval shall not be unreasonably withheld);

              (d) cause each Item of Equipment to continue to have at all times the capacity and functional ability to perform, on a continuing basis (subject to Casualties and customary interruption in the ordinary course of business for maintenance, inspection, service, repair and testing), the functions for which it was specifically designed, provided that Lessee shall have the ability to remove any Item of Equipment from service in accordance with the standards set forth in Section 6.3(a);

              (e) cause any hazardous or toxic substances used, or resulting or emitting from, the operation or use of the Items of Equipment to be handled in accordance with all applicable Environmental Laws in all material respects and otherwise cause the Items of Equipment to be maintained and operated in accordance with all Environmental Laws in all material respects; and

              (f) at any time while a Lease Default or Lease Event of Default has occurred and is continuing or after the Lessee has exercised the Sale Option, make the Items of Equipment available for inspection and testing by an authorized inspector (which shall be at reasonable times and upon reasonable notice in the event the Sale Option was exercised), including unlimited shipping and testing as required by any such inspector, and if any discrepancies are found as pertaining to the general condition of the Items of Equipment, Lessee shall rectify such discrepancies within 30 days of receiving written notice thereof as provided by Lessor, Agent or any Participant.

       In no event shall Lessee adversely discriminate as to the use or maintenance of any Item of Equipment (including the periodicity of maintenance or recordkeeping in respect of such Item of Equipment) based upon such Item of Equipment being leased hereunder and financed under the Operative Documents as compared to equipment of a similar nature which Lessee owns or leases. Lessee shall prepare and deliver to Agent or Lessor, as applicable, within a reasonable time prior to the required date of filing (or, to the extent permissible, file on behalf of Agent and Lessor) any and all reports required to be filed by Agent or Lessor with any Governmental Authority of any country or subdivision thereof in which any Item of Equipment is located by reason of the ownership by Lessor of the Items of Equipment or the leasing thereof to Lessee (subject, however, to Lessee's right to Permitted Contests). Agent and Lessor each agrees to inform Lessee of any request for such reports received by it or of which it has knowledge. Lessee shall maintain or cause to be maintained, and shall permit Agent, its agents, representatives, or assignees to inspect at reasonable times during regular business hours and as often as requested (but not so as to materially interfere with the business of Lessee and not more than annually if no Lease Default or Lease Event of Default has occurred and is continuing) upon five (5) Business Days prior notice so long as no Lease Default or Lease Event of Default shall have occurred and be continuing and at any time following the occurrence and continuation of a Lease Default or Lease Event of Default or following the election by the Lessee of the Sale Option, all records, returns, renditions, logs and other materials required by any Governmental


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Authority having jurisdiction over an Item of Equipment or Lessee, to be maintained in respect of such Item of Equipment (subject, however, to Lessee's right to Permitted Contests). Lessee hereby waives any right now or hereafter conferred by law to make repairs on any Item of Equipment at the expense of Lessor, Agent or any Participant.

       Section 6.4. Alterations and Modifications. In case any Item of Equipment, part or appliance therein (each, a "Part") is required to be altered, added to or modified in order to comply in all material respects with any Applicable Laws and Regulations (a "Required Alteration") pursuant to Sections
6.1 or 6.3 hereof, Lessee agrees to make such Required Alteration at its own expense. Lessee shall have the right to make or cause to be made any modification, alteration or improvement to any Item of Equipment (herein referred to as a "Permitted Modification"), or to remove or cause to be removed any Part which has become worn out, broken or obsolete; provided in each case that Lessee continues to be in compliance with Sections 6.1 and 6.3 hereof and that such action (a) will not decrease the present or future economic value of the applicable Item of Equipment or impair its originally intended use or function or decrease its economic useful life and (b) will not cause such Item of Equipment to become suitable for use only by Lessee. In the event any Permitted Modification (i) is readily removable without impairing the value or use which the Item of Equipment would have had at such time had such Part not been affixed or placed to or on such Item of Equipment (a "Removable Part"),
(ii) is not a Required Alteration and (iii) is not a Part which replaces any Part originally incorporated or installed in or attached to such Item of Equipment on the date on which such Item of Equipment became subject to this Lease, or any Part in replacement of or substitution for any such original Part (each an "Original Part"), any such Permitted Modification, if no Lease Event of Default is continuing, shall be and remain the property of Lessee. To the extent such Permitted Modification is not a Removable Part, or is a Required Alteration or an Original Part, and (if the Removable Part remains the property of Lessee) to the extent a Removable Part is not the property of Lessee because of the continuance of a Lease Event of Default, the same shall immediately and automatically be and become the property of Lessor and subject to the terms of this Lease. Any Required Alterations, and any Parts installed or replacements made by Lessee upon any Item of Equipment pursuant to its obligation to maintain and keep the Items of Equipment in good order, operating condition and repair under Section 6.3 (collectively, "Replacement Parts") and all other Parts which become the property of Lessor shall be considered, in each case, accessions to such Item of Equipment and title thereto or security interest therein shall be immediately and automatically vested in Lessor. All Replacement Parts shall be free and clear of all Liens (other than Permitted Liens) and shall be in as good an operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts and the relevant Items of Equipment were immediately prior to such replacement or the event or events necessitating such replacement in the condition and repair required to be maintained by the terms hereof. Any Part at any time removed from any Item of Equipment shall remain subject to the interests of Lessor and Agent under the Operative Documents, no matter where located, until such time as such Part shall be replaced by a Part which has been incorporated or installed in or attached to such Item of Equipment and which meets the requirements for a Replacement Part specified above, whereupon Lessor hereby releases any and all interest in and to such replaced Part. Upon the request of Lessor and no later than 45 days after the end of each fiscal quarter of Lessee, Lessee shall deliver to Lessor a Bill of Sale evidencing the conveyance by Lessee to Lessor of all Replacement Parts not previously


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LSI Logic Trust No. 2001-A                            Lease Intended as Security

evidenced by a Bill of Sale, provided that such Bill of Sale may describe the Replacement Parts generally and need not specifically describe each individual part, and such other documents in respect of such Part or Parts as Lessor may reasonably request in order to confirm that title to such Part or Parts has passed to Lessor, as hereinabove provided. Concurrently with the delivery by Lessee of a Bill of Sale with respect to a Replacement Part, Lessor shall deliver to Lessee a Bill of Sale (without representations or warranties except as to the absence of Lessor Liens) for the Part replaced by such Replacement Part and such other documents as may be required to release the replaced Part from the terms of this Lease, in such form as may reasonably be requested by Lessee. Any such Replacement Part, regardless of whether evidenced by a Bill of Sale, shall be deemed part of such unit, for all purposes hereof to the same extent as the Parts originally incorporated or installed in such unit, and title to such Replacement Part shall thereupon vest in Lessor, subject to the terms of this Lease. All replacements pursuant to this Section 6.4 shall be purchased by Lessee with its own funds. There shall be no obligation on the part of Lessor, Agent or any Participant to pay for or otherwise finance any such replacement.

       Section 6.5. Identifying Numbers and Registration; Legend; Changes; Inspection. (a) Lessee, at its own expense, will cause each Item of Equipment to be kept numbered with the identification number as shall be set forth on
Schedule I to the applicable Lease Supplement.

       (b) The Lessee will not change the identification number of any Item of Equipment unless and until (i) a statement of new number or numbers to be substituted therefor shall have been delivered to the Lessor and filed, recorded and deposited by the Lessee in all public offices where this Lease shall have been filed, recorded and deposited or any financing statement has been filed in respect thereof for purposes of perfecting any security interest created hereby and (ii) Lessee shall have furnished the Lessor an opinion of counsel in form and substance reasonably satisfactory to the Lessor to the effect that once such statement has been so filed, recorded and/or deposited, no other filing, recording, deposit or giving of notice with or to any other Federal, state or local government or agency thereof is necessary to perfect the lien and security interest of Lessor and Agent in such Items of Equipment. The Equipment may be lettered with the names or initials or other insignia used by the Lessee or any Sublessee. Upon the request of Agent, Lessee shall make the Items of Equipment available to Agent, its agents, representatives or assignees for inspection at their then location and shall also make Lessee's books, manuals, logs, records and other information pertaining to the Items of Equipment available for inspection and permit such parties to make copies thereof, in each case at reasonable times during regular business hours and as often as requested (but not so as to materially interfere with the business of Lessee and not more than annually if no Lease Default or Lease Event of Default has occurred and is continuing) upon five (5) Business Days prior notice so long as no Lease Default or Lease Event of Default shall have occurred and is continuing or at any time following the occurrence and continuation of a Lease Default or Lease Event of Default or following the election by the Lessee of the Sale Option, provided that all costs and expenses of Lessor or Agent in connection with such inspection shall be borne by the inspecting party unless a Lease Event of Default has occurred and is continuing at the time of such inspection, in which case all such costs and expenses shall be borne by Lessee. Lessor shall have the right to inspect and show the Items of Equipment to prospective purchasers at any time following the occurrence of a Lease Event of Default or following the election by the Lessee of the Sale Option.


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LSI Logic Trust No. 2001-A                            Lease Intended as Security

       Section 6.6. Liens. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to (i) any Item of Equipment or any Part thereof or any other Lessee Collateral, or Lessor's, Agent's or any Participant's title thereto or interest therein or (ii) this Lease or any of Lessor's, Agent's or any Participant's interests hereunder. Lessee, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep this Lease and the Items of Equipment free and clear of, and to duly discharge or eliminate, or bond in a satisfactory manner to Lessor in its reasonable judgment, any such Lien not excepted above if the same shall arise at any time. Lessee will notify Lessor in writing promptly upon becoming aware of any Tax or other Lien (other than any Lien excepted above) that shall attach to the Equipment or any Item of Equipment, and of the full particulars thereof. Without limiting the foregoing, Lessee shall not assign or pledge any of its rights under any Sublease to any Person other than Lessor.

       Section 6.7. Replacements and Substitutions. (a) In addition to the rights of Lessee under Section 6.4, Lessee shall have the option at any time to replace any Item or Items of Equipment (a "Replaced Item" or "Replaced Items") with a substitute Item or Items of Equipment (a "Replacement Item" or "Replacement Items"), subject to the following conditions:

              (i) No Lease Default or Lease Event of Default shall have occurred and be continuing and Lessee shall represent in writing to Agent to such effect;

              (ii) The Replacement Item or Replacement Items shall be located in a location permitted by Section 6.1 and Lessee shall represent in writing to Agent to such effect;

              (iii) The Replacement Item or Replacement Items shall have a function and utility comparable to or better than the Replaced Item or Replaced Items and Lessee shall represent in writing to Agent to such effect;

              (iv) The Replacement Item or Replacement Items shall have a value, useful life, and operating condition equal to or greater than the Replaced Item or Replaced Items and Lessee shall represent in writing to Agent to such effect, which shall be confirmed by an appraisal reasonably satisfactory in scope and form to the Participants and performed by an appraiser selected by the Participants and approved by Lessee (such approval not to be unreasonably withheld) for each Replaced Item being substituted pursuant to this Section 6.7 in which the Purchase Price, or for each series of substitutions pursuant to this Section 6.7 in which the aggregate Purchase Price, is equal to or greater than $5,000,000;

              (v) The aggregate Purchase Price of all Replaced Items leased under any Quarterly Lease Supplement and substituted pursuant to this
       Section 6.7 from and after the date of such Quarterly Lease Supplement to and including the date of substitution and after giving effect thereto, shall not exceed 25% of the aggregate Purchase Price of all Items of Equipment subject to such Quarterly Lease Supplement as of the date of such Quarterly Lease Supplement; and


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LSI Logic Trust No. 2001-A                            Lease Intended as Security

              (vi) Prior to the date of any such substitution, Lessee shall replace such Replaced Item or Replaced Items by complying with the applicable terms of Section 7.1 to the same extent as if a Casualty or a series of Casualties had occurred with respect to such Replaced Item or Replaced Items, and the Lessor shall transfer title to the Replaced Item or Replaced Items to Lessee in the same manner as provided in the applicable provisions of Section 7.1.

       Items of Equipment replaced pursuant to Section 7.1(b) following a Casualty shall not be included for purposes of the calculations set forth above.

       (b) All replacements pursuant to Section 6.7(a) shall be purchased by Lessee with its own funds. There shall be no obligation on the part of Lessor, Agent or any Participant to pay for or otherwise finance any such replacement. No termination of this Lease with respect to any Item of Equipment as contemplated by this Section 6.7 shall result in any reduction of Rent or Lessee's obligation to pay Interim Rent or Basic Rent hereunder.

                                   ARTICLE VII
                             RISK OF LOSS; INSURANCE

       Section 7.1. Casualty. Upon the occurrence of a Casualty or a series of Casualties with respect to an Item or Items of Equipment with a Purchase Price aggregating in excess of $5,000,000 during the term of this Lease, Lessee shall give Lessor and Agent prompt notice thereof (a "Casualty Notice"). The Casualty Notice shall specify whether Lessee will:

              (a) pay to Lessor the Casualty Amount of the Item or Items of Equipment suffering such Casualty or series of Casualties, together with all other Rent then due and owing and if such amount is paid on a date which is not a Payment Date any and all Break Funding Amounts and an amount equal to the sum of the Basic Rent described in clause (A) of the definition thereof with respect to such Casualty Amount due on the next succeeding Payment Date divided by 90, multiplied by the number of days from the immediately preceding Payment Date to but excluding the date of payment, which payment shall be made within 30 days after such Casualty or the latest in time of such series of Casualties (the "Casualty Settlement Date"); or

              (b) replace the Item or Items of Equipment with respect to which the Casualty or series of Casualties has occurred pursuant to the following provisions of this Section 7.1, provided that (i) the aggregate Purchase Price of all Items of Equipment replaced pursuant to this
       Section 7.1(b) with respect to any Quarterly Lease Supplement from and after the date of such Quarterly Lease Supplement to and including the date of replacement and after giving effect thereto, shall not exceed 25% of the aggregate Purchase Price of all Items of Equipment subject to such Quarterly Lease Supplement as of the date of such Quarterly Lease Supplement, and (ii) upon the occurrence and during the continuance of a Lease Event of Default or a Lease Default, Lessee shall be obligated, at the option of the Required Participants, to make the payments referred to in clause (a) above and shall not be entitled to exercise any right or election of replacement pursuant to this clause (b).


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LSI Logic Trust No. 2001-A                            Lease Intended as Security

Notwithstanding the foregoing, if Lessee has elected or is required to pay any Casualty Amount pursuant to clause (a) above and either:

              (i) the payment of such Casualty Amount would cause the aggregate amount of all Casualty Amounts paid with respect to the Items of Equipment leased under any Quarterly Lease Supplement during the term of the Lease to exceed 25% of the aggregate Purchase Price of all Items of Equipment subject to such Quarterly Lease Supplement as of the date of such Quarterly Lease Supplement; or

              (ii) the Lessee fails to deliver an Appraisal at Lessee's sole expense to the Agent which is satisfactory in scope and form to the Required Participants (which has been prepared by an appraiser selected by the Required Participants and approved by the Lessee (such approval not to be unreasonably withheld)) that confirms that, after giving effect to the payment of such Casualty Amount with respect to any Items of Equipment leased pursuant to any Quarterly Lease Supplement, the End of Term Value Ratio of the Items of Equipment remaining subject to such Quarterly Lease Supplement is not less than the End of Term Value Ratio of all Items of Equipment described and as set forth in the Appraisal delivered on the Document Closing Date, then Lessee shall not be entitled to pay such Casualty Amount pursuant to clause
(a) above, and instead Lessee shall be deemed to have elected the Early Termination Option with respect to all, but not less than all, of the Items of Equipment then subject to this Lease and Lessee shall be required to purchase all but not less than all of the Items of Equipment in accordance with the terms and provisions of Section 11.1 on the Casualty Settlement Date.

       If Lessee has elected, or is required, to pay the Casualty Amount with respect to the Items of Equipment leased under any Lease Supplement pursuant to clause (a) above, Lessee shall continue to make all payments of Rent due under this Lease until and including the Casualty Settlement Date. Upon payment of the Casualty Amount in respect of such Item of Equipment on such Casualty Settlement Date together with all Interim Rent, Basic Rent and Supplemental Rent then due and owing, the remaining scheduled Basic Rent payments under the applicable Lease Supplement shall be reduced by an amount equal to the product of the scheduled amount of each such payment (determined in each case prior to the receipt of such Casualty Amount), multiplied by the Item Value Fraction of such Item of Equipment suffering such Casualty or series of Casualties.

       If Lessee has given notice that it intends to replace the Item or Items of Equipment suffering such Casualty or series of Casualties, and such replacement is permitted under the foregoing clause (b), Lessee may make subject to this Lease, not later than 90 days after such Casualty or the latest in time of such series of Casualties with respect to such Item or Items of Equipment, a replacement for such Item or Items of Equipment meeting the suitability standards hereinafter set forth. To be suitable as a Replacement Item of Equipment (including for purposes of Section 6.7), an item (or items) must (i) be of the same function and utility, (ii) have the same or better Residual Value, remaining economic useful life and operating condition (immediately preceding the Casualty or series of Casualties assuming that such Item or Items of Equipment had been maintained in accordance with the terms of Section 6.3) as the Item or Items of


                                      -14-
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LSI Logic Trust No. 2001-A                            Lease Intended as Security

Equipment, taken as a whole, suffering the Casualty or series of Casualties,
(iii) have a Fair Market Value of not less than the Fair Market Value (immediately preceding the Casualty or series of Casualties assuming that such Item or Items of Equipment had been maintained in accordance with the terms of
Section 6.3) of the Item or Items of Equipment, taken as a whole, suffering the Casualty or series of Casualties and (iv) be free and clear of any Liens other than Permitted Liens. Lessee shall represent in writing to Agent that such Replacement Item or Items of Equipment meet the standards set forth in clauses
(i), (ii) and (iii) of the immediately preceding sentence and shall deliver an Appraisal at Lessee's sole expense in form and substance reasonably satisfactory to the Required Participants from an appraiser selected by the Required Participants and approved by Lessee (such approval not to be unreasonably withheld) confirming that such Replacement Item or Items of Equipment meet the standards set forth in clauses (ii) and (iii) of the immediately preceding sentence. Lessee shall cause a Bill of Sale and a Lease Supplement to be executed and delivered to Agent and Lessor in order to subject such replacement item or items to this Lease, and upon such execution and delivery and the receipt by Agent and the Lessor of (i) evidence reasonably satisfactory to them of Lessee's compliance with the insurance provisions of Section 7.2 with respect to such replacement item or items, and (ii) an opinion of counsel to Lessee (which may be in-house counsel) opining as to the authorization, execution and delivery of the Bill of Sale and Lease Supplement, the enforceability of the Lease Supplement and the filing and recording of the Lease Supplement and UCC financing statements with respect thereto and, in each case, consistent with the opinions delivered on any Advance Date covering such matters, such replacement item or items shall be deemed an "Item of Equipment" or "Items of Equipment" for all purposes hereof.

       If (i) Lessor has received the amount payable with respect to the Casualty or series of Casualties and all other amounts due hereunder (if any), or (ii) the Item or Items of Equipment have been substituted or repaired in accordance herewith, and, in each case, no Material Lease Default or Lease Event of Default exists, Lessee shall be entitled to receive from Lessor the proceeds of any recovery in respect of the Item or Items of Equipment from insurance or otherwise, to the extent recovered by Lessor ("Casualty Recoveries"), and Lessor, subject to the rights of any insurer insuring the Items of Equipment as provided herein, shall execute and deliver to Lessee, or to its assignee or nominee, a bill of sale (without representations or warranties except that each such Item of Equipment is free and clear of Lessor Liens) for the Item or Items of Equipment (other than repaired items), and such other documents as may be required to release the Item or Items of Equipment from the terms of this Lease, in such form as may reasonably be requested by Lessee. All fees, costs and expenses relating to a substitution or repair as described herein shall be borne by Lessee. Except as otherwise provided in this Section 7.1, Lessee shall not be released from its obligations hereunder in the event of, and shall bear the risk of, any Casualty to any Item of Equipment prior to or during the term of this Lease and thereafter until all of Lessee's obligations hereunder are fully performed.

       Any payments (including, without limitation, insurance proceeds) received at any time by Lessor or Lessee from any Governmental Authority or other party with respect to any loss or damage to any Item or Items of Equipment not constituting a Casualty (i) up to $5,000,000, shall be paid to Lessee, so long as no Material Lease Default or Lease Event of Default shall have occurred and be continuing, for application to repair or replacement of property in accordance with Sections 6.1 and 6.3 or (ii) in excess of $5,000,000, shall be held by Agent and applied directly in payment of repairs or for replacement of property in accordance with the provisions of Sections 6.1 and 6.3, if not already paid by Lessee, or if already paid by Lessee and no Material Lease Default or Lease Event of Default shall have occurred and be continuing, shall be applied to reimburse Lessee for such payment, and any balance remaining after compliance with said Sections with respect to such loss or damage shall be retained by or disbursed to (as applicable) Lessee.

       LESSEE HEREBY ASSUMES ALL RISK OF LOSS, DAMAGE, THEFT, TAKING, DESTRUCTION, CONFISCATION, REQUISITION, COMMANDEERING, TAKING BY EMINENT DOMAIN OR CONDEMNATION, PARTIAL OR COMPLETE, OF OR TO EACH ITEM OF EQUIPMENT, HOWEVER CAUSED OR OCCASIONED, SUCH RISK TO BE BORNE BY LESSEE WITH RESPECT TO EACH ITEM OF EQUIPMENT FROM THE DATE OF THIS LEASE, AND CONTINUING UNTIL SUCH ITEM OF EQUIPMENT HAS BEEN PURCHASED BY A THIRD PARTY OR RETURNED TO LESSOR IN ACCORDANCE WITH THE TERMS HEREOF. LESSEE AGREES THAT NO OCCURRENCE SPECIFIED IN THE PRECEDING SENTENCE SHALL IMPAIR, IN WHOLE OR IN PART, ANY OBLIGATION OF LESSEE UNDER THIS LEASE, INCLUDING, WITHOUT LIMITATION, THE OBLIGATION TO PAY RENT.

       Section 7.2. Insurance Coverages. Lessee shall at all times, at its expense, cause to be carried and maintained with financially sound and reputable insurers, insurance against loss or damage to the Items of Equipment, of the kinds and in the amounts customarily maintained by similar corporations engaged in similar operations in similar jurisdictions and carry such other insurance as is usually carried by such corporations; provided, that in any event Lessee will maintain:

              (a) Casualty Insurance--insurance against risks of physical loss or damage with respect to the Items of Equipment with deductibles and in such minimum amounts as are consistent with industry standards; provided, however, that at no time shall the amount of coverage, on a replacement cost basis, be less than the outstanding Lease Balance as shall be applicable to the Items of Equipment;

              (b) Comprehensive General Liability Insurance--combined single limit comprehensive general liability insurance against claims for bodily injury, death or property damage in amounts at least equal to $10,000,000 per occurrence, with such deductibles as are carried by similarly situated companies operating similar facilities and equipment; and

              (c) Other Insurance--such other insurance, including environmental/pollution and worker's compensation insurance, in each case, generally carried by owners of equipment similar to the Items of Equipment and properties in each jurisdiction where the Items of Equipment are located, in such amounts and against such risks as are then customary for equipment and property similar in use.

       Such insurance shall be written by reputable insurance companies that are financially sound and solvent, rated in Best's Insurance Guide or any successor thereto (or if there be none, an organization having a similar national reputation) with a general policyholder rating of "A" and a financial rating of at least "X" from A.M. Best and Company or any successor thereto (or


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LSI Logic Trust No. 2001-A                            Lease Intended as Security

if there is none, an organization having a similar national reputation) or otherwise acceptable to the Agent. All such insurance shall name Agent, Lessor and each Participant as additional insureds or as loss-payees, as their respective interests may appear pursuant to the terms and conditions of this Lease. Each policy referred to in this Section 7.2 shall provide that (i) it will not be cancelled or its limits reduced, or allowed to lapse without renewal, except after not less than 30 days written notice to Lessor, (ii) the interests of Agent, Lessor and each Participant shall not be invalidated by any act or negligence of, or breach of representation or warranty by, Lessee or any Person having an interest in any Item of Equipment (other than Lessee's failure to pay premiums), (iii) such insurance is primary with respect to any other insurance carried by or available to Agent, Lessor and/or any Participant, (iv) the insurer shall waive any right of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against Agent, Lessor or any Participant; (v) the insurer shall waive any right to claim any premiums or commission against Agent, Lessor or any Participant; and (vi) such policy shall contain a severability of interests clause providing for coverage of Agent, Lessor and each Participant as if separate policies had been issued to each of them except with respect to the limit of such insurance which shall in no event increase as a result of such additional language. Lessee will notify Agent, Lessor and each Participant promptly of any policy cancellation, reduction in policy limits, modification or amendment.

       Nothing in this Section 7.2 shall prohibit Lessor, Agent or any Participant from obtaining insurance for its own account and at its own expense and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto; provided, that no such insurance may be obtained which would limit or otherwise adversely affect the coverage or payment of any insurance required to be obtained or maintained by Lessee pursuant to this Section 7.2.

       Section 7.3. Insurance Certificates. Prior to the initial Advance Date, and thereafter within 15 days after the expiration dates of the expiring policies theretofore, upon request of the Agent, delivered pursuant to Section 7.2, Lessee shall deliver to Agent certificates issued by the insurer(s) or insurance broker(s) for the insurance maintained pursuant to Section 7.2; provided, however, that if the delivery of any certificate is delayed, Lessee shall not be deemed to be in violation of the obligation to deliver such certificate if, within such 30 day period, Lessee delivers an executed binder with respect thereto and thereafter delivers the certificate upon receipt thereof.

                                  ARTICLE VIII
                       CERTAIN DUTIES AND RESPONSIBILITIES

       Lessor undertakes to perform such duties and only such duties as are specifically set forth herein and in the other Operative Documents, and no implied covenants or obligations shall be read into this Lease against Lessor, and Lessor agrees that it shall not, nor shall it have a duty to, manage, control, use, sell, maintain, insure, register, lease, operate, modify, dispose of or otherwise deal with the Equipment or any other part of the Trust Estate in any manner whatsoever, except as required by the terms of the Operative Documents and as otherwise provided herein.


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LSI Logic Trust No. 2001-A                            Lease Intended as Security

                                   ARTICLE IX
                        LEASE EVENTS OF DEFAULT; REMEDIES

       Section 9.1. Events of Default. The following shall constitute events of default (each a "Lease Event of Default") hereunder:

              (a) Payments. Lessee shall fail to pay (i) when due any amount payable on the Lease Expiration Date, or (ii) within five (5) Business Days after the same becomes due, any installment of Interim Rent or Basic Rent (other than Basic Rent payable on the Lease Expiration Date) or any other amount payable by Lessee under any of the Operative Documents.

              (b) Representations and Warranties. Any representation or warranty by Lessee made herein or which is contained in any certificate, document or financial or other statement by Lessee or any Responsible Officer of Lessee, furnished at any time under or in connection with this Lease or any other Operative Document, is false, incorrect or inaccurate in any material respect, on or as of the date made; provided, however, that such misrepresentation or breach of warranty shall not constitute a Lease Event of Default if it is capable of being remedied and Lessee remedies such misrepresentation or breach of warranty within thirty (30) days after the earlier of (i) Lessee's written acknowledgment of such misrepresentation or breach of warranty or (ii) any written notice by Lessor or Agent to Lessee of such misrepresentation or breach of warranty.

              (c) Failure by Lessee to Perform Certain Covenants. Lessee shall fail to perform or observe any term, covenant or agreement contained in clause (c) of Section 6.1, Section 6.6, Section 7.2, Section 7.3 or
       Section 12.6(b) hereof or Section 5.2 or 5.3 of the Participation Agreement.

              (d) Failure by Lessee to Perform Other Covenants. Lessee shall fail to perform or observe any other term, covenant or agreement contained in this Lease or any other Operative Document on its part to be performed or observed and any such failure shall remain unremedied for a period of thirty (30) days after the earlier of (i) Lessee's written acknowledgment of such failure or (ii) any written notice by Lessor or Agent to Lessee of such failure; provided, however, that, except with respect to any failure to perform or observe the covenants or agreements contained in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.7 or 7.1 hereof, such failure shall not constitute a Lease Event of Default if it is capable of being remedied and Lessee diligently proceeds to remedy such failure and completes such remediation within 180 days after such written acknowledgment or notice.

              (e) Insolvency; Voluntary Proceedings. Lessee or any of its Significant Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors,
       (iv) be dissolved or


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LSI Logic Trust No. 2001-A                            Lease Intended as Security

       liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing.

              (f) Involuntary Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Lessee or any of its Significant Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Lessee or any of its Significant Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

              (g) Cross-Default. (i) Lessee or any of its Significant Subsidiaries shall fail to make any payment on account of any Indebtedness of such Person (other than the Lessee Obligations) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto, if the aggregate amount of such Indebtedness exceeds $10,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness of Lessee or any of its Significant Subsidiaries (other than the Lessee Obligations) in an aggregate amount exceeding $10,000,000 to become due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) or (ii) Lessee or any of its Significant Subsidiaries shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness of such Person (other than the Lessee Obligations), or any other event shall occur or condition shall exist, and such failure, event or condition shall continue beyond any period of grace provided with respect thereto, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness of Lessee or any of its Significant Subsidiaries (other than the Lessee Obligations) in an aggregate amount exceeding $10,000,000 to become due (and/or to be secured by cash collateral).

              (h) Judgments. (i) A final nonappealable judgment or order for the payment of money against Lessee or any of its Significant Subsidiaries in an amount of $25,000,000 or more in excess of amounts covered by third-party insurance shall remain unpaid for ninety (90) days following the due date for such payment; or (ii) any non-monetary judgment or order shall be rendered against Lessee or any of its Significant Subsidiaries which has or would reasonably be expected to have a Material Adverse Effect.

              (i) Process Issued. A warrant of attachment, execution, distraint, or similar process against any substantial part of the assets of Lessee or any of its Significant


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LSI Logic Trust No. 2001-A                            Lease Intended as Security

       Subsidiaries is issued which remains undismissed or undischarged for a period of thirty (30) days, if as a result thereof there is reasonably expected to occur a Material Adverse Effect.

              (j) Seizure. All or a material part of the undertaking, assets, rights or revenues of Lessee or any of its Significant Subsidiaries are seized, nationalized, expropriated or compulsorily acquired by or under the authority of any Governmental Authority.

              (k) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of Lessee under Title IV of ERISA to the Pension Plan or PBGC in an aggregate amount in excess of $10,000,000; (ii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by Lessee which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $10,000,000; or (iii) any of the representations and warranties contained in Subparagraph 4.01(k) of the Participation Agreement shall cease to be true and correct which, individually or in combination, has resulted or could reasonably be expected to result in a Material Adverse Effect.

              (l) Operative Documents. Any Operative Document to which Lessee is a party or any material term thereof shall cease to be, or be asserted by Lessee or any of its Significant Subsidiaries not to be, a legal, valid and binding obligation of Lessee or such Significant Subsidiary enforceable in accordance with its terms.

              (m) Dissolution, Etc. Lessee or any of its Significant Subsidiaries shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), except to the extent expressly permitted by clause (i) of Subparagraph 5.2(c) of the Participation Agreement, (ii) suspend its operations other than in the ordinary course of business, or (iii) take any corporate action to authorize any of the actions or events set forth above in this Subparagraph 9.1(m).

              (n) Change of Control. Any Change of Control shall occur.

              (o) Material Adverse Effect. Any event(s) or condition(s) which is
       (are) reasonably likely to have a Material Adverse Effect shall occur or exist.

              (p) Repurchase of Subordinated Debt. Any event shall occur permitting the holders of any Subordinated Debt to require the repurchase of such Subordinated Debt prior to its stated maturity, which shall not include restricted payments made pursuant to Subparagraph 5.3(e) of the Participation Agreement.

              (q) Notice of Termination. A Landlord has given a notice of termination under a Ground Lease and within 15 days thereafter, (i) such notice of termination has not been rescinded in writing, (ii) Lessee has not moved all of the Items of Equipment located on the property subject to such Ground Lease to a location permitted by


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LSI Logic Trust No. 2001-A                            Lease Intended as Security

       Section 6.1 of this Lease or (iii) Lessee has not provided to the Participants assurances reasonably satisfactory to the Required Participants that the events in clauses (i) or (ii) above will be satisfied within 75 days of such notice of termination.

       Section 9.2. Remedies. (a) If any Lease Event of Default exists, Lessor shall have the rights, options and remedies set forth below and Lessor may exercise in any order one or more or all of the following remedies, to the extent permitted under Applicable Laws and Regulations (it being understood that no remedy herein conferred is intended to be exclusive of any other remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute): (i) declare the entire outstanding Lease Balance to be due and payable, together with accrued and unpaid Rent and any other amounts payable under the Operative Documents (without double counting); (ii) proceed by appropriate court action or actions either at law or in equity, to enforce the declaration of the amounts described in clause (i) above, the performance by Lessee of the applicable covenants of this Lease and the other Operative Documents (including but not limited to Section 11.2 hereof) or to recover damages for the breach thereof; (iii) terminate this Lease by notice in writing to Lessee, but Lessee shall remain liable as hereinafter provided; (iv) enforce the Lien given hereunder pursuant to the UCC or any other law; (v) enter upon the premises where any of the Lessee Collateral may be and take possession of all or any of such Lessee Collateral and exercise any of its rights with respect thereto; (vi) require Lessee to assemble and return each Item of Equipment as provided below; and (vii) avail itself of the rights, options and remedies of a secured party under the UCC (regardless of whether the UCC or a law similar thereto has been enacted in a jurisdiction wherein the rights or remedies are asserted) or any other law.

       (b) If Lessor exercises the option set forth in clause (a)(vi) above, Lessee shall, at its own expense, (i) forthwith deliver (to the extent permitted under Applicable Laws and Regulations) exclusive possession of such Items of Equipment to Lessor, at a location or locations designated by Lessor in the 48 contiguous United States, together with a copy of an inventory list of such Items of Equipment then subject to this Lease, all then current plans, specifications and operating, maintenance and repair manuals in the possession of Lessee and its Affiliates and relating to such Items of Equipment that have been received or prepared by Lessee, appropriately protected and in the condition required by Article VI hereof (and in any event in condition to be placed in immediate revenue service) and free and clear of all Liens other than Lessor Liens and (ii) otherwise comply with the provisions of clauses (i) through (iv) of Section 12.4(b). In addition, Lessee shall, for 180 days after redelivery of such Items of Equipment, at Lessee's expense, (i) maintain (or cause to be maintained) such Items of Equipment in the condition required by
Article VI and free and clear of all Liens other than Lessor Liens, (ii) store such Items of Equipment in accordance with all manufacturer's recommendations, and (iii) keep all of such Items of Equipment insured in accordance with Section
7.2. This paragraph shall survive termination of this Lease.

       (c) Following the foreclosure of Lessee's interest in the Equipment and the other Lessee Collateral, Lessee shall take such action as Lessor or Agent shall reasonably request in order to notify each sublessee of any Item of Equipment of such foreclosure and the succession of Agent, Lessor or its designee to ownership and operation thereof.


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LSI Logic Trust No. 2001-A                            Lease Intended as Security

       (d) Notwithstanding the foregoing, if any Lease Event of Default described in Section 9.1(e) or (f) shall have occurred and be continuing, then the entire outstanding Lease Balance and all accrued and unpaid Rent and other amounts payable under the Operative Documents (without double counting) shall automatically and immediately become due and payable, without presentment, demand, notice, declaration, protest or other requirements of any kind, all of which are hereby expressly waived.

       Section 9.3. Sale of Lessee Collateral. In addition to the remedies set forth in Section 9.2, if any Lease Event of Default shall occur, Lessor may, but is not required to, sell the Lessee Collateral in one or more sales. Any Participant, Lessor and Agent may purchase all or any part of the Lessee Collateral at such sale. Lessee acknowledges that sales for cash or on credit to a wholesaler, retailer or user of such Lessee Collateral, or at public or private auction, are all commercially reasonable. Any notice required by law of intended disposition by Lessor or Agent shall be deemed reasonably and properly given if given at least 10 days before such disposition.

       Section 9.4. Application of Sale Proceeds. All payments received and amounts held or realized by Lessor at any time when a Lease Event of Default shall be continuing as well as all payments or amounts then held or thereafter received by Lessor and the proceeds of sale pursuant to Section 9.3 shall be distributed to the Agent upon receipt by Lessor for distribution in accordance with Article III of the Loan Agreement.

       Section 9.5. Power of Attorney. Lessee unconditionally and irrevocably appoints Lessor as its true and lawful attorney-in-fact, with full power of substitution, to the extent permitted by Applicable Laws and Regulations, in its name and stead and on its behalf, solely for the purpose of effectuating any sale, assignment, transfer or delivery under this Article IX, if a Lease Event of Default occurs and is continuing, whether pursuant to foreclosure or power of sale or otherwise, and in connection therewith and during an Event of Default to execute and deliver all such deeds, bills of sale, assignments, releases (including releases of this Lease on the records of any Governmental Authority) and other proper instruments as Lessor may reasonably consider necessary or appropriate. Lessee ratifies and confirms all that such attorney or any substitute shall lawfully do by virtue hereof. If requested by Lessor or any purchaser, Lessee shall ratify and confirm any such lawful sale, assignment, transfer or delivery by executing and delivering to Lessor or such purchaser, all deeds, bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

       Section 9.6. Remedies Cumulative; Consents. To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws and Regulations, each and every right, power and remedy herein specifically given to Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. Lessor's, Agent's or


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LSI Logic Trust No. 2001-A                            Lease Intended as Security

the Participants' consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor's, Agent's or the Participants' consent in the future to all similar requests. To the extent permitted by Applicable Laws and Regulations, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor, Agent or the Participants to sell, lease or otherwise use the Equipment, any Item of Equipment or any Part thereof in mitigation of Lessor's, Agent's or the Participants' damages upon the occurrence of a Lease Event of Default or that may otherwise limit or modify any of Lessor's, Agent's or the Participants' rights or remedies under this Article IX.

                                    ARTICLE X
                                  RIGHT TO CURE

       If any Lease Event of Default shall be continuing and in Lessor's reasonably exercised judgment Lessee is not acting diligently and appropriately to cure such Lease Event of Default, Lessor may, but shall not be obligated to, on five (5) Business Days' prior notice to Lessee (except in the event of an emergency, in which case only one Business Day's prior notice shall be required), cure such Lease Event of Default, and Lessor shall not thereby be deemed to have waived any default caused by such failure to cure, and the amount of such payment and the amount of the expenses of Lessor (including reasonable attorneys' fees and expenses) incurred in connection with such cure (to the extent notice has been given with respect thereto), together with interest thereon at the Overdue Rate, shall be deemed Supplemental Rent, payable by Lessee to Lessor within five (5) Business Days after demand and delivery to Lessee of such notice.

                                   ARTICLE XI
               EARLY TERMINATION OPTION AND OBLIGATION TO PURCHASE

       Section 11.1. Early Termination Option. (a) Subject to the limitations contained in Section 11.1(b), on any scheduled Payment Date (the "Early Termination Payment Date") after the Base Term Commencement Date and so long as Lessee has not delivered written notice that it intends to exercise the Sale Option or the Renewal Option, Lessee may, at its option, upon at least 30 days advance written notice to Agent, purchase one or more Items of Equipment subject to this Lease for a purchase price equal to the Early Termination Purchase Amount plus any Break Funding Amounts, if any (the "Early Termination Option"). Upon the payment of the Early Termination Purchase Amount by Lessee in accordance with the provisions of the preceding sentence, Lessor shall execute and deliver to Lessee such documents as may be reasonably requested to release or evidence the release of the Item or Items of Equipment subject to the Early Termination Option from the terms and scope of this Lease and the other Operative Documents (without representations or warranties, except that the Items of Equipment are free and clear of Lessor Liens), in such form as may be reasonably requested by Lessee, all at Lessee's sole cost and expense.

       If Lessee has elected the Early Termination Option with respect to one or more Items of Equipment leased pursuant to any Quarterly Lease Supplement, Lessee shall continue to make all payments of Rent due under this Lease until and including the Early Termination Payment Date.


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Upon payment of the Early Termination Purchase Amount in respect of such Item of
Equipment together with all Basic Rent and Supplemental Rent then due and owing, the remaining scheduled Basic Rent payments under the applicable Quarterly Lease Supplement shall be reduced by an amount equal to the product of the scheduled amount of each such remaining Basic Rent payment (determined in each case prior to the receipt of such Early Termination Purchase Amount), multiplied by the
Item Value Fraction of the Item or Items of Equipment leased pursuant to any Quarterly Lease Supplement subject to such Early Termination Option. In the event Lessee shall elect the Early Termination Option with respect to all of the Items of Equipment then subject to this Lease, the obligation of Lessee to pay Rent hereunder shall cease and the term of this Lease shall end on the date of such payment.

       (b) Lessee shall not be entitled to elect the Early Termination Option with respect to less than all of the Items of Equipment then subject to this Lease unless:

              (i) after giving effect to such Early Termination Option and all Early Termination Options previously exercised by Lessee, the aggregate Early Termination Purchase Amount paid with respect to Items of Equipment leased under each Quarterly Lease Supplement during the term of the Lease shall not exceed 25% of the aggregate Purchase Price of all Items of Equipment subject to such Quarterly Lease Supplement as of the date of such Quarterly Lease Supplement; and

              (ii) the Lessee shall have delivered an Appraisal at Lessee's sole expense to the Agent which is reasonably satisfactory in scope and form to the Participants (which has been prepared by an appraiser selected by the Participants and approved by Lessee (such approval not to be unreasonably withheld)) that confirms that, after giving effect to such Early Termination Option with respect to any Items of Equipment leased pursuant to any Quarterly Lease Supplement, End of Term Value Ratio of the Items of Equipment remaining subject to such Quarterly Lease Supplement is not less than the End of Term Value Ratio of all Items of Equipment referred to and as set forth in the Appraisal delivered on the Document Closing Date.

       Section 11.2. Required Purchase. So long as Lessor has not exercised any other remedy inconsistent therewith, Lessee shall be obligated to purchase all of the Items of Equipment for the Purchase Amount automatically and without notice upon the occurrence of any Lease Event of Default described in clause
(e)(vi) or (f) of Section 9.1 and, within five (5) Business Days after notice from Lessor, upon the occurrence of any other Lease Event of Default, and upon receipt of the Purchase Amount, the Items of Equipment shall be transferred to Lessee pursuant Section 11.1.

                                   ARTICLE XII
                                LEASE TERMINATION

       Section 12.1. Lessee's Options. Not later than 360 days nor earlier than 390 days in the case of the Sale Option or not later than 120 days nor earlier than 150 days in the case of the Renewal Option or the Purchase Option prior to the last day of the Base Term or any Renewal Term, Lessee shall, by delivery of written notice to Agent and the Lessor, exercise one of the


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LSI Logic Trust No. 2001-A                            Lease Intended as Security

following options; provided, however, that Lessee may not exercise the Renewal Option if such exercise would result in more than two (2) Renewal Terms in the aggregate:

              (a) Renew this Lease with respect to all, but not less than all, of the Items of Equipment for an additional one-year Renewal Term (the "Renewal Option") on the terms and conditions set forth herein and in the Operative Documents; provided, however, that such Renewal Option shall be available at the end of the Lease Term (or the Lease Term as previously so renewed) only if the conditions to the Renewal Option set forth in
       Section 2.18 of the Participation Agreement are satisfied;

              (b) Purchase for cash for the Purchase Amount all, but not less than all, of the Items of Equipment then subject to this Lease on the last day of the Base Term or any Renewal Term (the "Purchase Option"); and if Lessee shall have elected to purchase the Items of Equipment, Lessor shall, upon the payment to Lessor of the Purchase Amount then due and payable by Lessee under the Operative Documents, transfer all of Lessor's right, title and interest in and to the Items of Equipment "as-is" without recourse or warranty (except as to the absence of Lessor Liens); or

              (c) Sell on behalf of Lessor for cash to a purchaser or purchasers all, but not less than all, of the Items of Equipment then subject to this Lease on the last day of the Base Term or any Renewal Term (the "Sale Option"). Lessee's right to sell the Items of Equipment pursuant to the Sale Option shall be conditioned upon and subject to the fulfillment by Lessee of each of the terms and conditions set forth in this Article
       XII. Simultaneously with a sale pursuant to the Sale Option, Lessee shall pay or cause to be paid to Lessor on the last day of the Base Term or the Renewal Term, as Supplemental Rent for the benefit of the Lessor, from the gross proceeds of the sale of the Equipment, without deductions or expense reimbursements (the "Sale Proceeds"), the aggregate outstanding Lease Balance as of the last day of the Base Term or Renewal Term (as determined after any payment of all Basic Rent due and all other amounts owing by Lessee on such date). In the case of any Related Lease Supplements, if the Sale Proceeds for the Equipment subject to such Related Lease Supplements exceed the aggregate outstanding Lease Balance relating to such Related Lease Supplements, Lessee will retain the portion of the Sale Proceeds in excess thereof. In the case of any Related Lease Supplements, if the Sale Proceeds for the Equipment subject to such Related Lease Supplements are less than the aggregate outstanding Lease Balance relating to such Related Lease Supplements, Lessee will pay to Lessor (from Lessee's own funds), as Supplemental Rent for the benefit of the Lessor, on the last day of the Base Term or Renewal Term, in addition to the Sale Proceeds, the difference up to an amount equal to the lesser of (i) the outstanding Lease Balance relating to such Related Lease Supplements or (ii) the Applicable Percentage Amount relating to such Related Lease Supplements (less the amount of Sale Proceeds, if any, of such Related Lease Supplements applied by Lessor), it being understood, however, that (i) in no event shall the sum of the Sale Proceeds for the Equipment subject to such Related Lease Supplements received by Lessor and the Applicable Percentage Amount relating to such Related Lease Supplements exceed the outstanding Lease Balance relating to such Related Lease Supplements and (ii) the amount payable pursuant to this Section 12.1(c)


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       shall in no event be construed to limit any other obligation of Lessee under the Operative Documents, including, without limitation, pursuant to
       Article VII and Section 9.9 of the Participation Agreement. The obligation of Lessee to pay the amounts determined pursuant to this
       Section 12.1(c) shall be a recourse obligation of Lessee and shall be payable on the last day of the Base Term or Renewal Term. All amounts paid to Lessor pursuant to this Section 12.1(c) shall be distributed in accordance with Section 2.4(c) of the Loan Agreement.

       Section 12.2. Election of Options. Lessee's election (or deemed election) of the Purchase Option shall be irrevocable at the time when made by Lessee. In the event Lessee fails to make a timely election under Section 12.1 hereof, Lessee shall be deemed to have elected the Renewal Option. To the extent that the Renewal Option is not available for any reason (including because of the Participants' refusal to consent to a Renewal Option Request), Lessee shall be deemed to have elected the Purchase Option. Lessee may not elect the Sale Option if there exists on the date the election is made a Lease Default or a Lease Event of Default. In addition, the Sale Option shall automatically be revoked if there exists a Lease Default or Lease Event of Default at any time after the Sale Option is properly elected (whether or not such Lease Default or Lease Event of Default is cured) or Lessee fails to comply with each of the other terms and conditions set forth in this Article XII, in which case Lessee shall be required to purchase on the last day of the Base Term or Renewal Term all of the Items of Equipment pursuant to the Purchase Option and Lessor shall be entitled to exercise all rights and remedies provided in Article IX.

       Section 12.3. [Intentionally Omitted].

       Section 12.4. Sale Option Procedures. (a) If Lessee elects the Sale Option, Lessee shall use its reasonable commercial efforts to obtain the highest all cash purchase price for the Items of Equipment. All costs related to such sale and delivery, including, without limitation, the cost of sales agents, removal of the Items of Equipment, delivery of documents and the Items of Equipment to any location designated by a buyer or prospective buyer, legal costs, costs of notices, commissions, escrow fees, filing fees, appraisal fees, license fees, transfer taxes, any advertisement or other similar costs, or other information and of any parts, configurations, repairs or modifications desired by a buyer or prospective buyer and the costs associated with the satisfaction of the conditions set forth in Section 12.4(b) below shall be borne entirely by Lessee, without regard to whether such costs were incurred by Agent, Lessor, Lessee or any potentially qualified buyer, and shall in no event be paid from any of the Sale Proceeds. Neither Agent nor Lessor shall have any responsibility for procuring any purchaser. If, nevertheless, Agent, at the direction of the Participants, or Lessor, undertakes any sales efforts, Lessee shall promptly reimburse Agent and/or Lessor for any charges, costs and expenses incurred in such effort, including any allocated time charges, costs and expenses of internal counsel or other attorneys' fees. Upon a sale pursuant to the Sale Option, the Items of Equipment shall be in at least the condition required by
Section 9.2(b). Lessor shall determine whether to accept the highest all cash offer for the Items of Equipment, which determination shall be made by the Participants. Any purchaser or purchasers of the Items of Equipment shall not be an Affiliate of Lessee or have any understanding or arrangement with Lessee regarding the future use of the Items of Equipment. On the last day of the Base Term or Renewal Term, so long as no Lease Event of Default or Lease Default exists: (i) Lessee shall transfer all of Lessee's right, title and interest in


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the Items of Equipment, or cause the Items of Equipment to be so transferred, to such purchaser or purchasers, if any, in accordance with all of the terms of this Lease; (ii) subject to the simultaneous payment by Lessee of all amounts due under clause (iii) of this sentence, Lessor shall, without recourse or warranty, except as to the absence of Lessor Liens, transfer by quitclaim Lessor's right, title and interest in and to the Items of Equipment to such purchaser or purchasers; and (iii) Lessee shall simultaneously pay to Lessor all of the amounts contemplated in Section 12.1(c).

       (b) The Lessee's effective exercise and consummation of the Sale Option with respect to the Items of Equipment shall be subject to the due and timely fulfillment of each of the following provisions as to the Items of Equipment as of the dates set forth below:

              (i) Lessee shall furnish to Lessor and Agent, on the last day of the Base Term or Renewal Term, a certification from the manufacturer that the Items of Equipment have been calibrated as necessary to be eligible for manufacture's maintenance program and have been maintained at or modified to meet the latest available version and/or revision levels of all hardware and software requirements applicable to the specific model of Equipment as deemed necessary by the manufacturer;

              (ii) Lessee shall have the Items of Equipment de-installed, packaged and crated by the manufacturer's technicians or service providers certified by the manufacturer, and Lessee shall furnish to Lessor, Agent and the purchaser, a certification from the manufacturer's technicians or service providers certified by the manufacturer that the Items of Equipment are in good condition prior to shipment;

              (iii) Lessee shall furnish to Lessor and Agent all applicable and corresponding instruction and service manuals, service and repair records, and descriptive brochures;

              (iv) Lessee shall cause the Items of Equipment to be delivered to any point in the United States as selected by the purchaser, in a suitable manner which is specifically designed for the transportation of electronic components and equipment and in a manner consistent with the manufacturer's recommendations for transporting and packaging the Items of Equipment;

              (v) Lessee shall not enter into any additional Subleases or renew any Subleases with respect to the Items of Equipment following Lessee's election of the Sale Option, and following Lessee's election of the Sale Option, Lessee shall not remove any Permitted Modifications or commence any voluntary Permitted Modifications under Section 6.4 without the prior written consent of the Participants;

              (vi) The Lessee shall submit all bids to the Lessor and the Participants, and the Lessor will have the right to review the same and to submit any one or more bids. All bids shall be on an all-cash basis unless the Participants shall otherwise agree in their sole discretion. The Lessee shall deliver to the Lessor and the Participants not less than ninety (90) days prior to the Lease Expiration Date a binding written unconditional (except as set forth below), irrevocable offer by such purchaser or purchasers offering the


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       highest all-cash bid to purchase all, but not less than all, of the Items of Equipment (unless otherwise agreed to by the Participants). Subject to Lessor's rights in the immediately succeeding sentence, Lessor shall accept or reject in writing such written unconditional offer within 20 Business Days of receipt thereof by Lessor. If Lessor in the exercise of its reasonable judgment believes that the Sale Proceeds to be paid to the Lessor pursuant to clause (xii) below from a proposed bid which the Lessee desires to accept is less than the Fair Market Value, then Lessor may condition its obligation to accept any such bid upon Lessor's receipt of an appraisal demonstrating that such proposed bid is for an amount at least equal to the Fair Market Value of the Items of Equipment as established by such appraisal. In such case then Lessor shall promptly following the receipt of such bid, engage an independent appraiser, reasonably satisfactory to the Participants and Lessee, at Lessee's expense, to determine (by appraisal methods reasonably satisfactory to the Participants) the Fair Market Value of the Items of Equipment as of the Lease Expiration Date. The selection of the independent appraiser shall be completed within ten (10) Business Days of the receipt by Lessor of the written unconditional offer. A copy of such appraisal shall be delivered to each of the Participants not later than 20 Business days after the selection of the independent appraiser. The appraiser will be instructed to assume that the Items of Equipment are in the condition required by and have been maintained in accordance with this Lease. Any such appraisal shall be at the sole cost and expense of Lessee.

              (vii) In connection with any such sale of the Items of Equipment, the Lessee will provide to the purchaser all customary "seller's" indemnities, representations and warranties regarding title, absence of Liens (except Lessor Liens and Liens relating to the interest or rights of Lessee) and the condition of such Items of Equipment. The Lessee shall have obtained, at its cost and expense, all required governmental and regulatory consents and approvals and shall have made all filings as required by Applicable Laws in order to carry out and complete the transfer of the Items of Equipment. Any agreement as to such sale shall be in form and substance reasonably satisfactory to the Participants. If the Lessee properly exercises the Sale Option, then the Lessee shall, upon a sale thereunder, and at its own cost, transfer or cause to be transferred possession of the Items of Equipment to the independent purchaser(s) thereof, in each case by surrendering the same into the possession of such purchaser(s), free and clear of all Liens, other than Lessor Liens, and in the condition required by this Lease, and the Lessee shall execute and deliver to such purchaser(s) at the Lessee's cost and expense a bill of sale with respect to the Items of Equipment, warranting that such Items of Equipment are free and clear of all Liens, other than Lessor Liens, together with an assignment, without warranty of any kind, of Lessee's rights, if any, under any purchase contracts. The Lessee shall, on and within a reasonable time before and up to two years after the Lease Expiration Date, cooperate reasonably with the Lessor and the purchaser(s) of the Items of Equipment in order to facilitate the purchase and use by such purchaser(s) of the Items of Equipment, which cooperation shall include the following, all of which the Lessee shall do on or before the Lease Expiration Date or as soon thereafter as is reasonably practicable: providing reasonable access to all books and records regarding the maintenance, use and ownership of the Items of Equipment and all know-how, data and technical information regarding the use and maintenance of the Equipment thereto, granting or assigning all


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       licenses necessary for the operation and maintenance of the Items of
       Equipment, and cooperating reasonably in seeking and obtaining all necessary Governmental Action. The obligations of the Lessee under this paragraph shall survive the expiration or termination of this Lease.

              (ix) The Lessee shall, to the extent permitted by Applicable Laws, assign, and shall cooperate with all reasonable requests of the Lessor or the purchaser for obtaining any and all licenses, permits, approvals and consents of any Governmental Authorities or other Persons that are or will be required to be obtained by the Lessor or such purchaser in connection with its use, operation, control or maintenance of the Items of Equipment in compliance with Applicable Laws.

       Except as expressly set forth herein, the Lessee shall have no right, power or authority to bind the Lessor in connection with any proposed sale of the Items of Equipment.

       Section 12.5. Certain Obligations Continue. During the period following Lessee's exercise of the Sale Option and until and including the Lease Expiration Date, the obligation of the Lessee to pay Rent with respect to the Items of Equipment (including the installment of Rent due on the Lease Expiration Date) shall continue undiminished. The Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of the Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article 12.

       Section 12.6. Failure to Sell Items of Equipment. If Lessee shall exercise the Sale Option and shall fail to sell the Items of Equipment on the Lease Expiration Date in accordance with Section 12.1(c) and subject to the provisions of Section 12.4, then Lessee and Lessor hereby agree as follows:

              (a) Lessee shall continue to use reasonable commercial efforts as non-exclusive agent for Lessor to sell the Items of Equipment on behalf of Lessor in accordance with this Section 12.6 for the period (the "Extended Remarketing Period") commencing on the Lease Expiration Date and ending on the earlier of (i) the sale of the Items of Equipment in accordance with the provisions of this Section 12.6 or such earlier date as Lessor has received payment in full of the Lease Balance and all accrued and unpaid Rent and (ii) the delivery of a written notice from Lessor to Lessee at any time terminating the Extended Remarketing Period, which notice shall indicate that such termination is being made pursuant to this Section 12.6(a)(ii) and the date such termination shall be effective, which date shall be the Lease Expiration Date if such notice is given prior to the Lease Expiration Date. Without limiting the foregoing, each of the conditions contained in Article XII shall be applicable to the Extended Remarketing Period and any sale during such period. Lessor's appointment of Lessee as Lessor's nonexclusive agent to use its reasonable commercial efforts to obtain the highest all-cash price for the purchase of the Items of Equipment shall not restrict Lessor's right to market or lease the Items of Equipment, to retain one or more sales agents or brokers at Lessee's sole cost and expense.


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              (b) On the Lease Expiration Date, Lessee shall (i) pay to Lessor the Applicable Percentage Amount and all other Rent due and owing hereunder and (ii) at Lessor's request either (A) return possession of the Items of Equipment to Lessor in accordance with Section 12.4(b) and in the condition required by this Lease or (B) de-install, package and crate the Equipment in accordance with Section 12.4(b) of the Lease and insure and store the Equipment in accordance with all manufacturer's recommendations and this Lease for the Extended Remarketing Period; provided that such insurance and storage shall be at Lessee's expense for only the first 180 days of the Extended Remarketing Period. Thereafter, this Lease shall terminate except as provided herein, Lessee shall have no further obligation to pay Basic Rent. Following the Lease Expiration Date, Lessor shall be free to sell or lease the Items of Equipment to any party at such reasonable times and for such amounts as Lessor deems commercially reasonable and appropriate in order to maximize Lessor's opportunity to recover the Lease Balance. Following the Lease Expiration Date, Lessor shall have the right to enter into leases for the Items of Equipment at fair market rentals and otherwise on commercially reasonable terms, and the net operating cash flow therefrom shall be payable to Lessor in reduction of the Lease Balance and Interest and Yield due and owing under the Operative Documents.

              (c) Lessor reserves all rights under this Lease and the other Operative Documents arising out of Lessee's breach of any provisions of this Lease (including this Article 12), occurring prior to or on the Lease Expiration Date, including the right to sue Lessee for damages.

              (d) To the greatest extent permitted by law and subject to Section 12.6(e) below, Lessee hereby unconditionally and irrevocably waives, and releases Lessor from, any right to require Lessor during or following the Extended Remarketing Period to sell the Items of Equipment in a timely manner or for any minimum purchase price or on any particular terms and conditions, Lessee hereby agreeing that if Lessee shall elect the Sale Option, its ability to sell the Items of Equipment on or prior to the Lease Expiration Date and to cause any Person to submit a bid to Lessor pursuant to Section 12.4 shall constitute full and complete protection of Lessee's interest hereunder.

              (e) In addition, if Lessor has not sold the Items of Equipment within two (2) years after its termination of the Extended Remarketing Period, Lessor shall appoint a qualified independent sales agent to sell the Items of Equipment pursuant to the first bona fide offer received by a creditworthy offeror for an all-cash purchase price at the then Fair Market Value of the Items of Equipment to the extent the conditions therefor are satisfied. Any proceeds resulting from the operation of this
       Section 12.6 shall be applied net of sale costs, commissions and property maintenance costs. To determine whether an offer is for the Fair Market Value of the Items of Equipment, Lessor may condition its obligation to sell on its receipt of an appraisal in accordance with Section 12.4(a)(vii). Any determination as to the bona fide nature of an offer or creditworthiness of the offeror shall be made in the reasonable judgment of Lessor and Agent.


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              (f) With respect to Items of Equipment subject to a Lease
       Supplement, if a sale of such Items of Equipment occurs during the Extended Remarketing Period (i) the Lessor shall be entitled to the Sale Proceeds for such Items of Equipment in an amount not to exceed the outstanding Lease Balance relating to such Lease Supplement and all other amounts due and owing under the Operative Documents with respect thereto (including any Interest and Yield) and any such excess shall be for the benefit of Lessee and (ii) Lessee shall comply with the provisions of this Article XII including, but not limited to, Section 12.4.

                                  ARTICLE XIII
                OWNERSHIP AND GRANT OF LIEN AND SECURITY INTEREST

       Section 13.1. Grant of Lien and Security Interest. Title to the Items of Equipment shall remain in Lessor as security for the obligations of Lessee hereunder and under the other Operative Documents to which it is a party until Lessee has fulfilled all of its obligations hereunder and thereunder. Lessee hereby grants, assigns, hypothecates, transfers and pledges to Lessor, a lien and security interest in each Item of Equipment and in each Sublease covering any Item of Equipment that may be entered into from time to time in accordance with the provisions of this Lease, and Lessee hereby grants to Lessor a continuing lien and security interest in and assigns to Lessor all of Lessee's rights, title and interest in all of the other Lessee Collateral, to secure the payment of all sums due hereunder and under the other Operative Documents to which it is a party and the performance of all other obligations hereunder and under the other Operative Documents to which it is a party. Lessee also hereby assigns to Lessor all of its rights under any and all purchase contracts relating to each Item of Equipment listed on the applicable Lease Supplement.

       Section 13.2. Retention of Sale Proceeds. If Lessee would be entitled to any amount (including any Casualty Recoveries) held by Lessor or Agent or title to any Item of Equipment hereunder but for the existence of any Material Lease Default or Lease Event of Default, Agent shall hold such amount or Item of Equipment as part of the Lessee Collateral and during an Event of Default shall be entitled to apply such amounts against any amounts due hereunder; provided, that Agent shall distribute such amount or transfer such Item of Equipment, to the extent not theretofore applied, in accordance with the other terms of this Lease if and when no Material Lease Default or Lease Event of Default exists.

       Section 13.3. Chief Executive Office . Lessee shall not change its chief executive office unless Lessee has given Agent not less than thirty (30) days' prior written notice and Lessee has executed and filed such UCC financing statements as Agent may reasonably request during such thirty day period to protect the security interests of Lessor and Agent granted by the Operative Documents.


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                                   ARTICLE XIV
                                  MISCELLANEOUS

       Section 14.1. Effect of Waiver. No delay or omission to exercise any right, power or remedy accruing to Lessor upon any breach or default of Lessee hereunder shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of or in any similar breach or default thereafter occurring, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Lessor of any breach or default under this Lease must be specifically set forth in writing and must satisfy the requirements set forth in Section 14.5 with respect to approval by Lessor.

       Section 14.2. Survival of Covenants. All representations, warranties and covenants of the parties hereto shall survive the expiration or termination of this Lease to the extent arising prior to any such expiration or termination.

       Section 14.3. Governing Law. THIS LEASE HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF, THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.

       Section 14.4. Notices. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be delivered and shall be deemed to have been given in accordance with Section 9.3 of the Participation Agreement.

       Section 14.5. Amendment; Complete Agreements. Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought. This Lease, together with the other Operative Documents, is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein and therein. No course of prior dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease or any other Operative Document. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease or any other Operative Document. No representations, undertakings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth in the Operative Documents.

       Section 14.6. Counterparts. This Lease has been executed in several numbered counterparts. Only the counterpart designated as counterpart "No. 1" shall be deemed to be an original or to be chattel paper for purposes of the Uniform Commercial Code, and such copy shall be held by Agent.


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       Section 14.7. Severability. Whenever possible, each provision of this
Lease shall be interpreted in such a manner as to be effective and valid under Applicable Laws and Regulations; but if any provision of this Lease shall be prohibited by or invalid under Applicable Laws and Regulations, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease.

       Section 14.8. Successors and Assigns. This Lease shall be binding upon the parties hereto and their respective permitted successors and assigns and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

       Section 14.9. Captions; Table of Contents. Section captions and the table of contents used in this Lease (including the Schedules and Exhibits hereto) are for convenience of reference only and shall not affect the construction of this Lease.

       Section 14.10. Schedules and Exhibits. The Schedules and Exhibits hereto, along with all attachments referenced in any of such items, are incorporated herein by reference and made a part hereof.

       Section 14.11. Liability of Lessor Limited. The parties hereto agree that Bank shall have no personal liability whatsoever to Lessee or its respective successors and assigns for any Claim based on or in respect of this Lease or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby; provided, however, that Bank shall be liable in its individual capacity (a) for its own willful misconduct or gross negligence,
(b) for liabilities that may result from the incorrectness of any representation or warranty expressly made by it in its individual capacity or from the failure of Bank to perform its covenants and agreements set forth in the Operative Documents, (c) for any Tax based on or measured by any fees, commission or compensation received by it for acting as Lessor as contemplated by the Operative Documents, or (d) for negligent handling of funds. It is understood and agreed that, except as provided in the preceding proviso: (i) Bank shall have no personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents; (ii) all obligations of Lessor to Lessee are solely nonrecourse obligations except to the extent that it has received payment from others; (iii) all such personal liability of Bank is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by Bank and (iv) this Lease is executed and delivered by Bank solely as Certificate Trustee in the exercise of the powers expressly conferred upon it as Lessor under the Trust Agreement.

       Section 14.12. Successor Lessor. Lessee agrees that, in the case of the appointment of any successor Certificate Trustee pursuant to the Trust Agreement and the other Operative Documents, such successor shall, upon written notice by such successor to Lessee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor for all purposes hereof and without in any way altering the terms of this Lease or Lessee's obligations hereunder.

       Section 14.13. No Accord and Satisfaction. The acceptance by Lessor of any sums from Lessee (whether as Interim Rent, Basic Rent or otherwise) in amounts which are less than the amounts due and payable by Lessee hereunder is not intended, nor shall be construed, to


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constitute an accord and satisfaction of any dispute between Lessor and Lessee regarding sums due and payable by Lessee hereunder, unless the Required Participants specifically deem it as such in writing.

       Section 14.14. Enforcement of Certain Warranties. Unless a Lease Event of Default shall have occurred and be continuing, Lessor authorizes Lessee (directly or through agents), at Lessee's expense, to assert, during the Lease Term, all of Lessor's rights (if any) under any applicable warranty and any other claim that Lessee or Lessor may have under the warranties provided in connection with the Items of Equipment and Lessor agrees to cooperate, at Lessee's expense, with Lessee and its agents in asserting such rights. Any amount recovered by Lessee under any such warranties shall be retained by or paid over to Lessee, subject to Section 14.15.

       Section 14.15. Security Interest in Funds. As long as a Material Lease Default or Lease Event of Default shall have occurred and be continuing, any amount that would otherwise be payable to Lessee under the Operative Documents shall be paid to or retained by Lessor (including amounts to be paid to Lessee pursuant to Article VII or Section 14.14) as security for the performance by Lessee in full of its obligations under this Lease and the other Operative Documents, and, in the case of any existing Event of Default, it may be applied to the obligations of Lessee hereunder and under the other Operative Documents and distributed pursuant to Section 9.4. At such time as no Material Lease Default or Lease Event of Default shall be continuing, such amounts, net of any amounts previously applied to Lessee's obligations hereunder or under any other Operative Documents, shall be paid to Lessee. Any such amounts which are held pending payment to Lessee or application hereunder shall be invested by Lessor as directed from time to time in writing by Lessee, and at the expense and risk of Lessee, in Permitted Investments. Any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) shall be applied from time to time in the same manner as the principal invested. Lessor shall not be liable for any losses on such investments. Lessee will promptly pay to Lessor on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment), such amount to be held, paid and applied in the same manner as other amounts subject to this Section 14.15.

                [Remainder of this page intentionally left blank]

LSI Logic Trust No. 2001-A                            Lease Intended as Security

       IN WITNESS WHEREOF, the undersigned have each caused this Lease Intended as Security to be duly executed and delivered by their respective representatives thereunto duly authorized as of the day and year first above written.


                                        FIRST SECURITY BANK, NATIONAL
                                          ASSOCIATION, not in its individual
                                          capacity, except as expressly stated
                                          herein, but solely as Certificate
                                          Trustee, as Lessor

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                        LSI LOGIC CORPORATION, as Lessee

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                    EXHIBIT A
                          TO LEASE INTENDED AS SECURITY
                           DATED AS OF APRIL 20, 2001
                         (LSI LOGIC'S TRUST NO. 2000-A)

                 FORM OF [QUARTERLY] [MONTHLY] LEASE SUPPLEMENT

COUNTERPART NO. __ OF __ SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

       [Quarterly] [Monthly] LEASE SUPPLEMENT dated as of _____________, 200_ (this "Lease Supplement") between LSI LOGIC CORPORATION, a Delaware corporation (the "Lessee"), and FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Certificate Trustee under the Trust Agreement (the "Lessor");

                                   WITNESSETH:

       WHEREAS, Lessee and Lessor have heretofore entered into that certain Lease Intended as Security dated as of April 20, 2001 (the "Lease"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Lease; and

       WHEREAS, the Lease provides for the execution and delivery of a Lease Supplement on each Advance Date substantially in the form hereof for the purpose of confirming the acceptance and lease of certain Items of Equipment and setting forth certain other matters, all as required pursuant to the Lease;

       NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

              1. Inspection and Approval. Lessee hereby acknowledges and confirms that it has inspected and approved the Items of Equipment set forth on Schedule I hereto for all purposes of the Lease and the other Operative Documents and, as between the Lessor and the Lessee, such Items of Equipment comply in all material respects with the specifications for such Items of Equipment, are in good working order, repair, condition and appearance, and without defect therein with respect to design, manufacture, conditions, operation and fitness for use. Lessee reaffirms, as to the Items of Equipment set forth in Schedule I, each of the waivers, acknowledgments and agreements of Lessee set forth in Section
       2.2 of the Lease.

              2. Delivery and Acceptance. Lessor hereby confirms delivery and lease to the Lessee, and the Lessee hereby confirms acceptance of delivery and lease from the Lessor, under the Lease as hereby supplemented, of the Items of Equipment listed on Schedule I hereto.

              3. Warranty. Lessee hereby represents and warrants that no event which would constitute a Casualty under the Lease has occurred with respect to the Items of Equipment set forth on Schedule I hereto (without regard to any Schedule I to any Monthly Lease Supplement incorporated pursuant to Section 6(b) hereof) as of the date hereof. Lessee hereby reaffirms each of the representations and warranties set forth in Section
       4.1 of the Participation Agreement as if made on the date hereof, including that the Items of Equipment set forth on Schedule I hereto (without regard to any Schedule I to any Monthly Lease Supplement incorporated pursuant to Section 6(b) hereof) are free and clear of all Liens other than Permitted Liens, except for any representation or warranty which is expressly made only as of an earlier date, which is true in all material respects only as of such date.

              4. Term and Interim Term. The term of this Lease Supplement shall commence on the date hereof or, with respect to any prior Monthly Lease Supplements incorporated pursuant to Section 6(b) hereof, the date of such Monthly Lease Supplements, and, in each case, end on the Lease Expiration Date. The Interim Term of this Lease Supplement shall commence on the date hereof or, with respect to any prior Monthly Lease Supplements incorporated pursuant to Section 6(b) hereof, the date of such Monthly Lease Supplements, and, in each case, end on the Interim Term Termination Date.

              5. Confirmation. Lessee hereby confirms its agreement, in accordance with the Lease as supplemented by this Lease Supplement, to pay Rent to the Agent, for the benefit of the Lessor, for each Item of Equipment leased hereunder. Nothing herein shall reduce Lessee's obligation to make all other payments required under the Lease, including those payments to be made on the last day of the Lease Term pursuant to
       Article XII of the Lease.

              6. Incorporation into Lease. [a]* This Lease Supplement shall be construed in connection with and as part of the Lease, and all terms, conditions and covenants contained in the Lease, as supplemented by this Lease Supplement, shall be and remain in full force and effect and shall govern the Items of Equipment described on Schedule I hereto.

              [(b) Incorporation of Monthly Lease Supplements. This Quarterly Lease Supplement shall include and incorporate all Monthly Lease Supplements (and all of the Items of Equipment subject thereto) executed and delivered by Lessee and Lessor within the immediately preceding ninety (90) days of the date of this Quarterly Lease Supplement, and executed copies of such Monthly Lease Supplements are attached hereto as Attachment __, and this Quarterly Lease Supplements together with such Monthly Lease Supplements shall constitute one and the same Quarterly Lease Supplement for all purposes of the Operative Documents.]*


----------
*  This language only applies to Quarterly Lease Supplements.

              7. References. Any and all notices, requests, certificates and other instruments executed and delivered concurrently with or after the execution and delivery of this Lease Supplement may refer to the "Lease Intended as Security, dated as of April 20, 2001," or may identify the Lease in any other respect without making specific reference to this Lease Supplement, but nevertheless all such references shall be deemed to include this Lease Supplement, unless the context shall otherwise require.

              8. Counterparts. This Lease Supplement may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument.

              9. Governing Law. THIS LEASE SUPPLEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF, THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.

              10. Liability of Lessor Limited. The parties hereto agree that Bank shall have no personal liability whatsoever to Lessee or its respective successors and assigns for any Claim based on or in respect of this Lease Supplement or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby; provided, however, that Bank shall be liable in its individual capacity
       (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds), (b) for liabilities that may result from the incorrectness of any representation or warranty expressly made by it in its individual capacity or from the failure of Bank to perform its covenants and agreements set forth in the Operative Documents (c) for any Tax based on or measured by any fees, commission or compensation received by it for acting as Lessor as contemplated by the Operative Documents, or
       (d) for negligent handling of funds. It is understood and agreed that, except as provided in the preceding proviso: (i) Bank shall have no personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents;
       (ii) all obligations of Lessor to Lessee are solely nonrecourse obligations except to the extent that it has received payment from others; (iii) all such personal liability of Bank is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by Bank and (iv) this Lease Supplement is executed and delivered by Bank solely as Certificate Trustee in the exercise of the powers expressly conferred upon it as Lessor under the Trust Agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Lease Supplement to be duly executed and delivered on the day and year first above written.


                                        FIRST SECURITY BANK, NATIONAL
                                          ASSOCIATION, not in its individual
                                          capacity, but solely as Certificate
                                          Trustee, as Lessor

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                        LSI LOGIC CORPORATION, as Lessee

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                   SCHEDULE I
                               TO LEASE SUPPLEMENT

                            DESCRIPTION OF EQUIPMENT

 NUMBER OF ITEMS
PURCHASED BY LESSOR                                                                       PURCHASE
AND SUBJECT TO THIS           DESCRIPTION OF ITEMS           IDENTIFICATION                PRICE
 LEASE SUPPLEMENT                   EQUIPMENT                   NUMBERS                  (PER ITEM)           LOCATION





                                [TO BE PROVIDED]

                                    EXHIBIT A
                          TO QUARTERLY LEASE SUPPLEMENT

                       [ATTACH MONTHLY LEASE SUPPLEMENTS]

                                   SCHEDULE I
                                    TO LEASE

                              AMORTIZATION SCHEDULE